                        LOUIS KRAVITZ & ASSOCIATES, INC.

                             MASTER TRUST AGREEMENT







                It is hereby certified that the following is a true and correct copy of the Louis Kravitz & Associates, Inc.
                             Master Trust Agreement,
                  as adopted by the Company in the Adoption Agreement.



                        LOUIS KRAVITZ & ASSOCIATES, INC.


                         BY LOUIS KRAVITZ
                            ---------------------------------


    Copyright (C) 1993 Louis Kravitz & Associates, Inc. All Rights Reserved.




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                        LOUIS KRAVITZ & ASSOCIATES, INC.

                             MASTER TRUST AGREEMENT


        This Trust Agreement between the Company and the Trustee is effective as of the Effective Date specified in the Adoption Agreement.

                                    RECITALS

        WHEREAS, the Company established the Plan; and

        WHEREAS, the Plan provides among other things, that the Company shall execute a trust agreement for the purpose of carrying out the Plan; and that contributions made or caused to be made by the Company and any Employers pursuant to the Plan shall be paid over to the Trustee; and

        WHEREAS, the Company desires to establish a trust as provided in the Plan to implement and carry out provisions thereof; and this Trust Agreement is so designed for that purpose and has been designated as a part of the Plan intended to meet the requirements of Sections 401 and 501 of the Internal Revenue Code of 1986, as amended; and

        WHEREAS, the Company desires the Trustee to act as Trustee of the Trust and the Trustee is willing to so act pursuant to the terms of this Trust Agreement;

        NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed by the undersigned as follows:

                                    ARTICLE I


                                   DEFINITIONS

        The following words and phrases when used herein shall have the following meanings, unless the context clearly indicates otherwise. All definitions included in the Plan shall be deemed to be incorporated herein to the extent necessary.

           1.01 "ADMINISTRATOR" shall be the Plan Administrator named in the Adoption Agreement.

           1.02 "COMPANY" shall mean the Company named in the Adoption Agreement, or its successor or successors.

           1.03 "EMPLOYER" OR "EMPLOYERS" shall mean the Company and each other Affiliated Company which may become an Employer pursuant to the terms of the Plan.

           1.04 "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

           1.05 "INVESTMENT MANAGER", if any, shall mean an "investment manager" as defined in Section 3(38) of ERISA, appointed by the Administrator in accordance with the terms of this Trust Agreement and the Plan.

           1.06 "PLAN" shall mean the Plan named in the Adoption Agreement, as amended from time to time.

           1.07 "TRUST" OR "TRUST AGREEMENT" shall mean the Trust named in the Adoption Agreement, and the trust agreement set forth herein, as amended from time to time.

           1.08 "TRUST FUND" shall mean all sums contributed or transferred to this Trust, together with all other property and accruals therefrom, which may hereafter become subject to the Trust.

           1.09 "TRUSTEE" OR "TRUSTEES" shall mean the Trustee(s) named in the Adoption Agreement. If more than one Trustee is named in the Adoption Agreement, the power to act as Trustee shall require the actions described in the Adoption Agreement (e.g., any

        Trustee acting alone, a majority of Trustees acting together, or such other method described in the Adoption Agreement).

                If there is a change in Trustee pursuant to Sections 4.08 and 4.09, the Plan and Trust Agreement need not be amended to include such changes. In lieu of an amendment, the written notice of resignation, removal or appointment/acceptance, or the formal resolution of the Company shall constitute the amendment and be made a part of the Plan and Trust Agreement.


                                      I-2
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                                   ARTICLE II

                 FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES

        2.01   FIDUCIARIES

        The following persons are hereby named as fiduciaries under this Trust.

            (a)   Fiduciaries With Respect to Appointment of Others

                  (i) The Company: Acting through its Governing Body, the Company shall be responsible for the appointment, removal, or replacement of the Administrator and the Trustee.

                  (ii) The Administrator: The Administrator shall be responsible for the appointment, removal, or replacement of any Investment Manager.

            (b)   Fiduciary With Respect to Control or Management of the Assets

                  (i) The Trustee: The Trustee shall be the named fiduciary with respect to the investment of Trust assets only during such times as it has exclusive authority and discretion to manage and control the investment of the Trust Fund. Otherwise, the Administrator shall be the named fiduciary with respect to the investment of the Trust Fund, unless the Administrator appoints an Investment Manager.

                  (ii) Investment Manager: In its discretion the Administrator may appoint one or more Investment Managers to manage, acquire, and dispose of all or a portion of the Trust Fund designated by the Administrator.

                  (iii) Administrator: The Administrator may assume the authority to manage, acquire, and dispose of all or a portion of the Trust Fund.

            (c) Fiduciary With Respect to Plan Administration: The Administrator shall be the Fiduciary with respect to administration of the Plan. The responsibilities and duties of the Administrator are set forth in the Plan.

        2.02   JOINT FIDUCIARY RESPONSIBILITIES


This Article II is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him. None of such responsibilities, nor any other responsibility, shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by specific provision of the Plan or of this Trust; and such Fiduciaries have expressly accepted such responsibilities. Whenever one Fiduciary is required by the Plan or the Trust to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility. The responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility. The responsibility of the Fiduciary receiving those directions shall be to follow them, insofar as such instructions are consistent with the provisions of this instrument.

        2.03   ALLOCATION OR DELEGATION OF FIDUCIARY RESPONSIBILITIES

        By written instrument, each of the Fiduciaries (other than the Trustee and any Investment Manager) may allocate to others and delegate to others any of its rights, powers and duties, terminable upon such notice as the delegating Fiduciary deems prudent. Anyone may serve in more than one fiduciary capacity with respect to the Plan and Trust.

        2.04   CO-FIDUCIARY LIABILITY

        It is the intent of this Trust Agreement that each of the Fiduciaries under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent imposed by ERISA, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling all of the responsibilities imposed upon such other Fiduciary by ERISA, as the same may be amended from time to time, or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to this Plan and Trust Agreement unless:

          (a) he participates knowingly in such breach;

          (b) he knowingly undertakes to conceal such breach;

          (c) he has actual knowledge of such breach and fails to take responsible remedial action to remedy said breach; or,



                                      II-2
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          (d) he has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities through his negligence in performing his own specific fiduciary responsibilities under this Trust Agreement.


        If the Company establishes more than one trust with a different trustee pursuant to the terms of the Plan, the Trustee of this Trust and such other trustee(s) of such other trust(s) shall not be co-trustees (as described in ERISA). The Trustee shall act only with respect to the Trust established pursuant to this Trust Agreement.

        2.05 INDEMNITY

        The Company shall indemnify and hold harmless the Trustee and Trust Fund against any loss or liability, including reasonable attorney fees imposed upon the Trustee as a result of any acts taken in accordance with written directions; by reason of failure to act because of no written directions from the Administrator, Investment Manager or any other person designated to act on their behalf; or by reason of the Trustee's good faith execution of its duties in the administration of this Trust, unless such loss or liability is due to the Trustee's negligence or misconduct.

        2.06 PARTICIPANT DIRECTED FUND

        Notwithstanding any provisions of the Trust, a Fiduciary shall not be responsible for any portion of the Trust attributable to a Participant Directed Fund. Rules governing a Participant Directed Fund are contained in the Plan.


                                      II-3
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                                  ARTICLE III
                          INVESTMENT OF THE TRUST FUND

        3.01 POWERS AND RESPONSIBILITIES

        Unless otherwise directed in writing by the Administrator, the Trustee shall have the full power and authority to invest the funds of the Trust in any investment permitted by law for the investment of the assets of an employee benefit trust. The Administrator may appoint an Investment Manager to direct the investment and management of all or a portion of the Trust Fund, or assume such responsibilities itself. The Administrator shall notify the Trustee in writing of its assumption of investment responsibilities, or of the appointment of an Investment Manager, and may revoke any such appointment by giving written notice thereof to the Trustee. The appointment, selection, and retention of a qualified Investment Manager shall be solely the responsibility of the Administrator. The Trustee is authorized and entitled to rely upon the fact that said Investment Manager is at all times a qualified Investment Manager under ERISA, until such time as the Trustee has received a written notice from the Administrator to the contrary, or otherwise has knowledge of the disqualification of the Investment Manager. The Trustee shall rely upon the fact that said Investment Manager is authorized to direct the investment and management of the assets of the Trust, until such time as the Administrator shall notify the Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named; or, alternatively, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust assets has been transferred back to the Trustee.

        In the event an Investment Manager is appointed by the Administrator, he shall direct the Trustee with respect to the investment and management of all or a portion of the assets of the Trust Fund. The Trustee shall not be liable nor responsible for losses or unfavorable results arising from its compliance with proper directions of the Investment Manager that are made in accordance with the terms of the Plan and Trust, and which are not contrary to the provisions of any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust. All Investment Manager directions concerning investments shall be signed by such person or persons, acting on behalf of the Investment Manager, as may be duly authorized in writing. The Trustee shall be under no duty to question any Investment Manager



                                     III-1
directions; nor to review any securities or other property of the Trust constituting assets thereof with respect to which an Investment Manager has investment responsibility; nor to make any suggestions to such Investment Manager in connection therewith. As promptly as possible, the Trustee shall comply with any written direction given by the Investment Manager hereunder. The Trustee shall not be liable in any manner, nor for any reason, for the making or retention of any investment pursuant to such directions of the Investment Manager. The Investment Manager shall not direct the purchase, sale, or retention of any assets of the Trust Fund, if such directions are not in compliance with any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust.

        During any such period or periods of time an Investment Manager is authorized to direct the investment and management of the Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription, or other right relating to any securities. Unless the Trustee receives written instructions from the Investment Manager within a reasonable time prior to the expiration of any right described in the preceding sentence, there shall be no obligation by the Trustee to exercise any such right.

        Except as may be provided in ERISA, the Trustee and Investment Manager shall not be liable for the acts or omissions of the Administrator or the Employer, nor shall they be liable or responsible for the portion or portions of the Trust Fund managed by persons other than themselves.

        3.02 INSURANCE COMPANIES PROTECTED IN DEALING WITH TRUSTEE

        Insurance companies issuing contracts to the Trustee under this Trust Agreement may deal with the Trustee alone in accordance with the terms and conditions of such contracts. They shall be fully protected in accepting and acting upon the request, advice or representation of, or any instrument executed by, the Trustee. For all such purposes, the Trustee shall be regarded as sole owner of such contracts. No insurance company shall be required to inquire into the terms of this Trust Agreement, nor to determine whether action taken by the Trustee is authorized thereby. No insurance company dealing with the Trustee shall have any obligation to determine that any person upon whose life the Trustee makes any contract application is, in fact, an employee of the Employer or is otherwise eligible for retirement benefits or otherwise participates in the Plan. Such insurance company shall not be responsible for: the validity of this Trust; the acts of any person or of the Company in its establishment, maintenance or administration; or the proper application or disposition of any money paid by such insurance company, either as dividends or as annuity payments, as death proceeds


                                     III-2
under contracts, under pledge, or pursuant to surrender thereof. It shall be conclusively presumed in favor of insurance companies and others dealing with the Trust in good faith, that any and all actions taken by the Trustee in connection with any matter or thing connected with this Trust has been duly authorized, pursuant to the terms of this Trust Agreement.

        3.03   OWNERSHIP OF INSURANCE CONTRACTS AND PAYMENT OF INSURANCE
PREMIUMS

        The Administrator may direct the Trustee to acquire insurance or annuity contracts on the lives of individual Participants, or may direct the Trustee to enter into a group deposit administration contract or contracts with an insurance company for the purpose of investing all or a portion of the Trust Fund.

        Subject to the power of the Administrator to direct the Trustee as reserved in the preceding paragraph of this Section 3.03, the Trustee shall have all the rights and authority of a legal owner of any insurance or annuity contracts held in the Trust, including the right to execute all necessary receipts and releases to the insurer. However, the Trustee shall have no duty to make applications for the purchase of any such contracts, or to pay any premiums thereon, or to exercise any rights, privileges or options, or to take any other action with respect to such contracts unless the Trustee receives written directions to do so by the Administrator.

        The Trustee shall notify the Administrator upon receipt of notice of any premiums due on any such contracts held by it, but shall not be liable for payment of any premiums on any such contracts unless there are sufficient funds in the Trust available for the payment of such premiums. The Trustee shall not have any duty to pay premiums on any such contracts, except out of funds designated by the Administrator as available therefor.

        3.04   STANDARD OF PRUDENCE

        In carrying out each of its responsibilities under this Trust, the Trustee, the Administrator, the Company, and Investment Manager, if any, shall act solely in the interest of the Members and Beneficiaries. They shall act with the care, skill, prudence, and diligence, under the circumstances then prevailing and in the conduct of an enterprise of a like character and with like aims, as that used by a prudent man acting in a like capacity and familiar with such matters.


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                                   ARTICLE IV


                            RIGHTS, POWERS AND DUTIES

        4.01   GENERAL DUTIES OF THE TRUSTEE

        It shall be the duty of the Trustee to hold the funds received from time to time from the Employer; to manage, invest and reinvest the Trust Fund pursuant to the provisions hereinafter set forth; and to collect the income therefrom. Upon receipt by the Trustee, such funds shall become a part of the corpus of the Trust Fund, and shall be invested and reinvested as such. The Trustee shall make payments from the Trust Fund pursuant to the directions of the Administrator as hereinafter provided. The Trustee shall be responsible only for such sums as shall actually be received by it as Trustee. It shall not be the duty of the Trustee to collect any sum from any Employer, nor to determine or verify the accuracy thereof. The Trustee shall not be concerned with the determination of the benefits payable to any Member or Beneficiary under the Plan.

        The Trustee shall use ordinary care and reasonable diligence in the exercise of its powers and the performance of its duties as Trustee hereunder. It shall not be liable for: any mistake of judgment; any action taken in good faith; or any loss, unless resulting from its own negligence or willful misconduct; all, however, subject to the applicable responsibilities imposed upon the Trustee under ERISA.

        4.02   GENERAL DUTIES OF ADMINISTRATOR

        The Administrator shall have the duty, authority and responsibility to direct the administration of the Plan. To the extent provided in the Plan and this Trust, the Trustee shall follow the written directions of the Administrator.

        When so directed in writing by the Administrator, the Trustee shall segregate the Trust Fund, set up special trust accounts, and disburse the Trust Fund when disbursement becomes proper under the terms of the Plan. During the existence of the Plan, the Administrator may not direct that any payments be made which would cause any portion of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and Beneficiaries.

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        4.03   THIRD PERSONS DEALING WITH TRUSTEE

        With respect to any action whatsoever concerning the money, funds or property in the hands of the Trustee, the signature of the Trustee shall be sufficient as to any persons not a party hereto. No person not a party hereto shall be required to interpret the terms and conditions of the Plan or of this Trust Agreement as to the authority of the Trustee; nor be responsible for ascertaining that any action of the Trustee is authorized by the terms of the Plan or of this Trust Agreement.

        4.04   SPECIFIC POWERS OF TRUSTEE

        Except for those of the following powers which are investment powers, and which have been delegated specifically by the Administrator to an Investment Manager separate from the Trustee, and subject to all limitations stated elsewhere in the Plan and Trust Agreement, the Trustee shall have the following powers affecting the Trust and Trust Fund:

                (a) To hold, invest and reinvest, the principal or income of the Trust Fund in bonds, common or preferred stock, other securities, or property (personal, real or mixed, improved or unimproved, and tangible or intangible);

                (b) To hold, invest and reinvest, in any type of interest-bearing account maintained by any bank or savings and loan association selected by the Trustee, including: any owned by the Trustee or any of its affiliates; or any common or collective trust fund, or pooled investment fund, established and maintained by the Trustee for trusts exempt under Section 501 of the Internal Revenue Code.

                The assets so invested shall be subject to all the provisions of the instruments establishing and governing such funds. Those instruments of group trusts, including any subsequent amendments, are hereby incorporated and made a part of this Trust Agreement.

                (c) To acquire an interest as a limited partner in any partnership or joint venture, all in accordance with the provisions of ERISA and any regulations issued pursuant thereto;

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                (d) To manage, control, purchase, sell, convey, exchange,
        partition, divide, subdivide, improve, or repair, any or all property of the Trust Fund. In connection with any disposal of property, to grant options and sell upon deferred payments. Upon termination of the Trust, to sell forthwith any or all property of the Trust Fund and convert the same into cash;

                (e) To borrow or raise money for the purpose of the Trust upon such terms as the Trustee may determine;

                (f) If the Trust Fund shall at any time contain any real property, to lease such property or any part thereof, for terms within or extending beyond the duration of the Trust. To grant for like terms the right to mine or drill for and remove therefrom gas, oil, and other minerals; to create restrictions, easements, and other servitudes thereon;

                (g) With respect to bonds, shares of stock, and other securities: to have all the rights, powers, and privileges of an owner, including though without limiting the foregoing, the power of voting, giving proxies, payment of calls, assessments, and other powers deemed expedient for the protection of the interests of the Trust Fund; to participate in voting trusts, pooling agreements, assenting to corporate sales, leases and encumbrances, regardless of any limitations elsewhere in the Plan and this Trust Agreement relative to investments by the Trustee; to have the power of selling or exercising stock subscription or conversion rights, participating in foreclosures, reorganizations, consolidations, mergers, and liquidations. In connection with any such proceedings, to deposit securities with and transfer titles to any protective or other committee, under such terms respecting deposit thereof as the Trustee shall determine;

                (h) To hold, sell, collect, sue for, or change any investments, in its own name or in its name as Trustee or in the name of its nominee or nominees, with or without disclosure of fiduciary relationship, with the Trustee being responsible for the acts of any such nominee affecting such property, and the books of the Trustee showing at all times that all such investments are part of the Trust Fund;

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                (i) To retain all or any portion of the Trust Fund in cash temporarily awaiting investment without liability for interest thereon; to retain in cash without liability for interest thereon so much of the Trust Fund as the Trustee may deem advisable for the purpose of meeting contemplated payments under the Plan; and to deposit cash in any bank or savings and loan association selected by it, including any owned by the Trustee or any of its affiliates;

                (j) To abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law or equity (but without obligation to do so); and to employ such counsel as the Trustee shall deem advisable, all at the risk and expense of the Trust Fund;

                (k) To make loans to participants, if provided for in the Plan, and only upon the direction of the Administrator;

                (l) To advance its own funds to the Trust, if permitted by law, for any Trust purpose. Such advances with legal interest thereon shall be a first lien on the principal and the gross income of the Trust Fund, and to be first repaid out of the gross income or principal of the Trust Fund;

                (m) Upon any division, or partial or final distribution of the Trust Fund, to partition, allot, and distribute the Trust Fund in undivided interest or in kind, or partly in money and partly in kind, at fair market values determined by the Trustee; and in the Administrator's sole discretion, to sell such property as the Administrator may deem necessary to make division or distribution;

                (n) To hold, invest and reinvest, in any single premium contract or group annuity contract of deposit administration, immediate participation or other group-type or individual-type contract issued by a life insurance company authorized to do business under the laws of two or more States and qualified to be an Investment Manager. However, the Trustee shall not be liable for the validity of any statements contained in any application for any such contract, which statements cover information beyond the Trustee's knowledge;

                (o) To pay expenses of administering the Plan and Trust pursuant to Section 4.07, to the extent such expenses are not paid by the Employer.

        All discretions in this Trust Agreement conferred upon the Trustee shall, unless specifically limited, be absolute. The enumeration of certain powers and discretions of the Trustee is not to be construed as limiting its general powers and discretions. The Trustee is hereby vested with and has, as to the Trust Fund, and in the execution of this Trust Agreement (but subject at all times to any specific provisions and limitations in the Plan and this Trust Agreement contained), all the powers and discretions that any absolute owner of property has or may have.

        4.05   RECORDS TO BE MAINTAINED BY TRUSTEE

        The Trustee shall maintain full and complete records of its transactions for, and funds held for the account of, the Trust. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Company, the Administrator, or their duly authorized representatives.

        4.06   REPORTS TO BE FURNISHED BY THE TRUSTEE

        Within sixty (60) days after the end of each Plan Year and at such other times determined by the Administrator, the Trustee shall file with the Administrator a written statement of account setting forth all investments, transactions, receipts, and disbursements effected by it during the period. Such statement shall contain an exact description of all property purchased and sold, the cost or proceeds of sale, and show the investments held on the last day thereof, including the cost of each item as carried on the books of the Trustee, and the fair market value thereof, if applicable.

        When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Company, Administrator, appraisers, or other sources; and shall not incur any liability for inaccurate valuation based on good faith reliance upon such information. The reasonable costs incurred in establishing values of Trust assets shall be a charge against the Trust Fund.

        The Administrator may approve the Trustee's written statement of account by written notice of approval delivered to the Trustee, or by failure to deliver to the Trustee written objections to such statement of account within sixty (60) days from the date the statement of account was delivered to the Administrator.

        The statement of account shall be deemed approved upon receipt by the Trustee of the Administrator's written approval of the statement of account, or upon the passage of the sixty day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Administrator.

        4.07   COMPENSATION OF THE TRUSTEE, PAYMENT OF TAXES, ETC.

        All expenses of administering the Plan and Trust, including the Trustee's compensation for its services as may from time to time be agreed upon, shall be paid from the Trust Fund unless paid by the Employer. However, if the Trustee is an Employee receiving full-time pay from an Employer, he shall not receive compensation for his services. The Trustee is authorized to determine and pay out of the Trust all other expenses, including taxes, fees, and investment and other expenses incurred in connection with the administration of the Trust Fund; or for which the Trust, or the Trustee in discharge of its duties as Trustee thereunder, may become liable, unless paid by the Employer. If the Trust or any part of it shall become liable for the payment of any property, estate, inheritance, income, or other charge, tax or assessment which the Trustee shall be required to pay, the Trustee shall be authorized to pay such item out of any monies or other property in its hands for the account of the persons whose interest hereunder is liable therefor. At least ten (10) days prior to making any such payment, the Trustee shall give the Administrator written notice of its intention to do so. Prior to making any transfers or distributions from the Trust Fund, the Trustee also may require such release or other documents from any lawful taxing authority as it shall deem necessary or advisable.

        Any amount hereunder due the Trustee, or for which the Trustee may become liable as Trustee under the Plan and this Trust Agreement, which has not been paid by the Employer within a reasonable time shall become a lien on the Trust Fund and said amount may be paid by the Trustee from the Trust Fund as an expense thereof.

        In the event any distributions made to Members or Beneficiaries shall constitute taxable income under the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, or any amendments thereto, or under the laws of any State, then at the time distribution is made and upon direction of the Administrator to the Trustee, any Federal or State income tax due thereon shall be withheld from any distributions made to the Member or Beneficiary. The amounts so withheld by the Trustee shall be paid to the respective Federal and State governments.

        4.08   RESIGNATION OR REMOVAL

        The Trustee may resign by mailing to the Administrator and the Company, at their last known addresses, written notice of resignation, which shall become effective upon the expiration of thirty (30) days following the date of mailing or upon written acceptance of the resignation by the Company prior to that time.

        The Company may remove the Trustee on thirty (30) days written notice, by mailing to the Trustee written notice of removal (which notice may be waived by the Trustee).

        In the event of its resignation or removal, the Trustee shall transfer, assign and deliver the Trust Fund to the successor Trustee, after retaining such reasonable amount it deems necessary to provide for its expenses in the settlement of its accounts, its compensation, and any taxes or advances chargeable against or payable out of the Trust Fund and known to the Trustee. The Trustee shall render a full and complete accounting of all assets and funds held by it within thirty (30) days of its giving notice of resignation or the receipt by the Trustee of notice of removal.

        Upon acceptance of the Trust and without further assignment or transfer, the successor shall become vested with all the title, estate, rights and powers (including discretionary powers), and be subject to all the duties and obligations of the Trustee originally appointed. The resigned or removed Trustee shall have no further responsibility to act hereunder except as to the rendering of a final accounting.

        Until the date it shall have become such successor Trustee, no successor Trustee shall be liable or responsible for anything done or omitted in the administration of the Trust; nor, except upon the Administrator's written direction, shall it be required to inquire into or take any action concerning the acts of any predecessor Trustee.

        Upon the failure of the Company to appoint a successor Trustee by the effective date of the resignation or removal of the Trustee, the Administrator shall become successor Trustee until another successor Trustee is appointed.

        4.09   FILLING VACANCIES

        Vacancies occurring in the trusteeship, however caused, shall be filled by written designation of the Company of a successor Trustee and the successor Trustee's written acceptance of the Trust. Within sixty (60) days after its occurrence, any vacancy not filled under the foregoing provisions may be filled by appointment of a Trustee by a court of competent jurisdiction on application by the Company or any person interested in the Trust.

        4.10   INTERPLEADER, ETC., IN CASE OF DISPUTES

        In the event that any dispute shall arise as to the person or persons to whom payment or delivery of any funds, contracts or property shall be made, the Trustee may retain such funds, contracts or property without liability for interest. Until a satisfactory agreement covering such dispute, or a final adjudication concerning it, shall have been made, the Trustee may decline to make delivery. In such event, the Trustee may file an appropriate action in interpleader, the costs of same to be borne by the parties thereto, and not by the Trustee. However, if the costs described are not borne by the parties, then they shall be costs of administering the Trust.

        4.11   COURT PROCEEDINGS

        In any application to the courts, or proceeding or action in the courts, only the Company and the Trustee shall be necessary parties, and no Members or other persons shall be entitled to any notice or service of process. After all appeals, if any, any judgment entered in such a proceeding or action shall be conclusive upon all claimants under this Trust.

        4.12   ADEQUACY OF TRUST FUND

        The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities under the Plan. Except for the Administrator, all persons dealing with the Trustee are released from the necessity of inquiring into the decision or authority of the Trustee to act, and from responsibility for the application of any monies, securities or other property paid or delivered to the Trustee.

        4.13   DIRECTIONS TO TRUSTEE

        As evidence of the authority of any person or persons acting as Administrator, The Trustee may accept a certified copy of the resolutions of the Governing Body of the Company naming such person or persons as the Administrator; and shall be entitled to recognize as such and act upon the instructions, directions, consents, and requests of the Administrator last certified to it. The Trustee may accept, as evidence of any action taken or resolution adopted by the Administrator, a written memorandum or certificate signed by any one or more persons authorized in writing by the Administrator to so sign. The Trustee may continue to act in accordance with any such action or resolution until receipt by it of notice rescinding or superseding such action or resolution.

        The Trustee shall be held harmless in relying upon any certificate, notice, resolution, consent, order, or other communication purporting to have been signed by the Administrator which it believes to be genuine, and without obligation on the part of the Trustee to ascertain whether or not the provisions of the Plan are thereby being complied with.

        The Trustee shall not be required to make any investigation to determine the mailing address of any Member or the identity or mailing address of any Beneficiary, and shall be entitled to withhold making any payments until such information is certified to it by the Administrator.

        Notices or communications from the Trustee to the Administrator shall be addressed to such person or persons as shall have been certified to the Trustee by the Administrator, and shall be sent to such person or persons at whatever address he or they shall have prescribed in writing to the Trustee.

        4.14   ADVICE OF ADMINISTRATOR

        If at any time the Trustee is in doubt concerning the course which it shall follow in connection with any matter relating to the administration of the Trust, it may request the Administrator to advise it with respect thereto. The Trustee may rely, without liability, upon the advice or direction which is given by the Administrator in response to such request.

        4.15   RECEIPT FOR BENEFIT PAYMENT

        On final payment or distribution to any Member or his Beneficiary or the legal representatives of any such person in accordance with the provisions of the Plan and this Trust Agreement, the Trustee shall be entitled to demand a receipt for full satisfaction of all claims against the Trust, the Trustee, the Administrator, and the Employers.

        4.16   INVESTMENT IN SECURITIES OF THE COMPANY

        The Administrator may direct that the Trust Fund be invested and reinvested in the common stock, preferred stocks, bonds, or other securities of the Company; and to purchase from and to loan to the Company any property (whether real, personal or mixed), provided such investments are made in accordance with ERISA and regulations issued thereunder.

        Section 407 of ERISA limits the percentage of the Trust Fund that may be invested in "qualifying employer securities" or "qualifying employer real properties" (both as defined in Section 407(d) of ERISA). In general, the maximum percentage is as follows:

                (a) If the Plan is an "eligible individual account plan" (as defined in Section 407(d) of ERISA; e.g., a defined contribution plan, but not a money purchase plan [unless a money purchase plan meets certain requirements described in clause (iii) of Section 407(d)(3)(A) of ERISA]), up to 100% of the Trust Fund may be so invested.

                (b) If the Plan is a defined benefit plan or a money purchase plan which is not an "eligible individual account plan", only up to 10% of the Trust Fund may be so invested. In general, the preceding 10% is determined as of the date of the acquisition of such "qualifying" investments.

        4.17   TRANSFER OF TRUST ASSETS

        Upon the direction of the Administrator, the Trustee shall transfer assets to the trust of another qualified retirement plan, or to such other trust or trusts created pursuant to the terms of the Plan; and accept the transfer of assets from a trust created pursuant to a qualified retirement plan.

                                   ARTICLE V

                  AMENDMENT, TERMINATION AND DURATION OF TRUST

        5.01   AMENDMENT

        The Company shall have the right at any time and from time-to-time to modify or amend this Trust Agreement in whole or in part. However, except as otherwise expressly provided in the Plan and Trust, no amendment shall be made at any time pursuant to which the Trust Fund may be diverted to purposes other than for the exclusive benefit of the Members and Beneficiaries. Further, no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent.

        Notwithstanding anything contained herein to the contrary, upon reasonable notice to the Trustee, this Trust Agreement may be amended at any time by the Company if deemed necessary to conform to the provisions and requirements of ERISA or the Internal Revenue Code or regulations promulgated pursuant thereto in order to maintain the tax-exempt status hereof thereunder, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Plan or Trust.

        5.02   TERMINATION

        This Trust Agreement may be terminated at any time by a written instrument signed on behalf of the Company by its appropriate officer or officers and delivered to the Trustee. As the result of such termination, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the persons entitled to benefits under the Plan, except as provided in this Section 5.02, or as otherwise expressly provided for in the Plan and Trust.

        Notwithstanding anything contained in this Trust Agreement to the contrary, if the Plan is a defined benefit pension plan (as defined by ERISA), and upon termination of the Plan there remains funds in the Trust Fund after payment of all expenses and the satisfaction of all liabilities with respect to persons entitled to benefits under the Plan, then the Trustee shall disburse such remaining funds in accordance with the provisions of the Plan, which may include returning such funds to an Employer.

        5.03 TRUST IRREVOCABLE

        The Trust hereby created shall be irrevocable. However, nothing herein contained shall prevent the Company from terminating the Trust in the manner provided in Section 5.02.

        5.04 DURATION OF TRUST

        The Trust hereby created shall continue in effect for the maximum period of time permitted by law, unless this Trust is terminated in accordance with
Section 5.02.

                                   ARTICLE VI

                                 MISCELLANEOUS



        6.01 RELATION TO PLAN

        All words and phrases used herein shall have the same meaning as in the Plan, and this Trust Agreement and the Plan shall be read and construed together. In the event of an irreconcilable conflict between this Trust Agreement and the Plan with regards to the duties, liabilities, rights, and powers of the Trustee, this Trust Agreement shall prevail and control. Whenever in the Plan it is provided that the Trustee shall act as therein provided, it shall be empowered, and is hereby authorized, to do so for all purposes as fully as though specifically so provided herein. However, no amendments to the Plan made subsequent to the date hereof which substantially increase the duties or responsibilities of the Trustee shall bind or affect the Trustee until approved in writing by the Trustee. The Administrator shall furnish the Trustee with copies of the Plan and all amendments thereto.

        6.02 ASSIGNMENT

        Except as may be provided in the Plan, none of the benefits, payments, proceeds, claims or rights of any Member or Beneficiary hereunder shall be subject to any claims of any creditor of any Member or Beneficiary. In particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Member or Beneficiary. No Member or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits which he may expect to receive, contingently or otherwise, under this Trust Agreement and the Plan. The provisions of this Section shall not apply in the case of a Qualified Domestic Relations Order.

        6.03 SUCCESSOR COMPANY

        If any successor to the Company continues the Plan, it shall concurrently become a successor party to this Trust Agreement by giving to the Trustee written notice by duly authorized persons of its adoption of the Plan and this Trust Agreement. Said written notice shall constitute such successor a signatory hereto.

        6.04 USE OF TRUST FUNDS

        Except as provided for in this Trust Agreement and the Plan, under no circumstances shall any contributions by an Employer to the Trust, or any part of the Trust Fund, be recoverable by an Employer from the Trustee, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Members and Beneficiaries; provided, however, that:

                (a) In the event an Employer requests an initial letter of determination from the Internal Revenue Service to the effect that the Plan and this Trust satisfy the requirements of Sections 401 and 501 of the Internal Revenue Code, but such request is denied, the contributions of such Employer shall be returned by the Trustee to the Employer within one (1) year of such denial, but only if the request was made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                (b) To the extent disallowed as a deduction under the Internal Revenue Code Section 404, a contribution of an Employer for any Plan Year shall be returned by the Trustee to the Employer within one (1) year after the final disallowance of the deduction by the Internal Revenue Service or the Courts.

                (c) A contribution made by an Employer due to a mistake of fact may be returned to the Employer within one (1) year after payment of the contribution.

        6.05 UNENFORCEABLE PROVISIONS

        If any provision of this Trust Agreement shall be for any reason invalid or unenforceable, the remaining provisions shall, nevertheless, be carried into effect.

        6.06 CONSTRUCTION

        This Trust Agreement shall be construed, administered, and enforced fairly and equitably in accordance with the purposes of the Plan and in accordance with ERISA and the Internal Revenue Code; and where State law is applicable, under laws of the state specified in the Adoption Agreement.

        6.07 POOLING OF ASSETS

        In the event the Company adopts or becomes a contributing employer under another plan which is qualified under Section 401(a) of the Internal Revenue Code of 1954, as amended, or any successor to such Section 401(a) plan, the Trustee from time to time may pool all or any portion of the assets of this Trust Fund with assets belonging to such other tax-qualified plan into one single Trust Fund. The Trustee may commingle such assets, make joint or common investments, and carry joint accounts on behalf of this Trust Fund and such other trust, allocating undivided shares or interests in such investments or accounts or in any pooled assets to the two or more trusts in accordance with their respective interests. The Trustee may also buy or sell any assets or undivided interests therein in this Trust Fund, or in any other trust with which the assets of this Trust Fund may be pooled, to or from this Trust Fund or such other trust at such prices or valuations as the Trustee may in good faith determine to be the fair market value of such assets or undivided interests.

        6.08 INDEMNITY AND INSURANCE

        This Section shall apply only if the Trustee or Trustees are individuals employed by the Company or an Employer. This Section shall not apply if the Trustee is a bank, trust company, insurance company or other corporation.

        In its discretion, the Company may obtain, pay for, and keep current a policy or policies of insurance, insuring the Trustees against any and all liabilities, costs and expenses (including attorney's fees) incurred by the Trustees as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and Trust and any applicable Federal or State law.

        If the Company does not obtain, pay for, and keep current any type of insurance policy or policies referred to in the preceding paragraph, or if such insurance is provided but the Trustees incur any costs or expenses which are not covered under such policies, then, in either event, the Company, to the extent permitted by law, shall indemnify and hold harmless such parties against any and all costs, expenses, and liabilities incurred by such parties in performing their duties and responsibilities under the Plan and Trust, including attorney's fees, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests of the Plan and Trust and the Participants and Beneficiaries of the Plan and Trust.

                MODIFICATION TO LOUIS KRAVITZ & ASSOCIATES, INC.

                             MASTER TRUST AGREEMENT


        Notwithstanding anything contained within or to the contrary in the Louis Kravitz & Associates, Inc. Master Trust Agreement, the following shall apply to the Haskel International, Inc. Retirement Savings Trust effective June 1, 1997.

1. Section 2.05 is hereby amended by deleting the phrase "in accordance with written directions;" and inserting in lieu thereof "in accordance with oral, electronic or written directions received from an Investment Manager, the Administrator or a Participant with investment discretion;".

2. Section 3.01 is hereby amended by inserting the following new sentence immediately before the second sentence of the first paragraph:

        "If the Trustee is a nondiscretionary Trustee, the Trustee is not authorized to and will not make any decision or direction with respect to the investment of the Trust Fund."

3. Section 4.01 is hereby amended by inserting the following new sentence immediately before the second sentence of the first paragraph:

        "A nondiscretionary Trustee will only manage, invest and reinvest the funds at the direction of an Investment Manager, the Administrator or a Participant with investment discretion."

4. Section 4.04 is hereby amended by inserting the following new paragraph immediately before the last paragraph:

        "In the case of a nondiscretionary Trustee, the exercise of any of the preceding powers may not conflict with the investment direction of any Investment Manager, the Administrator or any Participant with investment discretion."

5.      Section 4.04(e) is hereby amended in its entirety to read as follows:

        "(e) To borrow or raise money for the purpose of the Trust upon such terms as the Trustee may determine, if a discretionary Trustee;"

6. Section 4.04(g) is hereby amended by adding at the end thereof the following paragraph:

        "If the provisions of Articles VII and VIII conflict with this subsection (g), the provisions of Articles VII and VIII shall govern."

7. Section 4.04(i) is hereby amended by deleting the phrase "as the Trustee may deem advisable" and inserting in lieu thereof "as reasonable".

8. Section 4.04 is hereby amended by deleting the phrase "The Trustee is hereby vested" in the last sentence of the last paragraph, and inserting in lieu thereof "The Trustee, with the exception of any nondiscretionary Trustee, is hereby vested".

9. Section 4.06 is hereby amended by deleting the phrase "Within sixty (60) days after the end of each Plan Year" in the first paragraph, and inserting in lieu thereof "At the end of each month".

10. Section 6.06 is hereby amended by deleting the phrase "the state specified in the Adoption Agreement" and inserting in lieu thereof "the state of Colorado".

11.     New Articles VII and VIII are hereby added to read as attached hereto as
        Exhibit II.


        IN WITNESS WHEREOF, the Company and the Trustee have adopted this
Modification as of the   3rd   day of   June   , 1997.
                       -------       ---------

                                  /s/Haskel International, Inc.
                                  --------------------------------------
                                  The "Company"


                             By /s/[SIG], Secretary
                                -----------------------------------

                                  First Trust Corporation
                                  The "Trustee"


                             By
                                -----------------------------------

7. Section 4.04(i) is hereby amended by deleting the phrase "as the Trustee may deem advisable" and inserting in lieu thereof "as reasonable".

8. Section 4.04 is hereby amended by deleting the phrase "The Trustee is hereby vested" in the last sentence of the last paragraph, and inserting in lieu thereof "The Trustee, with the exception of any nondiscretionary Trustee, is hereby vested".

9. Section 4.06 is hereby amended by deleting the phrase "Within sixty (60) days after the end of each Plan Year" in the first paragraph, and inserting in lieu thereof "At the end of each month".

10. Section 6.06 is hereby amended by deleting the phrase "the state specified in the Adoption Agreement" and inserting in lieu thereof "the state of Colorado".

11.     New Articles VII and VIII are hereby added to read as attached hereto as
        Exhibit II.


        IN WITNESS WHEREOF, the Company and the Trustee have adopted this
Modification as of the   3rd   day of   June   , 1997.
                       -------       ---------

                                  /s/Haskel International, Inc.
                                  --------------------------------------
                                  The "Company"


                             By /s/LONNIE D. SCHNELL, Secretary
                                -----------------------------------

                                  First Trust Corporation
                                  The "Trustee"


                             By /s/MARK A. KELLEY, SVP
                                -----------------------------------

                                                                      EXHIBIT II
                                   ARTICLE VII

                              VOTING/PROXY CONTESTS

        7.01 INFORMATION TO TRUSTEE

        At least two (2) weeks before the date scheduled for a meeting of the shareholders of the Company or for the submission of a matter to the shareholders to act without a meeting by means of written consent, the Administrator shall deliver to the Trustee a list of the names and addresses of Participants entitled to deliver proxies or consents for Company Stock showing the number of shares of Company Stock each Participant is entitled to vote. The Administrator shall date and certify as correct the Participant list.

        7.02 INFORMATION TO PARTICIPANTS

        Before each meeting of, or the submission of consent forms to, the Company's shareholders, the Company shall timely deliver to the Trustee any proxy or consent solicitation materials the Company may have prepared. Upon receipt of such materials, the Trustee shall distribute copies thereof to each Participant entitled to vote Company Stock, together with a form prepared or approved by the Trustee by which the Participant may instruct the Trustee on how to vote the Company Stock credit to his Account or whether such consent is to be given. The Trustee shall also distribute to Participants copies of materials prepared and submitted to the Trustee by parties other than the Company regarding any contested matter under consideration, together with a similar instruction form prepared or approved by the Trustee.

        7.03 EXPENSES

        The Trustee shall have the right to require payment in advance by the Company and any such contesting parties of all reasonable anticipated expenses of the Trustee in connection with the distribution of information to and the processing of instructions received from the Participants.

        7.04 VOTING

        The Trustee shall vote Company Stock through proxy or consent in accordance with instructions received from Participants. The Trustee shall vote or give consent with respect to Company Stock for which instructions are not received, as directed by the Administrator, and, in the absence of direction by the Administrator, the Trustee shall vote or give consent in the same proportions and in the same way as shares of Company Stock credited to Participants' Accounts are voted in accordance with Participant instructions.

        7.05 CONFIDENTIALITY

        The Trustee shall keep Participant voting instructions in confidence. The Trustee shall not reveal any such instructions to the Company, its officers, directors, employees or representatives. Notwithstanding the foregoing, the Trustee may inform the Company or a contesting party, at the request of either of them, of the number of shares of Company Stock for which voting instructions have been received at a given point in time, but the Trustee shall not reveal the manner in which such shares of Company Stock are to be voted until the votes are cast.

        7.06 DELEGATION OF TRUSTEE DUTIES

        To the extent permitted by law, the Trustee may delegate to the Administrator any one or more of the rights, powers and duties prescribed for it under this Article VII. Any delegation of the Trustee's rights, powers and duties hereunder shall be terminable by the Trustee upon such notice to the Administrator as the Trustee deems appropriate.

                                  ARTICLE VIII

                                  TENDER OFFERS


        8.01 RETENTION/SALE OF COMPANY STOCK

        The Trustee has no authority or responsibility to sell or dispose of Company Stock acquired by the Trust, regardless of fluctuations in value of the Company Stock, except in the following circumstances:

               (a) In the normal course of Trust administration, the Trustee shall sell Company Stock if directed to do so by the Participant or to satisfy Plan administration and distribution requirements as directed by the Administrator, or in accordance with provisions of this Trust Agreement specifically authorizing such sales.

               (b) In the event of a Tender Offer, the Trustee shall sell, convey, or transfer Company Stock only in accordance with the written instructions of Participants delivered to the Trustee as hereafter provided in this Article VIII.

        8.02 SUSPENSION OF COMPANY STOCK PURCHASES

        In the event of a Tender Offer, the Trustee shall suspend all purchases of Company Stock.

        8.03 INFORMATION TO TRUSTEE

        Promptly after the Filing Date, the Administrator shall deliver to the Trustee a list of the names and addresses of Participants with Company Stock credited to their Accounts showing the number of such shares so credited. The Administrator shall date and certify as correct the Participant list.

        8.04 INFORMATION TO PARTICIPANTS

        The Trustee shall request confidential written instructions from Participants who wish to tender Company Stock credited to their Accounts pursuant to the Tender Offer. In seeking such instructions, the Trustee shall distribute and/or make available to each affected Participant all or any portion of the following materials deemed relevant by the Trustee:

               (a) A copy of the description of the terms and conditions of the Tender Offer filed with the Securities and Exchange Commission on
        Schedule 14D-1.

               (b) If requested by the Company, a statement from Company management setting forth its position with respect to the Tender Offer which is filed with the Securities and Exchange Commission on Schedule 14D-9 and/or a communication from the Company conforming with 17 C.F.R. 240.14d-9(e), as amended.

               (c) An instruction form to be used by any Participant who wishes to instruct the Trustee to tender all shares of Company Stock held in the Participant's Account in response to the Tender Offer. The instruction form shall state that (i) if the Participant fails to return an instruction form to the Trustee by the indicated deadline, the Trustee will not tender any shares of Company Stock held in the Participant's Accounts and (ii) the Participant's instructions to the Trustee shall be kept confidential.

               (d) Such additional material or information as the Trustee may consider necessary to assist the Participant in completing or delivering the instruction form (and any amendments thereto) to the Trustee on a timely basis.

        8.05   EXPENSES

        The Trustee shall have the right to require payment in advance by the Company and the party making the Tender Offer of all reasonably anticipated expenses of the Trustee in connection with the distribution of information to and the processing of instructions received from Participants.

        8.06   FOLLOW-UP EFFORTS; OTHER INFORMATION

        The Trustee shall make such reasonable follow-up efforts including, without limitation, additional mailings or deliveries, bulletins, and postings in work areas, as the Trustee considers appropriate under the circumstances to ensure that each Participant is made aware of his right to respond to the Tender Offer. The Company shall furnish the information described in Section 8.04 to former Participants who have received shares of Company Stock so recently as to not be shareholders of record. The Trustee is hereby authorized to tender any shares of Company Stock it may received from such former Participants in accordance with appropriate instructions from them.

        8.07   NO RECOMMENDATIONS

        Neither the Administrator nor the Trustee shall express any opinion or give any advice or recommendation to any Participant concerning the Tender Offer, nor shall they have any authority or responsibility to do so. The Trustee has no duty to monitor or police the party making the Tender Offer or the Company in promoting or resisting the Tender Offer; provided, however, that if the Trustee becomes aware of activity which on its face reasonably appears to the Trustee to be materially false, misleading, or coercive, the Trustee shall demand promptly that the offending party take appropriate corrective action. If the offending party fails or refuses to take appropriate corrective action, the Trustee shall communicate with affected Participants in such manner as it deems advisable.

        8.08   TENDER OF COMPANY STOCK

        The Trustee shall sell, convey, or transfer Company Stock pursuant to the terms and conditions of the Tender Offer as directed by Participants on the instruction forms.

        8.09   CONFIDENTIALITY

        The Trustee shall keep Participant instructions to tender Company Stock in confidence. The Trustee shall not reveal or release any such instructions to the Company, its officers, directors, employees or representatives. If some but not all shares of Company Stock held in the Trust are sold pursuant to the Tender Offer, the Company, with the Trustee's cooperation, shall take such action as is necessary to maintain the confidentiality of Participant records including, without limitation, establishment of security systems and procedures which restrict access to Participant records and retention of any independent agent to maintain such records. If an independent recordkeeping agent is retained, such agent must agree, as a condition of its retention by the Company, not to disclose the composition of any Participant Account to the Company, its officers, directors, employees or representatives.

        8.10   INVESTMENT OF PROCEEDS

        If Company Stock is sold pursuant to the Tender Offer, the Administrator, the Investment Manager or the Participant shall direct the Trustee regarding the investment of the proceeds of such sale; provided, however, that such proceeds shall not be reinvested in Company Stock in the absence of written instructions to the Trustee from affected Participants.

        8.11   DELEGATION OF TRUSTEE DUTIES

        To the extent permitted by law, the Trustee may delegate to the Administrator any one or more of the rights, powers and duties prescribed for it under this Article VIII. Any delegation of the Trustee's rights, powers and duties hereunder shall be terminable by the Trustee upon such notice to the Administrator as the Trustee deems appropriate.

                           HASKEL INTERNATIONAL, INC.
                             RETIREMENT SAVINGS PLAN

                MODIFICATION TO LOUIS KRAVITZ & ASSOCIATES, INC.

                        MASTER 401(k) PROFIT SHARING PLAN

                             AND ADOPTION AGREEMENT

                         RE: HASKEL INTERNATIONAL, INC.
                             RETIREMENT SAVINGS PLAN


        Notwithstanding anything contained within or to the contrary in the Louis Kravitz & Associates, Inc. Master 401(k) Profit Sharing Plan and Adoption Agreement, the following shall apply to the Haskel International, Inc. Retirement Savings Plan effective June 1, 1997.

1.      Section 2.53 is hereby amended in its entirety to read as follows:

        "2.53 "Investment Income" shall mean the net gain or loss of the Trust from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, and other similar transactions. In determining the Investment Income of the Trust for any period, assets shall be valued on the basis of their fair market value as determined in accordance with Section 5.02. The Investment Income, if any, of assets held under each Investment Fund(s) or segregated accounts maintained by the Trustee on the direction of the Administrator shall be determined separately."

2.      Article V is hereby amended by inserting a new Section 5.04A after
        Section 5.04, to read as follows:

        "5.04A    Allocation of Expenses

        Section 5.04 discusses the allocation of Investment Income. This Section 5.04A discusses the allocation of expenses. In general, Article XII provides that expenses of the Plan and Trust shall be paid from the assets of the Trust to the extent such expenses are not paid by an Employer. In addition, if Section 5.07 so provides, Forfeitures attributable to Employer Contribution Accounts shall be used to pay expenses of the Plan and Trust.

        If expenses of the Plan and Trust are paid either (1) by an Employer, or
        (2) through the use of Forfeitures, there is no need to allocate such expenses to the Accounts of Members and Beneficiaries. However, where expenses are paid from the assets of the Trust, such expenses shall be allocated to Accounts in accordance with uniform, consistent and nondiscriminatory rules established by the Administrator. [For example, expenses may be allocated to only certain Accounts or all Accounts. In addition, each affected Account may be allocated a prorata share of an expense, or each affected Account may be allocated an equal share of an expense.]"

3. Section 7.07(a) is hereby amended by deleting the phrase "(to which no Investment Income shall be credited)".

4.      Section 2.100 is hereby amended in its entirety to read as follows:

        "2.100 "Valuation Date(s)" shall generally mean the end of each "business" day unless the Investment Fund or the per share value of the Investment Fund is not normally valued daily. For example, the Investment Fund may be valued weekly, monthly, quarterly, annually or at other time intervals.

        In the case of an Investment Fund which meets the foregoing exception, the term Valuation Date shall mean the date(s) such Investment Fund is actually valued. However, in no event shall a valuation occur less frequently than annually, with the last day of each Plan Year serving as a Valuation Date (or one of the Valuation Dates)."

5. Section 2.01 is hereby amended by adding the following paragraph at the end thereof:

        "Notwithstanding anything in the Plan to the contrary, the value of an Account as of any time shall be determined on a "cash" basis. That is, contributions or Investment Income which have accrued to an Account shall not be recognized for purposes of determining the value of such Account until such amount is actually credited (or deposited) to such Account."

6. Article II is hereby amended by adding at the end thereof the following new Sections:

        "2.104 `Company Stock' shall mean Class A Common Stock of the Company and any other security, debenture or other property convertible into Company Class A Common Stock. Company stock shall also include warrants or rights to purchase Company common stock which are received by the Trustee as a result of its holding Company common stock under the terms of the Trust Agreement.

        2.105 `Company Stock Fund' shall mean that portion of the Trust which shall be invested and reinvested in Company Stock. The Company Stock Fund shall also include such cash which is insufficient to purchase an entire share of Company Stock.

        2.106 `Filing Date' shall mean the date Schedule 14D-1 and any other relevant documents concerning a Tender Offer are first filed with the Securities and Exchange Commission.

        2.107   `Matching Allocation Period' shall mean a `payroll period'.

        2.108 'Tender Offer' shall mean a transaction involving Company Stock evidenced by the filing of Schedule 14D-1 with the Securities and Exchange Commission, or any other similar transaction."

7. The first sentence of Section 2.15 is hereby amended by deleting the phrase "during a Plan Year." and inserting in lieu thereof "during a Matching Allocation Period.".

8. Sections 7.04(b) and 7.05 are each hereby amended by deleting the words "Plan Year" wherever they appear, and inserting in lieu thereof "Matching Allocation Period".

9. The next-to-last paragraph of Section 2.15 is hereby amended in its entirety to read as follows:

        "For Plan Years beginning in 1989 and later, Compensation taken into account under the Plan for any Plan Year shall not exceed the "401(a)(17) Limit" (as defined herein) for such Plan Year. That is, the sum of Compensations for all Matching Allocation Periods within any Plan Year shall not exceed the 401(a)(17) Limit for such Plan Year. Accordingly, the Administrator shall establish uniform and nondiscriminatory rules to provide for those situations in which the preceding sum of Compensations will exceed the 401(a)(17) Limit.

        For purposes of this Section, the term "401(a)(17) Limit" shall mean the amount determined under Section 401(a)(17) of the Code for the applicable Plan Year.

        (a)    The 401(a)(17) Limit shall be adjusted in accordance with (i)
               Section 415(d) of the Code [for Plan Years beginning before 1994] or (ii) Section 401(a)(17)(B) of the Code [for Plan Years beginning after 1993].

        (b) The 401(a)(17) Limit may take into account the "reasonable, good-faith standards during the transition years", as elaborated in an Internal Revenue Service field directive dated June 12, 1992 regarding such subject. That is, although regulations under
               Section 401(a)(17) of the Code require that the 401(a)(17) Limit for any calendar year applies to Plan Years beginning in such calendar year, such regulations are not effective until the Plan Year beginning in 1994. During the "transition years", the IRS field directive shall be operative. Accordingly, if a Plan Year ends in 1989 or earlier, the 401(a)(17) Limit is $200,000;
               $209,200 if the Plan Year ends in 1990; ....; $150,000 if the
               Plan Year begins in 1994, etc.

        (c) If a Plan Year is less than 12 months, the 401(a)(17) Limit for such short Plan Year shall be prorated."

10. Item M of the Adoption Agreement is hereby amended in its entirety to read as follows:

      "1.   Funding of Contribution (Section 7.04(a)): Matching Contributions
shall be

            [ ] unavailable under this Plan (ignore the remainder of this Item M of the Adoption Agreement)

            [X] discretionary (ignore Item 4 below)

            [ ] required (ignore Item 3 below).

       2. Eligibility for Matching Contribution (Section 7.04(b)): Check applicable item(s).

            [ ] Participants who complete the following number of Hours of Service during the Matching Allocation Period:

                  [ ]  more  than 500   [  ] at least 1,000

                  [ ]  other (not more than 1,000): ________________

            [ ] Participants who are still employed by the Employer on the last day of the Matching Allocation Period.

            [ ] Notwithstanding any of the above requirements, a Participant who has experienced a Termination of Employment during the Matching Allocation Period on account of death, Disability or retirement on or after his Normal Retirement Date shall be eligible for a Matching Contribution.

            [X] An Employee who was a Participant at any time during the Matching Allocation Period.

            [ ] A Participant who is not a Highly Compensated Participant. This provision is effective as of __________________________.

            [ ] A Participant who is not a Partner-Employee. This provision is effective as of __________________.

            [ ] A Participant who has _____ (not more than 2) Year(s) of Service. For Plan Years beginning before January 1, 1989, the
                  ___ Year(s) of Service in the preceding sentence shall be replaced by ____ (not more than 3) Year(s) of Service. (Note:
                  Depending upon the effect of these eligibility requirements, the Matching Contribution Account may have to be 100% vested in Item M.5 below.)

            [  ]  A Participant who would have also been a Participant if the minimum service eligibility requirement in Section 3.01(a) were ________________________ (not more than 2 Years of
                  Service). For Plan Years beginning before January 1, 1989, the ________________________ in the preceding sentence shall be replaced by ________________________ (not more than 3 Years of Service). (Note: Depending upon the effect of these eligibility requirements, the Matching Contribution Account may have to be 100% vested in Item M.5 below.)

       3.   Allocation of Discretionary Matching Contributions (Section 7.05(a))

            For purposes of Section 7.05(a), a Participant's Deferrals in excess of 6% of Compensation shall not be taken into account.

       4.   Allocation of Required Matching Contribution (Section 7.05(b))   N/A

       5. Vesting of Matching Contribution Account (Section 7.06). The elections described below shall apply only for purposes of determining vesting of the Matching Contribution Account.

             a. Vested Percentage

                 i. The Vested Percentage for Plan Years beginning prior to January 1, 1989 shall be: N/A

                    [ ] Same as Vested Percentage applicable to Employer Contribution Account (see Item K.2.a of the Adoption Agreement).

                    [ ]   100% immediately

                    [ ]   100% after ____ Year(s) of Service.

                    [ ]   determined in accordance with Schedule ___ below:

                                                Vested Percentage
                          -------------------------------------------------------------
     Years of Service     Schedule A   Schedule B  Schedule C     Schedule D Schedule E
     ----------------     ----------   ----------  ----------     ---------------------
      Less than 1 year       0%            0%           0%            0%        ______%
       1 but less than 2     10%           0%           0%            0%        ______%
       2 but less than 3     20%           0%           0%           20%        ______%
       3 but less than 4     30%           0%           0%           40%        ______%
       4 but less than 5     40%          40%          40%           60%        ______%
       5 but less than 6     50%          45%          50%           80%        ______%
       6 but less than 7     60%          50%          60%          100%        ______%
       7 but less than 8     70%          60%          70%          100%        ______%
       8 but less than 9     80%          70%          80%          100%        ______%
       9 but less than 10    90%          80%          90%          100%        ______%
      10 but less than 11    100%         90%         100%          100%        ______%
      11 or more             100%        100%         100%          100%        ______%


                ii. The Vested Percentage for Plan Years beginning after December 31, 1988 shall be (Note: The schedules below must comply with Section 411(a)(2) of the Code.):

                    [X] Same as Vested Percentage applicable to Employer Contribution Account (see Item K.2.b. of the Adoption Agreement).

                    [ ]   100% immediately

                    [ ]   100% after _____ Year(s) of Service

                    [ ]   determined in accordance with Schedule ___ below:

                                                    Vested Percentage
                                         ---------------------------------------
                  Years of Service       Schedule A    Schedule B     Schedule C
                  ----------------       ----------    ----------     ----------
                      Less than 1 year           0%             0%         _____%
                      1 but less than 2          0%             0%         _____%
                      2 but less than 3         20%             0%         _____%
                      3 but less than 4         40%            20%         _____%
                      4 but less than 5         60%            40%         _____%
                      5 but less than 6         80%            60%         _____%
                      6 but less than 7        100%            80%         _____%
                      7 or more                100%           100%           100%


             b. Vested Percentage For Certain Participants:  If this Plan is an amendment of a Prior Plan to comply with TRA86: (Note: The schedule selected below must be no worse than the schedule in
                Item 5.a.ii. above.) N/A

                [ ] The schedule in Item 5.a.ii. above shall be applicable since it results in Vested Percentages at least equal to the Vested Percentages determined under the schedule in
                     Item 5.a.i. above.

                [ ] An Employee who was a Participant in the Plan on the day before the first day of the Plan Year beginning in 1989 shall have his Vested Percentage determined in accordance with:

                     [ ]   the schedule in Item 5.a.i. above

                     [ ]   the schedule below:

                           Years of Service       Vesting Percentage
                           ----------------       ------------------

                          Less than 1 year              ____%
                          1 but less than 2             ____%
                          2 but less than 3             ____%
                          3 but less than 4             ____%
                          4 but less than 5             ____%
                          5 but less than 6             ____%
                          6 but less than 7             ____%
                          7 or more                     100%"


11. The second "flush left" paragraph of Section 4.02 is hereby amended in its entirety to read as follows:

        "This Section 4.02 is effective for Plan Years beginning on or after the date specified in the Adoption Agreement. (For Plan Years beginning prior to the preceding Plan Years, the treatment of Forfeitures and allocation of Forfeiture Accounts attributable to Employer Contribution Accounts shall be determined under the terms of the Prior Plan.) Forfeitures shall occur as of the date a Forfeiture Account is established in accordance with subsection (a) below."

12. The first paragraph of Section 4.02(a) is hereby amended by deleting the last two sentences and inserting in lieu thereof the following:

        "Such Forfeiture Accounts shall be allocated in accordance with Section 5.07."

13. The second paragraph of Section 4.02(a) is hereby deleted in its entirety.

14. The second paragraph of Section 5.07 is hereby amended in its entirety to read as follows:

        "For Plan Years beginning prior to the effective date specified for
        Section 4.02, the allocation of Forfeitures attributable to Employer Contribution Accounts shall be determined under the terms of the Prior Plan. For Plan Years beginning on or after the effective date specified for Section 4.02, Forfeitures which have become available for allocation during a Plan Year in accordance with Section 4.02 shall be [ ] used to pay administrative expenses of the Plan and Trust. [X] treated in the same manner as Forfeiture Accounts attributable to Matching Contribution Accounts (see Section 7.07). [ ] added to Profit Sharing Contributions.

        If any Forfeitures still remain, such excess shall be held in a suspense account and be applied as previously described in future Plan Years."

15. The following Sections are hereby deleted in their entirety: 6.06(a); 6.07; 7.09(b); 7.11; and 7.14(c)(i).

16. The first paragraph of Section 7.07 is hereby amended in its entirety to read as follows:

        "This Section 7.07 is effective for Plan Years beginning on or after June 1, 1997. For Plan Years beginning prior to the preceding Plan Years, the treatment of Forfeitures and allocation of Forfeiture Accounts attributable to Matching Contribution Accounts on account of a Participant's Termination of Employment with less than 100% vesting shall be determined under the terms of the Prior Plan."

17. Section 7.13(i)(ii)(1) is hereby amended in its entirety to read as follows:

        "(1) the eligible Non-Highly Compensated Participants are those (A) who made Deferrals during the Plan Year, and (B) whose Matching Contribution Accounts are greater than zero dollars as of the end of the Plan Year."

18.     Section 5.03(c) is hereby amended in its entirety to read as follows:

        "(c) Change of Investment Election: The Administrator shall establish rules and procedures under which Participants may:

               (i) change their investment election with respect to future contributions under subsection (a), and

               (ii) transfer their Account(s) (all or a portion) from one Investment Fund to another."

19.     Section 5.10(c) is hereby amended in its entirety to read as follows:

        "(c) Application: An application for a loan by a Participant shall be made in writing to the Administrator on such form or forms as the Administrator may require. The Administrator may also require (if applicable) the Participant to produce such documents and other evidence of a financial need and the amount of the financial need. If the loan is secured by any part of the Participant's Account, the loan application must also include the Participant's consent to a possible reduction of his Benefit to satisfy the repayment of such loan. The preceding consent shall be obtained no earlier than 90 days before the date such loan is made.

        If (1) the Plan is subject to the provisions of Article X, (2) a loan is secured by any part of a Participant's Account, and (3) such Participant is married at the time of the loan, the loan application must also include the spouse's consent to and acknowledgment of the effect of the possible reduction described in the preceding paragraph. The spouse's consent shall (1) be obtained no earlier than 90 days before the date such loan is made, and (2) be witnessed by a notary public (or if permitted by the Administrator, by a representative of the Administrator). If the Participant is unmarried at the time of the loan or if the Participant later remarries, the consent of the new spouse shall not be required."

20. Section 6.11(b)(iv) is hereby amended by deleting the last sentence thereof.

21.     Section 13.09 is hereby amended in its entirety to read as follows:

        "13.09  FORMS

        Where necessary, the Administrator shall develop written election forms, applications, etc. that a Member or Beneficiary must complete and submit (including any additional pertinent information). The Administrator may rely upon all such information so furnished it, including such person's current mailing address. The Administrator may accept forms sent by facsimile.

        Notwithstanding the foregoing, the Administrator may establish rules, procedures and circumstances under which an individual may make elections, applications, etc. in a form other than a written form (e.g., telephonic voice response system), unless such non-written form is prohibited by law."

22.     A new Article XVIII is hereby added to read as attached hereto as
        Exhibit I.


        IN WITNESS WHEREOF, the Company has adopted this Modification as of the
3rd   day of  June   ,  1997.
-----       --------


                                            Haskel International, Inc.
                                            The "Company"


                                            By /s/L. D. SCHNELL
                                               ------------------------------

                                                                       EXHIBIT I


                                  ARTICLE XVIII

                                  COMPANY STOCK


        18.01 VOTING OF COMPANY STOCK

        A Participant shall direct the Trustee as to the manner in which Company Stock allocated to his Account shall be voted. Before each meeting of the Company's shareholders, the Trustee shall deliver to each Participant a copy of any proxy solicitation materials together with a form by which the Participant may instruct the Trustee on how to vote the Company Stock allocated to his Account. The Trustee shall vote Company Stock through proxy in accordance with instructions received from Participants. In the case of Company Stock for which instructions are not received, the Trustee shall vote such stock in accordance with the direction of the Administrator, or, in the absence of any direction by the Administrator, in direct proportion to the instructions to vote received from the Participants.

        18.02 TENDER OFFERS

        In the event of a Tender Offer, the Trustee shall sell, convey or transfer Company Stock only in accordance with the written instructions of Participants.

        The Trustee shall deliver to each Participant:

               (a) a copy of the description of the terms and conditions of the Tender Offer filed with the Securities and Exchange Commission on
        Schedule 14D-1;

               (b) if requested by the Company, a copy of the statement from Company management setting forth its position with respect to the Tender Offer filed with the Securities and Exchange Commission on Schedule 14D-9;

               (c) an instruction form to be used by any Participant who wishes to instruct the Trustee to tender Company Stock in response to the Tender Offer which states that Company Stock allocated to the Participant will not be tendered if no instruction form is returned to the Trustee by the indicated deadline; and

               (d) such other materials or information as the Trustee may deem necessary or appropriate.

        The Trustee shall sell, convey, or transfer shares of Company Stock pursuant to the terms of the Tender Offer as directed by the Participants on the instruction forms. The Trustee shall not express any opinion or recommendation to any Participant concerning the Tender Offer.

        18.03 DELEGATION OF TRUSTEE DUTIES

        To the extent permitted by law, the Trustee may delegate to the Administrator any one or more of the rights, powers and duties prescribed for it under this Article XVIII. Any delegation of the Trustee's rights, powers and duties hereunder shall be terminable by the Trustee upon such notice to the Administrator as the Trustee deems appropriate.

        18.04 TRUST AGREEMENT

        If the provisions of this Article conflict with the provisions of the Trust Agreement, the provisions of the Trust Agreement shall govern.

                        LOUIS KRAVITZ & ASSOCIATES, INC.
                       MASTER 401(k) PROFIT SHARING PLAN
                               ADOPTION AGREEMENT

                               TABLE OF CONTENTS


                                                                           Page
                                                                          Number
                                                                          ------
A.      COMPANY and EMPLOYER INFORMATION ..................................  1

B.      PLAN INFORMATION ..................................................  2

C.      PLAN and TRUST IDENTIFICATION .....................................  3

D.      HIGHLY COMPENSATED EMPLOYEE .......................................  4

E.      ELIGIBILITY REQUIREMENTS ..........................................  5

F.      YEARS OF SERVICE ..................................................  6

G.      EARNINGS and COMPENSATION .........................................  6

H.      VOLUNTARY and ROLLOVER CONTRIBUTIONS
        BY PARTICIPANTS ...................................................  7

I.      ALLOCATION OF PROFIT SHARING CONTRIBUTIONS ........................  8

J.      FORFEITURES ATTRIBUTABLE TO EMPLOYER
        CONTRIBUTION ACCOUNTS .............................................  9

K.      VESTING OF EMPLOYER CONTRIBUTION ACCOUNT ..........................  9

L.      401(k) DEFERRALS, HARDSHIP WITHDRAWALS
        AND RELATED RULES ................................................. 12

M.      MATCHING CONTRIBUTIONS AND RELATED RULES .......................... 13

N.      JOINING BONUSES ................................................... 16

O.      INVESTMENT FUNDS .................................................. 16

P.      PAYMENT OF BENEFITS ............................................... 17

Q.      CODE SECTION 415 REQUIREMENTS IF EMPLOYER
        MAINTAINS MORE THAN ONE PLAN ...................................... 18

R.      LOANS ............................................................. 18

S.      TOP HEAVY MINIMUM BENEFITS ........................................ 19

SIGNATURES ................................................................ 19

                        LOUIS KRAVITZ & ASSOCIATES, INC.
                        MASTER 401(k) PROFIT SHARING PLAN

                               ADOPTION AGREEMENT


The undersigned Company and each other named Employer, if any, hereby adopt the Louis Kravitz & Associates, Inc. Master 401(k) Profit Sharing Plan (the "Plan") and the related Trust Agreement (the "Trust"), subject to the terms, conditions and elections of this Adoption Agreement.

The Company and each Employer have read and understand the terms of the Plan and Trust. The Company and each Employer are hereby advised to consult legal counsel in completing this Adoption Agreement, in applying for Internal Revenue Service approval, and in determining the tax-deductibility of contributions to the Plan.

A.      COMPANY AND EMPLOYER INFORMATION

       1.  Name of Company:  HASKEL INTERNATIONAL, INC.
                            ------------------------------------------------
       2.  Address: 100 EAST GRAHAM PLACE
                    -------------------------------------------------------
                    BURBANK, CA 91502
                    --------------------------------------------------------

                    --------------------------------------------------------

       3.  Telephone: (818) 843-4000                4.  Accounting Method: [ X ]  Cash  [  ] Accrual
                      --------------------------
       5.  Fiscal Year-End:  5/31                   6.  Federal Tax I.D. No.:  95-4107640
                           ---------------------                               ---------------

       7.   Type of Entity:  [ X ] Regular Corporation   [  ] S Corporation
                             [   ] Partnership   [   ] Sole Proprietorship   [   ] Other:
                                                                                         ------------

            NOTE:  TAX-EXEMPT ORGANIZATIONS ARE NOT ELIGIBLE TO MAINTAIN A 401(k) PLAN!
            ----

       8.   Date Business Commenced: 1946            9.  Date Incorporated:  11/3/86
                                    ------                                  ---------

      10. Predecessor Employer: If another entity was predecessor to the Company, complete the following:

            a. Name of Predecessor:
                                    --------------------------------
            b. Date Business Commenced:
                                        ----------------------------
            c. Type of Entity: [ ] Regular Corporation [ ] S Corporation
                               [ ] Partnership [ ] Sole Proprietorship [ ] Other:
                                                                                  ------------------------
            d. Predecessor's Plan(s), if any: [ ] Defined Benefit Plan [ ] Defined Contribution Plan

        11.    Other Employers Adopting Plan (Section 2.26):


                                                    Federal Tax                          Relation to
                   Name of Employer              Identification No.   Fiscal Year-End     Company
                   ----------------              ------------------   ---------------     -------

            HASKEL ELECTRONIC PRODUCTS, INC.    95-4445588            5/31             OWNED
            ----------------------------------  --------------------  --------------   -----------------
            HASKEL - HOGAN SYSTEMS AND
            SERVICE COMPANY                     76-0520206            5/31             OWNED
            ----------------------------------  --------------------  --------------   -----------------

            ----------------------------------  --------------------  --------------   -----------------

            ----------------------------------  --------------------  --------------   -----------------

B.      PLAN INFORMATION (ARTICLE I)

        1.     New or Amended Plan or Plan Amendment (Section 1.01 or 1.06)

               [ ]   New Plan:            This is a new plan.
               [X]   Amended Plan:        This is an amendment and restatement of the
                                          existing plan and trust, i.e. the
                                          Prior Plan (Section 2.78) identified below:

               a.     Name of Prior Plan:  HASKEL INTERNATIONAL, INC. PROFIT SHARING PLAN
                                         -------------------------------------------------
               b.     Type of Plan:  PROFIT SHARING PLAN
                                   -------------------------------------------------------
               c.     Effective Date of Prior Plan:  6/1/84
                                                    --------------------------------------
               d.     Prior Plan Account(s) (Section 2.79) shall:

                      [X] Constitute the beginning balance(s) of a Participant's successor Account(s) in this Plan as of the Effective Date of this amended Plan.

                      [ ]  Be maintained as separate Account(s) (i.e. Prior Plan
                           Account(s)) in this Plan as of the Effective Date of this
                           amended Plan. Such Prior Plan Account(s) shall be maintained in a manner similar to Rollover Contribution Accounts
                           pursuant to Section 4.03. In addition, Prior Plan Account(s)
                           shall be fully vested at all times.

        [ ]  Plan Amendment Number ______:      This is an amendment to the
                                                latest Adoption Agreement
                                                previously executed with respect
                                                to this Plan and Trust. The Plan
                                                Amendment Effective Date
                                                (Section 2.75) shall be
                                                                        ----------------
        2.     Permitted Disparity in Other Plans of an Employer (Section 1.07)

               Does any Employer maintain another plan which (i) provides for permitted disparity under Section 401(l) of the Code, and (ii) covers a Participant of this Plan?

               [ ]  Yes (also see Item I.2 of the Adoption Agreement)

               [X]  No

C.      PLAN AND TRUST IDENTIFICATION

        1.  Name of Plan:  HASKEL INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN
                         -------------------------------------------------------
        2.  Name of Trust:  HASKEL INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN
                             ------------------------------------------------------

        3.  Trust Agreement:     [X] Louis Kravitz & Associates, Inc. Master Trust Agreement

                                 [ ] Other.  Trustee(s):  _________________________________

               If Louis Kravitz & Associates, Inc. Master Trust Agreement, complete below:

        a.     Trustee(s) (Section 1.09 of Trust Agreement):

               FIRST TRUST CORPORATION
               -------------------------------------------------------------

               -------------------------------------------------------------

               -------------------------------------------------------------

        b. If more than one individual is named as Trustee, the power to act as Trustee shall require the action of

               [  ]   any Trustee acting alone

               [  ]   all Trustees acting together

               [  ]   a majority of Trustees acting together

               [  ]   other: ___________________________________________________

                             ___________________________________________________

        4.     Original Effective Date of Plan:   6/1/84
                                                --------------------------------

        5.     Effective Date of Plan and Trust:  6/1/97
                                                --------------------------------

        6.     a.  Plan Year Ends:    5/31
                                   ---------------------------------------------

               b.  Has Plan Year been amended since the Original Effective Date?

                   [X] No    [ ] Yes (complete c. below)

               c.  If there has been a change in Plan Year (attach additional pages if there has been more than one change of Plan Years),

                  i.     What was the last day of the prior full Plan Year?  _____________(MM/DD/YY)

                  ii.    What was the period of the short Plan Year?_____________ to _____________(MM/DD/YY)

                  iii.   What is the first day of the new full Plan Year?______________(MM/DD/YY)


       7.      a.   Limitation Year Ends: 5/31
                                         ---------------------------------
               b.   Has Limitation Year been amended since the Original Effective Date?
                    [X] No    [  ] Yes (complete c. below)

               c.   If there has been a change in Limitation Year (attach additional pages if there has been more than one change of Limitation Years),

                    i.     What was the last day of the prior full Limitation Year? ______________(MM/DD/YY)

                   ii.     What was the period of the short Limitation Year?______________ to______________ (MM/DD/YY)

                  iii.     What is the first day of the new full Limitation Year?______________(MM/DD/YY)

       8.      Administrator of Plan:    [  ]  The Company    [X]  Other: ADMINISTRATIVE COMMITTEE UNDER THE HASKEL
               INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN
               ----------------------------------------------------------------------

       9.      State whose law shall govern:  [X]  California  [  ]  Other:
                                                                            --------------------------------

D.     HIGHLY COMPENSATED EMPLOYEE (SECTION 2.45).  This option must be the same under all plans of the Employer.

        1.     For purposes of determining (i) who is a Highly Compensated Employee and (ii) the size of the "officer group" or "Top 20% Group," the term Employee shall (Section 2.45(d))

               a. [  ] include [X] exclude Leased Employees who meet certain safe-harbor exceptions under IRS regulation 1.414(q)-1T,A-7(b)(2).

               b. [  ] include [X] exclude Employees covered by a collective bargaining agreement, if certain conditions are met.

        2.     For purposes of determining the size of the "officer group" or "Top 20% Group," the following Employees shall be excluded:

        [X]    The Employees listed in Section 2.45(f)(iii)

        [ ]    Employees who

               i.     have not completed ________ (not more than 6) months of service

               ii.    normally work less than ________ (not more than 17-1/2) hours per week

               iii.   normally work not more than ________ (not more than 6) months a year

               iv.    have not attained age ________ (not more than 21).

        3.     If the size of the "officer group" or "Top 20% Group" is not a whole integer, the calculated result shall be rounded to the
               [X] lower [ ] nearer [ ] higher integer.

        4.     If the Plan Year of this Plan (and all other plans of the Employer) is the calendar year, the Look-Back Year shall be  N/A

               [  ]   the 12-month period immediately preceding the Plan Year [normal method].

               [  ]   the Plan Year or applicable 12-month period [special method of IRS regulation
                      1.414(q)-1T, A-14(b)].

E.      ELIGIBILITY REQUIREMENTS

        1.     Age and Service Requirements to Become an Eligible Employee (Section 3.01)

               a.     Minimum Age: _________ (not more than 21)

               b.     Minimum Service:

                      I.     For Plan Years beginning before January 1, 1989: N/A

                             i.     Calculation Method:   [  ] Hours of Service   [  ] Elapsed Time  [  ] N/A

                            ii.     [  ]   No minimum service requirement

                                    [  ]   ______ Year(s) of Service

                                    [  ]   Less Than One Year of Service: The earlier of (i) ______ month(s) of employment, during which the Employee completes __________ Hours of Service or (ii) the completion of
                                    One Year of Service.

                                    [  ]   ________ month(s) of employment.

                     II.     For Plan Years beginning after December 31, 1988:

                             i.     Calculation Method:   [  ] Hours of Service   [X] Elapsed Time  [  ] N/A

                            ii.     [  ]   No minimum service requirement

                                    [  ]   One Year of Service

                                    [  ]   Less Than One Year of Service: The earlier of (i) ______ month(s) of employment, during which the Employee completes __________ Hours of Service or (ii) the completion of
                                    One Year of Service.

                                    [X]     6    month(s) of employment.
                                          ----

        2.     Excluded Employee (Section 2.33)

               The following Employees or classes of Employees shall be excluded from participation in the Plan:

               a.  Leased Employees (Section 2.58) are [X] excluded  [  ] not excluded.

               b.  Employees Excluded:  _______________________________________________________

               c.  Class of Employees Excluded:  ________________________________________________

        3.     Entry Date(s) (Section 2.29) (Note:  The Effective Date and the first day of any Plan
               Year are also Entry Dates.)

               [  ]   The first day of the Plan Year and the first day of the seventh month of the Plan Year.

               [  ]   The last day of the Plan Year and the last day of the sixth month of the Plan Year.

               [X]    The first day of each of the following months:  JANUARY, FEBRUARY, MARCH, APRIL,
                                                                     -------------------------------------
                      MAY, JUNE, JULY, AUGUST, SEPTEMBER, OCTOBER, NOVEMBER, DECEMBER
                      ------------------------------------------------------------------------------------

        4.     Irrevocable Waiver of Participation (Section 3.08):   [  ] Permitted   [X] Not
               permitted

F.      YEARS OF SERVICE

        1.     Calculation Method (Section 3.05):   [X] Hours of Service  [  ] Elapsed Time

        2.     Parity Break (Section 2.70)  (Note:  Once an Employee becomes a Participant, he shall not have a Parity Break regardless of the number of his Breaks-In-Service.)

               [X]   Include Parity Break rule in Plan.

               [ ]   Exclude Parity Break rule so that all Years of Service are aggregated for purposes of eligibility and vesting.

        3.     Years of Service with the following Prior Employer(s) (Section 2.77) count for purposes of eligibility and vesting: ___________________________________________________________

                ______________________________________________________________________________________

G.      EARNINGS (SECTION 2.21) AND COMPENSATION (SECTION 2.15)

        1.     Accounting Method:   [X]  Paid     [  ]  Accrued

               (Note:  "Accrued" may not be elected if the Plan is first (originally) adopted on or after
               May 14, 1990. In addition, the election to use "Accrued" (if made) shall expire at the end of the "applicable period" which begins in 1991.)

        2.     Earnings (for purposes of Section 415 of the Code) shall mean:

               [X] Form W-2 Earnings

               [ ] Safe Harbor Earnings #A

               [ ] Safe Harbor Earnings #B

        3.     Compensation shall mean:

               [ ] Gross Earnings (Note:  This is Earnings plus salary reduction amounts.)

               [X] Adjusted Gross Earnings (Note:  This is Gross Earnings,
                   reduced by certain prescribed items.)

               [ ] Wages, plus

                   [ ] no additions

                   [ ] Overtime  [ ] Bonuses  [ ] Commissions

                   [ ] Other taxable, cash and/or non-cash compensation
                       as follows:

                       ---------------------------------------------------------

                       ---------------------------------------------------------

                       ---------------------------------------------------------

               (Note: If the "Wages" or "Other" category is elected, such definition of Compensation must annually meet the non-discrimination requirements of temporary regulation 1.414(s)-1T(d).)

        4. Compensation in First Year of Participation: For purposes of allocating the Employer's contribution and Forfeitures for the Plan Year in which a Participant begins or resumes participation in the Plan, Compensation paid before a Participant's participation began or resumed shall be [ ] included [X] excluded.

H.   VOLUNTARY AND ROLLOVER CONTRIBUTIONS BY PARTICIPANTS (SECTION 4.03)

          1. Employee voluntary contributions are [ ] permitted [X] not permitted. If permitted, Employee voluntary contributions for any Plan Year shall be limited as follows:

               [ ] no maximum limits

               [ ] maximum of $____________

               [ ] maximum of ______% of Compensation

          2.   Rollover Contributions are [X] permitted [ ] not permitted.

I.      ALLOCATION OF PROFIT SHARING CONTRIBUTIONS

        1. Eligibility for Profit Sharing Contribution (Section 5.05). Check applicable item(s): (Note: The term "Participant" below shall also include the term "Inactive Participant" where applicable.)

                [X] Participants who complete the following number of Hours of
                    Service during the Plan Year:

                    [ ] more than 500  [X] at least 1,000
                    [ ] other (not more than 1,000):

                [X] Participants who are still employed by the Employer on the last day of the Plan Year.

                [ ] During his first Plan Year of participation, a Participant must complete a pro-rata portion of ___________ Hours of Service based upon the number of days of participation. A Participant must complete __________ Hours of Service during his second and subsequent Plan Years of participation.

                [ ] Participants who either complete more than 500 Hours of
                    Service (or are employed more than 91 consecutive calendar days, in the case of a Plan that has selected the Elapsed Time method in Section 3.05) during the Plan Year or are still employed by the Employer on the last day of the Plan Year. This election shall be effective as of the Plan Year beginning _______________________, and shall supersede the elections chosen above (if any).

                [ ] Notwithstanding any of the above requirements, a Participant who has experienced a Termination of Employment during the Plan Year on account of death, Disability or retirement on or after his Normal Retirement Date shall be eligible for an Employer contribution.

                [ ] Participants who have ______ Year(s) of Service.  This provision is effective _______________________. (Note:
                    Depending upon the effect of his eligibility requirement, the Vested Percentage in Item K.2 may have to be 100%.)

        2. Allocation Formula: The Profit Sharing Contribution shall be allocated in accordance with the method elected below. (Note:
                The Integrated Allocation Method may not be elected if the Employer maintains another plan which (i) provides for permitted disparity under Section 401(l) of the Code, and (ii) covers a Participant of this Plan. See Section 1.07 for details.)

                [ ] Integrated Allocation Method (Section 5.06(a)).  Integration
                    Level (Section 2.49) shall mean:

                [ ] The Social Security Taxable Wage Base in effect on the first day of the Plan Year.

                [ ] $_______________. Commencing with the Plan Year beginning
                    _______________________, the $_______________ shall be
                    increased by $_________________ annually. However, the $________________ (or such increased amount) may not exceed the Social Security Taxable Wage Base in effect on the first day of any Plan Year.

                [ ] ______% (not to exceed 100%) of the Social Security Taxable
                    Wage Base in effect on the first day of the Plan Year. This election shall be effective as of the Plan Year beginning _________________________, and shall supersede the election chosen above (if any).

                [X] Non-Integrated Allocation Method (Section 5.06(b)).

J.      FORFEITURES ATTRIBUTABLE TO EMPLOYER CONTRIBUTION ACCOUNTS

        1. Availability of Forfeiture Account for Allocation (Section 4.02(a)) [for Plan Years beginning after December 31, 1988].

                a. A Former Participant's Forfeiture Account shall become available for allocation (either treated as Qualified Nonelective Contributions pursuant to Sections 6.07,
                        7.11 or 7.14, or allocated in accordance with Section 5.07) as of the end of the Plan Year in which

                        [X] such Former Participant receives a distribution of his Benefit.

                        [ ] such Former Participant incurs _____ (not more than 5) consecutive Break(s)-In-Service.

                b. The second paragraph of Section 4.02(a) allows a "postponement" of allocation of certain Forfeiture Accounts. The preceding "Delayed Forfeiture Allocation Method" is

                        [ ]   elected

                        [X]   not elected.

                        [ ] not applicable because the Plan automatically restores Forfeiture Accounts upon reemployment prior to 5 consecutive Breaks-In-Service under
                              Section 4.02(b)(ii).

        2. Restoration of Forfeiture Account (Section 4.02(b)) [for Plan Years beginning after December 31, 1988].

               The restoration of a Former Participant's Forfeiture Account shall be governed by:

               [X] Section 4.02(b)(i); repayment of prior distribution is required.

               [ ] Section 4.02(b)(ii); repayment of prior distribution is not required.

K. VESTING OF EMPLOYER CONTRIBUTION ACCOUNT. The elections described below shall apply only for purposes of determining vesting of the Employer Contribution Account.

        1.     Years of Service for Vesting Purposes (Section 2.101)

               [X] All Years of Service shall be counted for purposes of
                   Vested Percentage.

               [ ] The following Years of Service are excluded for purposes of
                   Vested Percentage (Note: This election is available only if the Original Effective Date is later than December 31, 1988 or the Plan previously excluded such Years of Service):

               [ ] Years of Service prior to age 18 during which the Employee was not a Participant.

               [ ] Years of Service prior to the Original Effective Date (and taking into account a "predecessor plan," as defined in IRS regulation 1.411(a)-5(b)(3)).

        2.     Vested Percentage (Section 2.101)

        a. The Vested Percentage for Plan Years beginning prior to January 1, 1989 shall be:

               [ ]  100% immediately.

               [ ]  100% after _______ Year(s) of Service.

               [ ]  determined in accordance with Schedule _____ below:

                                                             Vested Percentage
                                     ----------------------------------------------------------------
            Years of Service         Schedule A    Schedule B    Schedule C    Schedule D  Schedule E
            ----------------         ----------    ----------    ----------    ----------  ----------
            Less than 1 year               0%            0%             0%            0%             %
             1 but less than 2            10%            0%             0%            0%             %
             2 but less than 3            20%            0%             0%           20%             %
             3 but less than 4            30%            0%             0%           40%             %
             4 but less than 5            40%           40%            40%           60%             %
             5 but less than 6            50%           45%            50%           80%             %
             6 but less than 7            60%           50%            60%          100%             %
             7 but less than 8            70%           60%            70%          100%             %
             8 but less than 9            80%           70%            80%          100%             %
             9 but less than 10           90%           80%            90%          100%             %
            10 but less than 11          100%           90%           100%          100%             %
            11 or more                   100%          100%           100%          100%             %



        b. The Vested Percentage for Plan Years beginning after December 31, 1988 shall be (Note: The schedules below must comply with Section 411(a)(2) of the Code.):

                [ ] 100% immediately.

                [ ] 100% after _____ Year(s) of Service.

                [X] determined in accordance with Schedule C below:

                                             Vested Percentage
                   Years of Service      Schedule A    Schedule B     Schedule C
                    Less than 1 year         0%              0%              0%
                    1 but less than 2        0%              0%             20%
                    2 but less than 3       20%              0%             40%
                    3 but less than 4       40%             20%             60%
                    4 but less than 5       60%             40%             80%
                    5 but less than 6       80%             60%            100%
                    6 but less than 7      100%             80%            100%
                    7 or more              100%            100%            100%

3. Alternate Vesting Schedule For Certain Participants: If this Plan is an amendment of a Prior Plan to comply with TRA86: (Note: The schedule selected below must be no worse than the schedule in Item 2.b above.) N/A

        [ ] The schedule in Item 2.b above shall be applicable since it results in Vested Percentages at least equal to the Vested Percentages determined under the schedule in Item 2.a above.

        [ ] An Employee who was a Participant in the Plan on the day before the first day of the Plan Year beginning in 1989 shall have his Vested Percentage determined in accordance with:

               [ ]  the schedule in Item 2.a above.

               [ ]  the schedule below:

                             Years of Service                 Vested Percentage
                             ----------------                 -----------------
                             Less than 1 year                        _____%
                             1 but less than 2                       _____%
                             2 but less than 3                       _____%
                             3 but less than 4                       _____%
                             4 but less than 5                       _____%
                             5 but less than 6                       _____%
                             6 but less than 7                       _____%
                             7 or more                                 100%


        4.     Top Heavy Vesting Schedule (Section 2.95) shall mean:

               [X] Same as Vested Percentage (Item 2.b above). (Note: This schedule must be as favorable as either of the schedules below.)

               [ ]  100% vesting after three Years of Service.*

               [ ] Graded Vesting as follows:

                             Years of Service*            Vested Percentage
                             -----------------            -----------------

                             Less than 2 years                    0%
                             2 but less than 3                   20%
                             3 but less than 4                   40%
                             4 but less than 5                   60%
                             5 but less than 6                   80%
                             6 or more                          100%

---------------
* For purposes of determining a Participant's nonforfeitable percentage, his Years of Service prior to the Original Effective Date shall be excluded. See
  Section 11.03 regarding service under a predecessor plan.

L.      401(k) DEFERRALS, HARDSHIP WITHDRAWALS AND RELATED RULES

        1.     Limitations on Deferrals (Section 6.03)

               a.     Amount of Deferrals:  Check applicable item(s)

                      [X] Participants may make Deferrals of from 1% to 15%
                          of their Compensation for each "payroll period" (may vary for different groups of Employees)

                      [ ] Participants may make Deferrals of from $______ to
                          $______ for each "payroll period" (may vary for different groups of Employees)

               b.     "Make-Up" Deferrals are [X] permitted [ ] not permitted.

        2.     Failure to Satisfy ADP Test (Section 6.06)

               If the Plan fails the ADP Test, Section 6.11 provides that Discriminatory Deferrals may be recharacterized.
               Recharacterization is

               [X] not applicable because Section 4.03 does not allow voluntary contributions

               [ ] permitted

               [ ] not permitted.

        3. Hardship Withdrawals (Section 6.12): For Plan Years beginning after December 31, 1988 (with certain exceptions), the following provisions shall govern hardship withdrawals:

               a.    Other Resources (Section 6.12(d)):

                     [X]   Safe Harbor Rule

                     [ ]   Facts and Circumstances Rule

               b.    Maximum Number of Hardship Withdrawals (Section 6.12(f)):

                     [ ]   no limits imposed

                     [X] a Participant must wait another 12 months after a hardship withdrawal


                     [ ] ______ per any 12-month period. The 12-month period shall be the

                     [ ]   Plan Year   [ ] calendar year   [ ] other: __________

                     [ ] Notwithstanding any limits imposed above, the Administrator shall establish special rules for hardship withdrawals for tuition for post-secondary education. These rules are necessary to satisfy IRS regulations which require that tuition be granted only on a quarterly or semester basis, rather than an annual basis.

M.      MATCHING CONTRIBUTIONS AND RELATED RULES

        1. Funding of Contribution (Section 7.04(a)): Matching Contributions shall be (SEE MODIFICATION)

               [ ] unavailable under this Plan (ignore the remainder of this Item M of the Adoption Agreement)

               [ ] discretionary (ignore Item 4 below)

               [ ] required (ignore Item 3 below).

        2. Eligibility for Matching Contribution (Section 7.04(b)): Check applicable item(s). (SEE MODIFICATION)

               [ ] Participants who complete the following number of Hours of Service during the Plan Year:

                   [ ] more than 500  [ ] at least 1,000
                   [ ] other (not more than 1,000):_____________

              [ ] Participants who are still employed by the Employer on the last day of the Plan Year.

              [ ] Notwithstanding any of the above requirements, a Participant who has experienced a Termination of Employment during the Plan Year on account of death, Disability or retirement on or after his Normal Retirement Date shall be eligible for a Matching Contribution.

               [ ] An Employee who was a Participant at any time during the Plan
                   Year.

               [ ] A Participant who is not a Highly Compensated Participant.
                   This provision is effective as of __________________________.

               [ ] A Participant who is not a Partner-Employee. This provision is effective as of _____________.

               [ ] A Participant who has _____ (not more than 2) Year(s) of
                   Service. For Plan Years beginning before January 1, 1989, the
                   ___ Year(s) of Service in the preceding sentence shall be replaced by ____ (not more than 3) Year(s) of Service. (Note:
                   Depending upon the effect of these eligibility requirements, the Matching Contribution Account may have to be 100% vested in Item M.5 below.)

               [ ] A Participant who would have also been a Participant if the minimum service eligibility requirement in Section 3.01(a) were ________________________ (not more than 2 Years of
                   Service). For Plan Years beginning before January 1, 1989, the ________________________ in the preceding sentence shall be replaced by ________________________ (not more than 3
                   Years of Service). (Note: Depending upon the effect of these eligibility requirements, the Matching Contribution Account may have to be 100% vested in Item M.5 below.)

        3. Allocation of Discretionary Matching Contributions (Section 7.05(a)) (SEE MODIFICATION)

                a. For purposes of Section 7.05(a), a Participant's Deferrals in excess of the following amount shall not be taken into account: Check applicable item(s):

                        [ ] All Deferrals are taken into account

                        [ ] ____% (not more than 6%) of his Compensation. For
                            Plan Years beginning after _____________________, Deferrals in excess of ______% of his Compensation will not be taken into account.

                        [ ] $________________.

                b. Matching Contributions on behalf of any Participant shall be limited to the following amount: Check applicable item(s): (SEE MODIFICATION)

                        [ ] no limit is applicable

                        [ ] ____% of his Deferrals

                        [ ] ____% of his Compensation

                        [ ] $_______.

        4. Allocation of Required Matching Contribution (Section 7.05(b)) (SEE MODIFICATION)

                a. An eligible Participant shall be allocated a Matching Contribution equal to ____% of his Deferrals for the Plan Year.

                b. Matching Contributions on behalf of any Participant shall be limited to the following amount: Check applicable item(s):

                        [ ] no limit is applicable

                        [ ] _____% of his Compensation. For Plan Years beginning
                            after ____________________, Matching Contributions shall be limited to _____% of his Compensation.

                        [ ] $_________.

        5. Vesting of Matching Contribution Account (Section 7.06). The elections described below shall apply only for purposes of determining vesting of the Matching Contribution Account. (SEE MODIFICATION)

                a.      Vested Percentage

                        i. The Vested Percentage for Plan Years beginning prior to January 1, 1989 shall be:

                                [ ] Same as Vested Percentage applicable to
                                    Employer Contribution Account (see Item
                                    K.2.a of the Adoption Agreement).

                                [ ] 100% immediately

                                [ ] 100% after ____ Year(s) of Service.

                                [ ] determined in accordance with Schedule
                                    ___ below:

                                                             Vested Percentage
                                     ----------------------------------------------------------------
            Years of Service         Schedule A    Schedule B    Schedule C    Schedule D  Schedule E
            ----------------         ----------    ----------    ----------    ----------  ----------
            Less than 1 year               0%           0%            0%             0%           %
             1 but less than 2            10%           0%            0%             0%           %
             2 but less than 3            20%           0%            0%            20%           %
             3 but less than 4            30%           0%            0%            40%           %
             4 but less than 5            40%          40%           40%            60%           %
             5 but less than 6            50%          45%           50%            80%           %
             6 but less than 7            60%          50%           60%           100%           %
             7 but less than 8            70%          60%           70%           100%           %
             8 but less than 9            80%          70%           80%           100%           %
             9 but less than 10           90%          80%           90%           100%           %
            10 but less than 11          100%          90%          100%           100%           %
            11 or more                   100%         100%          100%           100%           %

        ii. The Vested Percentage for Plan Years beginning after December 31, 1988 shall be (Note: The schedules below must comply with Section 411(a)(2) of the Code.):

                [ ] Same as Vested Percentage applicable to Employer Contribution Account (see Item K.2.b. of the Adoption Agreement).3

                [ ] 100% immediately

                [ ] 100% after _____ Year(s) of Service

                [ ] determined in accordance with Schedule ___ below:

                                                   Vested Percentage
                                         ---------------------------------------
                  Years of Service       Schedule A    Schedule B     Schedule C
                  ----------------       ----------    ----------     ----------
                  Less than 1 year           0%             0%              %
                  1 but less than 2          0%             0%              %
                  2 but less than 3         20%             0%              %
                  3 but less than 4         40%            20%              %
                  4 but less than 5         60%            40%              %
                  5 but less than 6         80%            60%              %
                  6 but less than 7        100%            80%              %
                  7 or more                100%           100%           100%

b. Vested Percentage For Certain Participants: If this Plan is an amendment of a Prior Plan to comply with TRA86: (Note: The schedule selected below must be no worse than the schedule in Item 5.a.ii. above.)

        [ ] The schedule in Item 5.a.ii. above shall be applicable since it results in Vested Percentages at least equal to the Vested Percentages determined under the schedule in Item 5.a.i. above.

        [ ] An Employee who was a Participant in the Plan on the day before the first day of the Plan Year beginning in 1989 shall have his Vested Percentage determined in accordance with:

            [ ] the schedule in Item 5.a.i. above

            [ ] the schedule below:

                          Years of Service       Vested Percentage
                          ----------------       -----------------
                          Less than 1 year                  %
                          1 but less than 2                 %
                          2 but less than 3                 %
                          3 but less than 4                 %
                          4 but less than 5                 %
                          5 but less than 6                 %
                          6 but less than 7                 %
                          7 or more                      100%

N.      JOINING BONUSES (SECTION 7.03)

        1.     Are Joining Bonuses provided under the Plan?

               [X] No     [ ] Yes (complete Items 2, 3 and 4 below)

        2.     Joining Bonuses are

        [ ]    discretionary.

        [ ] Required. Each eligible Participant (and Inactive Participant) shall be entitled to a Joining Bonus of $__________.

        3. In addition to the requirements described in Section 7.03(b), a Participant (and Inactive Participant) must meet the following requirement(s) to be eligible for a Joining Bonus:

                [ ] He must complete the following number of Hours of Service during the Plan Year:

                    [ ] more than 500 [ ] at least 1,000
                    [ ] other (not more than 1,000):_________________

                [ ] He must still be employed by the Employer on the last day of the Plan Year.

                [ ] Notwithstanding either of the above requirements, a
                    Participant who has experienced a Termination of Employment during the Plan Year on account of death, disability or retirement on or after his Normal Retirement Date shall be eligible for a Joining Bonus.

        4. A Participant's Vested Percentage in his Joining Bonus Account shall be

                [ ]   100%

                [ ] determined by the vesting schedule applicable to the Matching Contribution Account (see Item M.5 of the Adoption Agreement).

O.      INVESTMENT FUNDS

        Section 5.03 allows the establishment of separate Investment Funds.

        [ ]   Separate Investment Funds are not established.

        [X] Separate Investment Funds are established. Complete Items 1 and 2 below:

              1. A Participant Directed Fund [ ] shall [ ] shall not be
                 established.

              2. Which Account(s) may be invested in Investment Funds?

                 [X]  All Accounts

                 [ ]  Deferred Income Account

                 [ ] Employer-type Accounts (i.e. Employer Contribution Account and Qualified Nonelective Contribution Account)

                      [Additional options on next page]

                 [ ] Employee-type Accounts (i.e. Employee Contribution Account,
                     Prior Plan Account and Rollover Contribution Account)

                 [ ] Matching-type Accounts (i.e. Joining Bonus Account,
                     Matching Contribution Account and Qualified Matching Contribution Account)

                 (Note: If an Account is not invested in any Investment Fund, such Account (and related contributions) shall be invested in the General Fund.)

P.      PAYMENT OF BENEFITS

        1. Normal Retirement Age (Section 2.66) shall mean the latest of (Note: See Section 2.66 for other restrictions):

                a.      The Participant's 62nd (not later than 65th) birthday

                b.      The date the Participant completes  N/A  Years of
                                                           -----
                        Service

                c.      The 5th anniversary of the Participant's Entry Date.

        2. Section 8.01(a)(ii) allows a distribution of Benefits to a Participant who reaches his Normal Retirement Date, but does not have a Termination of Employment. This option is

               [ ] Not available. No payments will be made prior to a Termination of Employment.

               [X] Available. Distribution will be made as of the "Deemed Retirement Date."

        3. Section 8.02(d) allows payment of Benefits in installments. Such method of installment payment is [ ] permitted [X] not permitted.

        4. Is this Plan an amendment or restatement of a Prior Plan (Section 8.02(d))?

               [ ]   No.

               [X] Yes. Did the Prior Plan provide for forms of payments other than lump sums or installments, and such forms of payment may not be eliminated pursuant to Section 411(d)(6) of the Code?

                     [X]   No.

                     [ ] Yes. The Plan must be amended to include such forms of payment.

        5. Section 8.02(b) generally provides that payment of Benefits will be paid as soon as practical after the end of the Plan Year in which a distributable event occurs. Section 8.02(b) also allows an alternative method regarding the timing of payment. An alternative method is hereby [X] not elected [ ] elected. If elected, payment of Benefits will be deferred until

                [ ] the Participant's Normal Retirement Date or age 62, if later.

                [ ] the Participant incurs _______ consecutive Break(s)-In-Service.

Q. CODE SECTION 415 REQUIREMENTS IF EMPLOYER MAINTAINS MORE THAN ONE PLAN (SECTION 5.09). This option must be consistent under all plans of the Employer.

        1.     Code Section 415(f)(1)(B):

               [X] Code Section 415(f)(1)(B) is not applicable because the Employer has never maintained more than one defined contribution plan at the same time.

               [ ]   Additions under this Plan shall be reduced first.

               [ ] Additions under the following plan(s) shall be reduced first (specify plan(s) in sequence of reduction):

        2.     Code Section 415(e):

               [X] The Employer maintains no defined benefit plans so that Code Section 415(e) is not applicable.

               [ ] No Employee is covered by more than one type of plan, so that Code Section 415(e) is not applicable.

               [ ] Contributions under a defined contribution plan maintained by the Employer shall first be reduced or discontinued in order to satisfy Code Section 415(e) (see Item 1 above).

               [ ] Benefits under a defined benefit plan maintained by the Employer shall first be reduced to satisfy Code Section 415(e).

R.      LOANS (SECTION 5.10)

        Loans are [X] permitted [ ] not permitted.

S. TOP HEAVY MINIMUM BENEFITS (SECTION 11.05(e)). THIS OPTION MUST BE THE SAME UNDER ALL PLANS OF THE EMPLOYER. (Note: Minimum benefits under
      Section 11.05[(a) through (e)] are computed based upon Gross Earnings.)

      If a Participant is covered under both a defined benefit and defined contribution plan, the minimum benefit requirements of Section 11.05(e) will be satisfied by the method chosen below:

      [X] Section 11.05(e) is not applicable because no Employee is covered under both a defined benefit plan and a defined contribution plan.

      [ ]   The Participant receives the defined benefit minimum.

      [ ] The Participant receives the defined benefit minimum, but there is a "floor offset" arrangement with the defined contribution plan.

      [ ] The Participant does not receive any special minimum, but only if a comparability analysis shows that total benefits under both types of plans are equivalent to the defined benefit minimum.

      [ ] The Participant receives contributions and forfeitures under the defined contribution plan equal to 5% of his Gross Earnings (while a Participant) for the Plan Year.

The Company and each Employer, acting upon the advice of legal counsel and pursuant to a duly authorized resolution of the Company's and each Employer's Governing Body, and each Trustee (if using the Louis Kravitz & Associates, Inc. Master Trust Agreement) HEREBY AGREE to the provisions of the Plan and Trust, and IN WITNESS WHEREOF, the parties below have executed the Plan and Trust on this 3rd day of June, 1997.

NOTE: The Company and other adopting Employers may not rely upon the IRS advisory letter issued to Louis Kravitz & Associates, Inc. with respect to the qualification of this Plan. The Company and other adopting Employers must apply to the appropriate IRS office for its own determination letter in order to obtain reliance.


                                HASKEL INTERNATIONAL, INC.
                                -----------------------------------------------
                                The Company



                                By /s/ LONNIE D. SCHNELL
                                  ---------------------------------------------
                                LONNIE D. SCHNELL
                                -----------------------------------------------
                                Print Name



                    [See next page for additional signatures]

OTHER ADOPTING EMPLOYER(S):

                                           PRINT NAME
         NAME OF EMPLOYER             OF AUTHORIZED PERSON                         SIGNATURE
         ----------------             --------------------                         ---------

HASKEL ELECTRONIC PRODUCTS, INC.    L.D. SCHNELL                       /s/ L.D. SCHNELL
----------------------------------  ---------------------------------  ------------------------------
HASKEL - HOGAN SYSTEMS AND
SERVICE COMPANY                     L.D. SCHNELL                       /s/ L.D. SCHNELL
----------------------------------  ---------------------------------  ------------------------------

----------------------------------  ---------------------------------  ------------------------------



TRUSTEE(S) (If using the Louis Kravitz & Associates, Inc. Master Trust Agreement):

                PRINT NAME                                              SIGNATURE
                ----------                                              ---------

FIRST TRUST CORPORATION
-----------------------------------------      ------------------------------------------------------

-----------------------------------------      ------------------------------------------------------

-----------------------------------------      ------------------------------------------------------

PLAN ADMINISTRATOR (If other than the Company):  ADMINISTRATATIVE COMMITTE UNDER THE HASKEL
                                                 INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN

                PRINT NAME                                                 BY
                ----------                                                 --

DEREK ALDRED                                   /s/ DEREK ALDRED
-----------------------------------------      ------------------------------------------------------

DON GARBEDIAN                                  /s/ DON GARBEDIAN
-----------------------------------------      ------------------------------------------------------

PAM KARNO                                      /s/ PAM KARNO
-----------------------------------------      ------------------------------------------------------

JESSE ROMERO                                   /s/ JESSE ROMERO
-----------------------------------------      ------------------------------------------------------

LONNIE D. SCHNELL                              /s/ LONNIE D. SCHNELL
-----------------------------------------      ------------------------------------------------------

Attorney's Approval of Plan and Adoption Agreement as to Form and Content:

                Print Name                                              Signature
                ----------                                              ---------

-----------------------------------------      ------------------------------------------------------

OTHER ADOPTING EMPLOYER(S):

                                           PRINT NAME
         NAME OF EMPLOYER             OF AUTHORIZED PERSON                         SIGNATURE
         ----------------             --------------------                         ---------

HASKEL ELECTRONIC PRODUCTS, INC.    L.D. SCHNELL                       /s/ L.D. SCHNELL
----------------------------------  ---------------------------------  ------------------------------
HASKEL - HOGAN SYSTEMS AND
SERVICE COMPANY                     L.D. SCHNELL                       /s/ L.D. SCHNELL
----------------------------------  ---------------------------------  ------------------------------

----------------------------------  ---------------------------------  ------------------------------



TRUSTEE(S) (If using the Louis Kravitz & Associates, Inc. Master Trust Agreement):

                PRINT NAME                                          SIGNATURE
                ----------                                          ---------

FIRST TRUST CORPORATION                                         MARK A. KELLEY, SVP
-----------------------------------------      ------------------------------------------------------

-----------------------------------------      ------------------------------------------------------

-----------------------------------------      ------------------------------------------------------

PLAN ADMINISTRATOR (If other than the Company):  ADMINISTRATIVE COMMITTEE UNDER THE HASKEL
                                                 INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN

                PRINT NAME                                              BY
                ----------                                              --

DEREK ALDRED                                   /s/ DEREK ALDRED
-----------------------------------------      ------------------------------------------------------

DON GARBEDIAN                                  /s/ DON GARBEDIAN
-----------------------------------------      ------------------------------------------------------

PAM KARNO                                      /s/ PAM KARNO
-----------------------------------------      ------------------------------------------------------

JESSE ROMERO                                   /s/ JESSE ROMERO
-----------------------------------------      ------------------------------------------------------

LONNIE D. SCHNELL                              /s/ LONNIE D. SCHNELL
-----------------------------------------      ------------------------------------------------------

Attorney's Approval of Plan and Adoption Agreement as to Form and Content:

                Print Name                                           Signature
                ----------                                           ---------

-----------------------------------------      ------------------------------------------------------

                        LOUIS KRAVITZ & ASSOCIATES, INC.

                        MASTER 401(K) PROFIT SHARING PLAN




             It is hereby certified that the following is a true and
              correct copy of the Louis Kravitz & Associates, Inc.
                Master 401(k) Profit Sharing Plan, as adopted by
                     the Company in the Adoption Agreement.



                        LOUIS KRAVITZ & ASSOCIATES, INC.


                         BY       LOUIS KRAVITZ
                            ---------------------------


    Copyright (C) 1994 Louis Kravitz & Associates, Inc. All Rights Reserved.


                                                                November 1, 1994

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                             NUMBER
                                                                             ------
Article I               General................................................I-1

Article II              Definitions...........................................II-1

Article III             Eligibility, Participation and Service...............III-1

Article IV              Contributions and Forfeitures.........................IV-1

Article V               Allocations and Loans..................................V-1

Article VI              Deferrals and Hardship Withdrawals....................VI-1

Article VII             Matching Contributions, Joining
                        Bonuses and Coordination with Deferrals..............VII-1

Article VIII            Payments of Benefits................................VIII-1

Article IX              Age 70 1/2 Distribution Requirements..................IX-1

Article X               Joint and Survivor Annuity Requirements................X-1

Article XI              Top-Heavy Provisions..................................XI-1

Article XII             The Trust............................................XII-1

Article XIII            Administration......................................XIII-1

Article XIV             Amendments, Action by Employer
                        and Mergers..........................................XIV-1

Article XV              Plan Termination......................................XV-1

Article XVI             Adoption and Withdrawal by
                        Other Organizations..................................XVI-1

Article XVII            Miscellaneous.......................................XVII-1

                                    ARTICLE I

                                     GENERAL


      1.01 PURPOSE

      This new (or amended and restated) Plan is created for the purpose of enabling eligible employees of the Employer to secure retirement, disability and other benefits. It is the Plan's objective to provide employees of the Employer with a greater incentive to work efficiently, to stimulate such employees' desire to remain with the Employer, and to develop in them a sense of responsibility and sincere interest in the successful operation of the Employer.

      The Plan is designed to qualify as a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Internal Revenue Code of 1986 (the "Code"). The Plan also provides for (1) a qualified cash or deferred arrangement designed to meet the requirements of Section 401(k) of the Code, and (2) matching contributions and after-tax voluntary employee contributions designed to meet the requirements of Section 401(m) of the Code. The Plan and Trust are intended to meet the requirements of Sections 401(a) and 501(a) of the Code, and applicable state law.

      Contributions made pursuant to the Plan shall be for the exclusive benefit of participants and beneficiaries, and shall be held and invested pursuant to the terms of the Trust Agreement, which is intended to form a part of the Plan. The provisions of the Plan and Trust shall apply only to Employees who are employed by the Employers on or after the Effective Date specified in the Adoption Agreement.

      1.02 QUALIFIED CASH OR DEFERRED ARRANGEMENT AND MATCHING CONTRIBUTIONS

      This Plan provides for a qualified cash or deferred arrangement and matching contributions, as defined by Sections 401(k) and 401(m), respectively, of the Code. Accordingly, the Plan provides for three types of Employer contributions: Deferrals, Matching Contributions and Profit Sharing Contributions (including Employer contributions to satisfy the "Top-Heavy" requirements of Article XI). These contributions are generally allocated to the Deferred Income Account, the Matching Contribution Account (or Joining Bonus Account) and the Employer Contribution Account, respectively.

      The Plan also permits the Company to apply different eligibility, vesting and forfeiture rules to each type of Employer contribution. Accordingly, definitions and Plan provisions relating to eligibility, vesting and forfeitures shall be applied according to the type of Employer contribution to which such definition or Plan provision relates.

      1.03 EFFECTIVE DATES

      If this Plan is a new plan (that is, the Original Effective Date is in calendar year 1989 or later), the provisions of this Plan shall be effective as of the Original Effective Date.

      If this Plan is an amendment and restatement of an existing plan to comply with current and prior tax laws, the provisions of this Plan shall generally be effective as of the later of (i) the Original Effective Date or (ii) the first day of the Plan Year beginning in 1987. Notwithstanding the preceding, certain provisions relating to changes to the following laws or subjects shall be effective as follows:

                      LAW OR SUBJECT                             EFFECTIVE DATE
                      --------------                             --------------
        1.     Retirement Equity Act of 1984              Plan Years beginning in 1985
               (REA) (in general)

        2.     Loan requirements (REA-related)            Loans made after August 18, 1985

        3.     Section 417(a)(2)(A) of the Code           Plan Years beginning after
               (REA technical correction                  October 22, 1986
               regarding spousal waiver)

        4.     Section 415 of the Code                    Limitation Years beginning in 1987

        5.     Omnibus Budget Reconciliation              No provisions necessary; Plan
               Act of 1986                                already complied prior to Plan
                                                          Years beginning in 1988.

        6.     Leased Employees                           Services performed after
                                                          December 31, 1986

        7.     Section 401(a)(27) of the Code             Plan Years beginning in 1986
               (no profits required for profit
               sharing contribution)

        8.     Loan requirements (Department of           a.    Loans made after
               Labor regulations)                               October 18, 1989, and

                                                          b.    Loans made on or after
                                                                the last day of the Plan
                                                                Year beginning in 1989.

        9.     Tax Reform Act of 1986 (most               Plan Years beginning in 1989
               provisions)

       10.     Section 411(d)(6) of the Code              Plan Years beginning in 1989
               (for "existing" plans - see
               IRS regulations)

       11.     Hardship withdrawals from                  a.    Withdrawals made after
               Deferred Income Accounts                         March 31, 1989, and

                                                          b.    Withdrawals made in Plan Years
                                                                beginning after 1988.

      1.04 ADDITIONAL REQUIREMENTS FOR PLANS BENEFITING OWNER-EMPLOYEES

      If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.

      If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

      If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

      For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

            (a) own the entire interest in an unincorporated trade or business, or

            (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

      1.05 NO LIFE INSURANCE

      This Plan does not provide for the purchase of individual life insurance contracts on the life of any Participant, the premiums for which are charged to the Account of such Participant. If the Company wishes to provide such insurance, it must amend the Plan to include all applicable provisions regarding insurance (e.g. incidental death benefit rules).

      1.06 CHANGES TO PLAN PROVISIONS

      This Plan and Trust may be amended either by the adoption of an individually drafted amendment or the execution of another Adoption Agreement. The provisions of the amended Adoption Agreement shall apply only to Employees who are employed by the Employer(s) on or after the Plan Amendment Effective Date specified in the Adoption Agreement.

        Any amendment which affects the Vested Percentage of a Participant shall be subject to the following conditions:

            (a) A Participant's Vested Percentage shall be no less than his Vested Percentage as of the later of the date such amendment is adopted or the date such amendment is effective.

            (b) A Participant who has at least 3 Years of Service (5 Years of Service for Plan Years beginning before January 1, 1989) shall be permitted to elect (in accordance with procedures prescribed by the Administrator) to have his Vested Percentage computed under the vesting schedule in effect prior to such amendment.

        If any provision of this Plan (including any applicable Plan rules and procedures) results in any discrimination prohibited by Section 401(a)(4) of the Code, such provision shall be rendered invalid (including any benefit accrued under such provision). Instead, the affected provision shall be operated in a manner consistent with Section 401(a)(4) of the Code.

      1.07 PERMITTED DISPARITY

      If an Employer maintains another plan which (a) provides for permitted disparity under Section 401(l) of the Code, and (b) covers a Participant of this Plan, then the Integrated Allocation Method may not be selected in Section 5.06. The intent of this Section 1.07 is to prevent an accidental violation of the "overall permitted disparity" limits of regulation 1.401(l)-5. (Note: The Company may use permitted disparity in this Plan and in another plan of an Employer by amending the Plan to include the requirements of regulation 1.401(l)-5(a)(2). However, the Company shall then be considered to have adopted an "individually-designed plan", rather than a "volume submitter plan".)


      1.08 COMPLIANCE WITH SECTIONS 410(B) AND 401(A)(26) OF THE CODE

      If the Plan (or a portion of the Plan) fails to satisfy Section 410(b) of the Code for a Plan Year (1) even after all administrative methods have been applied (e.g. designating two or more separate plans of the Employer as a single plan), and (2) solely because Section 5.05 or 7.04(b) [whichever is applicable] requires the completion of more than 500 Hours of Service and/or employment on the last day of the Plan Year, then the following individuals (in the following order and only to the extent necessary to satisfy Section 410(b) of the Code for such Plan Year) shall also be eligible for an allocation of Profit Sharing Contributions or Matching Contributions [whichever is applicable] for such Plan
Year:

            (a) Participants (but not Inactive Participants who become Inactive Participants during the Plan Year) who (i) are still employed by the Employer on the last day of the Plan Year, and (ii) complete at least 999 Hours of Service during the Plan Year;

            (b) Step (a) shall be applied again, but substituting "998 Hours of Service" for "999 Hours of Service" in clause (ii) of step (a). This step
      (b) shall be repeated as many times as necessary to satisfy Section 410(b) of the Code for the Plan Year, by successively reducing the Hours of Service requirement by one Hour each time;

            (c) Inactive Participants who (i) become Inactive Participants during the Plan Year, (ii) are still employed by the Employer on the last day of the Plan Year, and (iii) complete at least 999 Hours of Service during the Plan Year;

            (d) Step (c) shall be applied again, but substituting "998 Hours of Service" for "999 Hours of Service" in clause (iii) of step (c). This step
      (d) shall be repeated as many times as necessary to satisfy Section 410(b) of the Code for the Plan Year, by successively reducing the Hours of Service requirement by one Hour each time;

            (e) Participants (but not Inactive Participants who become Inactive Participants during the Plan Year) who (i) are not employed by the Employer on the last day of the Plan Year, and (ii) complete at least 999 Hours of Service during the Plan Year;

            (f) Step (e) shall be applied again, but substituting "998 Hours of Service" for "999 Hours of Service" in clause (ii) of step (e). This step
      (f) shall be repeated as many times as necessary to satisfy Section 410(b) of the Code for the Plan Year, by successively reducing the Hours of Service requirement by one Hour each time (but not below 500 Hours of Service);

            (g) Inactive Participants who (i) become Inactive Participants during the Plan Year, (ii) are not employed by the Employer on the last day of the Plan Year, and (iii) complete at least 999 Hours of Service during the Plan Year;

            (h) Step (g) shall be applied again, but substituting "998 Hours of Service" for "999 Hours of Service" in clause (iii) of step (g). This step
      (h) shall be repeated as many times as necessary to satisfy Section 410(b) of the Code for the Plan Year, by successively reducing the Hours of Service requirement by one Hour each time (but not below 500 Hours of Service).

      If the Plan fails to satisfy Section 401(a)(26) of the Code for a Plan Year, then rules similar to the foregoing rules shall become applicable.

      1.09 REVISED $150,000 COMPENSATION LIMIT UNDER CODE SECTION 401(A)(17)

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


                                 I-7 (11/1/94)

      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.


                                 I-8 (11/1/94)

                                   ARTICLE II

                                  DEFINITIONS


      Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

      2.01 "ACCOUNT" OR "ACCOUNTS" shall mean the records relating to any (if one exists) of the following (depending upon its usage in the applicable Plan provision): (a) Deferred Income Account, (b) Employee Contribution Account, (c) Employer Contribution Account, (d) Forfeiture Account, (e) Joining Bonus Account, (f) Matching Contribution Account, (g) Prior Plan Account, (h) Qualified Matching Contribution Account, (i) Qualified Nonelective Contribution Account, (j) Rollover Contribution Account, and/or (k) such other individual account(s) created by the Administrator pursuant to the provisions of the Plan.

      2.02 "ADDITIONS" shall mean the total of the following amounts allocated to a Participant's Account with respect to each Limitation Year:

            (a) Employer contributions (as defined in Section 4.01(a)) and Forfeitures,

            (b) Voluntary contributions, and

            (c) Any amounts attributable to Sections 401(h), 415(l) and 419A(d) [all relating to certain medical benefits] of the Code, but only to the extent provided by such sections of the Code.

      Notwithstanding the foregoing, Additions shall not include (i) Employer contributions (including Deferrals), Forfeitures and voluntary contributions which are either distributed to a Participant or held in a suspense account (both as described in the fourth paragraph of Section 5.09) and (ii) Excess Deferrals which are distributed in accordance with Sections 6.04(c) and (e). In addition, for Limitation Years beginning before January 1, 1987, not all voluntary contributions are Additions. Instead, only the lesser of (i) one-half of the Participant's voluntary contributions, or (ii) the amount of the Participant's voluntary contributions in excess of 6% of his Earnings for such Limitation Year, shall be considered Additions.

      2.03 "ADJUSTED GROSS EARNINGS" shall mean Gross Earnings, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. In the case of certain Self-Employed Individuals, Adjusted Gross Earnings shall mean a percentage of his Earned Income. The preceding percentage shall be determined in accordance with regulation 1.414(s)-1(f)(1), which takes into account what portion of the Gross Earnings of Non-Highly Compensated Employees (as a group) is included in the Adjusted Gross Earnings of Non-Highly Compensated Employees (as a group).

      2.04 "ADOPTION AGREEMENT" shall mean the Adoption Agreement executed by the Employer adopting this Plan. The Adoption Agreement shall be a part of this Plan.

      2.05 "ADMINISTRATOR" shall mean the Company, or the person or persons, or the committee named in the Adoption Agreement to administer the Plan in accordance with Article XIII.

      2.06 "AFFILIATED COMPANY(IES)" shall mean any corporation which is a member of a controlled group of corporations of which the Employer is a part, and any trade or business (whether or not incorporated) which is under common control with an Employer or an affiliated service group of which the Employer is a member, as determined under Sections 414(b), 414(c) and 414(m) of the Code, and for purposes of determining the "maximum benefit" under Section 5.09, under
Section 415(h) of the Code. The term Affiliated Company shall also include any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

      2.07 "AUTHORIZED LEAVE OF ABSENCE" shall mean an absence from employment by an Employee authorized by the Employer under the Employer's standard personnel practices. An absence due to service in the armed forces of the United States during a period of declared war or national emergency or through the operation of a compulsory military service law and/or during the period thereafter in which an Employee's reemployment rights are guaranteed by federal law shall be considered an Authorized Leave of Absence.

      2.08 "BALANCED FUND" shall mean that portion of the Trust which shall be invested and reinvested in types (and combinations) of investments authorized for the Equity Fund, Fixed Income Fund and the Short-Term Income Fund, as the Administrator, Trustee or Investment Manager shall deem suitable.

      2.09 "BENEFICIARY" shall mean the person or persons (natural or otherwise) designated by a Member in accordance with Section 8.04 of this Plan to receive any death benefit which shall be payable under this Plan.

      2.10 "BENEFIT" shall mean the value of a Member's nonforfeitable interest in his Account(s) which he or his Beneficiary is entitled to receive pursuant to
Article VIII. Depending upon the context in which it is used, the term Benefit may mean a Member's Benefit attributable to a single Account.

      2.11 "BREAK-IN-SERVICE" shall mean either (a) or (b) below:

            (a) If the Elapsed Time method of computing Years of Service is chosen in the Adoption Agreement, any twelve consecutive month period of severance commencing on the date an Employee experiences a Termination of Employment or on the anniversary of such date, and during which time he is not an Employee. Notwithstanding the foregoing, a period of severance shall not include the period between the first and second anniversaries of the date the Employee is first absent from work for maternity or paternity reasons.

            (b) If the Hours of Service method of computing Years of Service is chosen in the Adoption Agreement, a Computation Period during which an Employee fails to complete more than 500 Hours of Service.

      2.12 "CODA" shall mean a cash or deferred arrangement, under which a covered employee may elect to have his employer either (i) contribute an amount on the employee's behalf to a trust which is a part of a tax-qualified plan, or
(ii) provide such amount to the employee in cash (or other form of taxable benefit). A CODA shall also include a salary reduction arrangement. A QUALIFIED CODA is a CODA which (i) satisfies the requirements of Section 401(k) of the Code, and (ii) is part of a tax-qualified plan.

      2.13 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      2.14 "COMPANY" shall mean the corporation, partnership or sole proprietorship named in the Adoption Agreement, including any successor to the Company.

      2.15 "COMPENSATION" shall mean those amounts elected in the Adoption Agreement which are paid to a Participant during a Plan Year. The Administrator may establish rules to provide that certain Compensation earned, but not yet paid because of the timing of payroll periods/pay days, shall be treated as "paid" if the conditions described in regulation 1.415-2(d)(5)(ii) are satisfied.

            (a) If not specifically stated otherwise, any amounts that are included or excluded from the definition of Compensation shall also include or exclude, respectively, elective Employer contributions attributable to such amounts made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 402(a)(8),402(h) or 403(b) of the Code.

            (b) If not specifically stated otherwise, Compensation includes Earned Income as a Self-Employed Individual to the extent allowed under regulation 1.414(s)-1(f)(1), which takes into account what portion of the Gross Earnings of Non-Highly Compensated Employees (as a group) is included in the Compensations of Non-Highly Compensated Employees (as a group).

            (c) If not specifically stated otherwise, Compensation shall exclude all Compensation from entities other than an Employer.

            (d) Compensation shall exclude all Compensation paid to an Inactive Participant during the period he is an Inactive Participant.

      Notwithstanding the first sentence of this Section, in the case of a Plan which was originally adopted prior to May 14, 1990, and if elected in the Adoption Agreement, Compensation shall be determined on an "accrued" basis. However, the preceding election (if made) shall expire at the end of the Plan Year which begins in 1991.

      For Plan Years beginning in 1989 and later, Compensation shall not exceed $200,000 (or such higher amount in accordance with Sections 401(a)(17) and 415(d) of the Code). If a Plan Year is less than 12 months, the $200,000 (or such higher amount) shall be prorated accordingly.

      If a Leased Employee becomes a Participant, his Compensation shall include similar Compensation from the leasing organization which is attributable to services performed for an Employer.

      2.16 "COMPUTATION PERIOD" shall mean the 12-consecutive month period used in measuring an Employee's Year(s) of Service and Break(s)-In-Service. In general, for purposes of determining eligibility to participate in the Plan, the Computation Period shall be the 12-consecutive month period starting on the Employee's Employment Commencement Date and anniversaries thereof. However, see
Section 3.01(a) regarding whether the eligibility Computation Period will shift to a Plan Year basis. The Computation Period used in determining Years of Service and Breaks-in-Service for purposes of vesting shall be the Plan Year if the Hours of Service method of computing Years of Service (as described in Section 3.05(a)) is selected in the Adoption Agreement.

      2.17 "DEFERRAL(S)" shall mean the amount of a Participant's Compensation withheld and contributed to the Plan in accordance with the salary reduction agreement described in Article VI. Deferrals constitute Employer contributions. For purposes of Sections 6.03(c) [regarding the limits of Section 402(g) of the Code], 6.05 [regarding the ADP Test] and 7.09(a) [regarding the ACP Test], Deferrals shall not include those Deferrals distributed pursuant to the fourth paragraph of Section 5.09 [regarding Section 415 of the Code].

      2.18 "DEFERRED INCOME ACCOUNT" shall mean the Account of a Participant to which Deferrals and any investment gains or losses thereon are credited.

      2.19 "DISABILITY" shall mean a physical or mental condition which permanently prevents an Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience. The determination whether a Participant satisfies this definition of Disability shall be made by the Administrator in accordance with nondiscriminatory rules and procedures established by the Administrator (which may include a physical examination, medical reports and other evidence).

      2.20 "EARNED INCOME" shall mean "earned income" within the meaning of
Section 401(c)(2) of the Code as an "employee" or "owner-employee" as defined in Sections 401(c)(l) and 401(c)(3) of the Code. That is, it shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to this Plan or any other qualified Plan to the extent deductible under Code Section 404. Net earnings are further reduced by the deduction allowed to the Employer by Code
Section 164(f) for taxable years beginning after December 31, 1989 (relating to FICA taxes on self-employment income).

      2.21 "EARNINGS" shall mean the amounts specified in the Adoption Agreement. Earnings for any applicable period (Plan Year, Limitation Year, etc.) is the Earnings paid (or treated as "paid" under rules described in the first paragraph of Section 2.15 [the definition of Compensation]) during such applicable period. However, Earnings may be determined on an "accrued" basis if the conditions of the second "flush left" paragraph of Section 2.15 (modified by substituting the term "applicable period" for the term "Plan Year") are satisfied.

      Notwithstanding the preceding paragraph, Earnings for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the

Code) is the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled; such imputed Earnings for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

      2.22 "EFFECTIVE DATE" shall mean the date specified in the Adoption Agreement.

      2.23 "ELIGIBLE EMPLOYEE" shall mean an Employee other than an Excluded Employee who has satisfied the requirements for eligibility for participation as set forth in the Adoption Agreement.

      2.24 "EMPLOYEE" shall mean any person who is receiving remuneration for personal services rendered to an Employer (or would be receiving such remuneration except for an Authorized Leave of Absence) in the capacity of an "employee," as defined in Section 3121(d)(l) or (2) of the Code (as opposed to that of an independent contractor), but excluding nonresident aliens who receive no U.S. earned income from the Employer. The term Employee shall also include an individual who is (i) a Self-Employed Individual of an Employer, or (ii) a Leased Employee of an Employer, unless such Leased Employee is excluded pursuant to Section 2.58.

      2.25 "EMPLOYEE CONTRIBUTION ACCOUNT" shall mean the Account maintained to record a Participant's voluntary contributions and adjustments relating thereto as provided in Section 4.03.

      2.26 "EMPLOYER" OR "EMPLOYERS" shall mean the Company, other adopting Employers, if any, listed in the Adoption Agreement, and any other Affiliated Company which may adopt this Plan in accordance with Article XVI (including any successor to the Employer).

      2.27 "EMPLOYER CONTRIBUTION ACCOUNT" shall mean the Account maintained to record a Participant's share of the contributions of the Employer and adjustments relating thereto.

      2.28 "EMPLOYMENT COMMENCEMENT DATE" shall mean the date an Employee first performed an Hour of Service with the Employer or any Prior Employer, if earlier.

      2.29 "ENTRY DATE" shall mean the date or dates Eligible Employees commence participation in the Plan as specified in the Adoption Agreement. In addition, the Effective Date and the first day of any Plan Year are Entry Dates.

      2.30 "EQUITY FUND" shall mean that portion of the Trust which shall be invested and reinvested in common stocks, preferred stocks, or in bonds, notes, or debentures which are convertible into common or preferred stocks, mutual or pooled equity investment funds and the type of investments authorized for the Short Term Income Fund as the Administrator, Trustee or Investment Manager shall deem suitable.

      2.31 "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.32 "EXCESS COMPENSATION" shall mean a Participant's Compensation, if any, in excess of the Integration Level.

      2.33 "EXCLUDED EMPLOYEE" shall mean an Employee defined as such in the Adoption Agreement. In addition, an Excluded Employee shall include an Employee who is a member of a legally recognized collective bargaining unit, but only if
(i) a collective bargaining agreement does not provide for participation by covered Employees in this Plan, and (ii) the representative of such collective bargaining unit has had an opportunity to bargain in good faith concerning retirement benefits.

      2.34 "FAMILY MEMBER" shall mean an Employee who is related to a Key Highly Compensated Employee because he is such Key Highly Compensated Employee's spouse or lineal ascendant or descendant, or is the spouse of such a lineal ascendant/descendant.

      For purposes of applying Section 401(a)(17) of the Code to a Key Highly Compensated Employee and his Family Members under Section 5.08 (regarding allocations of Employer contributions), the term "Family Member" shall include only the Key Highly Compensated Employee's spouse and lineal descendants who have not attained age 19 by the end of the Plan Year.

      2.35 "FIDUCIARIES" shall mean the Employers, the Administrator, Trustee, any Investment Manager, and such other persons or entities designated as Fiduciaries, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described herein.

      2.36 "FIXED INCOME FUND" shall mean that portion of the Trust which shall be invested and reinvested in investments providing a return which is fixed, limited or determinable in advance by the terms of the contract or the instrument creating or evidencing such investment, such as corporate bonds, corporate notes or corporate debentures, insurance company investment contracts, mortgages, real estate loans secured by trust deeds, Treasury Bonds, Treasury Bills, Treasury Notes or other such similar short-term obligations of the United States Government or any instrumentality thereof, in savings accounts, certificates of deposit or other interest bearing accounts which provide a reasonable rate of interest, in commercial paper or bankers' acceptances, in other similar securities or evidences of indebtedness, or mutual or pooled fixed income investment funds as the Trustee, Administrator or Investment Manager shall deem suitable.

      2.37 "FORFEITURE ACCOUNT" shall mean the Account(s) established pursuant to Section 4.02 or Section 7.07, depending upon the context in which such term is used.

      2.38 "FORFEITURE(S)" shall mean (i) the portion of a Member's Account(s) which is forfeited because of Termination of Employment before full vesting as determined under Section 8.01(d), or (ii) the portion of an Excess Aggregate Contribution which is forfeited in accordance with Sections 7.13(a) or 7.14(c)(iii).

      2.39 "FORM W-2 EARNINGS" shall mean amounts from an Employer , Affiliated Company, or any entity predecessor to the Employer that are required to be reported as wages on Form W-2 [box 10 on the 1991 Form W-2] for income tax purposes pursuant to Sections 6041(d) and 6051(a)(3) of the Code. However, Form W-2 Earnings shall exclude moving expense payments/reimbursements to the extent such amounts are reasonably believed to be deductible under Section 217 of the Code. In the case of a Self-Employed Individual, Form W-2 Earnings shall mean his Earned Income.

      2.40 "FORMER PARTICIPANT" shall mean a Participant or Inactive Participant who experienced a Termination of Employment, who has a balance in his Account which has not been paid in full and who has not again become a Participant pursuant to Article III.

      2.41 "GENERAL FUND" shall mean a special Investment Fund, established to hold and invest assets of the Trust not invested in the other Investment Funds.

      2.42 "GOVERNING BODY" shall mean:

            (a) in the case of a corporation, its board of directors.

            (b) in the case of a partnership, the partners designated to act on behalf of the partnership.

            (c) in the case of a sole proprietorship, the sole proprietor.

      2.43 "GROSS EARNINGS" shall mean Earnings, plus elective Employer contributions (attributable to Earnings) made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

      2.44 "GUARANTEED FUND" shall mean that portion of the Trust which shall be invested and reinvested in securities backed by the United States Government, or its agencies or subsidiaries, and/or insurance contract or contracts which provide for a guaranteed rate of interest.


      2.45 "HIGHLY COMPENSATED EMPLOYEE" shall mean, for any Plan Year, an Employee who is considered "highly compensated" during the "Look-Back Year" or the "Determination Year."

            (a) An Employee shall be considered highly compensated during the Look-Back Year if the Employee, at any time during the Look-Back Year, is in one of the following categories:

                  (i) a greater than 5% owner of an Employer or an Affiliated
            Company,

                  (ii) receives Gross Earnings in excess of $75,000,

                  (iii) an officer of an Employer or an Affiliated Company and receives Gross Earnings in excess of 50% of the amount in effect under Section 415(b)(1)(A) for the calendar year in which the Look-Back Year begins, or

                  (iv) receives Gross Earnings in excess of $50,000 and is in the "Top 20% Group."

            (b) An Employee shall be considered highly compensated during the Determination Year if the Employee, at any time during the Determination
      Year:

                  (i) is a greater than 5% owner of an Employer or an Affiliated
            Company, or

                  (ii) (1) is described in subsections (a)(ii), (a)(iii) [where subsection (a)(iii) is modifiedby substituting Determination Year for Look-Back Year] or (a)(iv), and

                        (2) is one of the 100 Employees paid the highest Gross
                  Earnings.

            (c) For purposes of this Section, the following definitions are applicable:

                  (i) "Determination Year" shall mean the Plan Year.

                  (ii) "Look-Back Year" shall mean the 12-month period
            immediately preceding the Determination Year (see special exception in subsection (h) below).

                  (iii) "Top 20% Group" shall mean the group of Employees who are paid the highest Gross Earnings during the applicable period. The size of the Top 20% Group is equal to 20% of the number of Employees (see subsection (g) below for exclusion and rounding rules).

            (d) For purposes of this Section, the term Employee shall include or exclude (as elected in the Adoption Agreement):

                  (i) Leased Employees who meet certain safe-harbor exceptions under IRS regulation 1.414(q)-1T,A-7(b)(2); and/or

                  (ii) Employees who are covered by a collective bargaining
            agreement, but only if (1) 90% or more of the Employees of the Employer and Affiliated Companies are covered under collective bargaining agreements, and (2) the Plan does not cover any Employee covered by a collective bargaining agreement.

            (e) The $75,000 and $50,000 in subsections (a)(ii) and (a)(iv), respectively, shall automatically increase (starting with the Determination/Look-Back Year beginning in 1988) to reflect cost-of-living increases described in Section 415(d) of the Code. The increased amount for any Determination/Look-Back Year shall be the dollar limitation in effect for the calendar year in which such Determination/Look-Back Year begins.

            (f) For purposes of subsection (a)(iii),

                  (i) The maximum number of officers who are considered Highly
            Compensated Employees shall be determined as follows:

                                      MAXIMUM NUMBER OF OFFICERS
                                           CONSIDERED HIGHLY
      NUMBER OF EMPLOYEES                COMPENSATED EMPLOYEES
      -------------------                ---------------------

      30 or less                                   3
      31 to 500                     10% of the number of Employees
      500 or more                                 50

                  If the number of officers exceeds the maximum number of
            officers considered Highly Compensated Employees according to the above schedule, only those with the highest Gross Earnings during the applicable period shall be considered Highly Compensated Employees.

                  (ii) If no officer has Gross Earnings in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code, then the officer with the highest Gross Earnings during the applicable period shall be deemed a Highly Compensated Employee.

                  (iii) For purposes of determining the number of Employees in the left-hand column of the schedule in paragraph (i) above, the following Employees shall be excluded (unless modified in the Adoption Agreement):

                        (1) Employees who have not completed 6 months of service
                  by the end of the applicable period

                        (2) Employees who normally work less than 17-1/2 hours
                  per week

                        (3) Employees who normally work not more than 6 months a
                  year

                        (4) Employees who have not attained age 21 by the end of
                  the applicable period

                  (iv) If "10% of the number of Employees" in the right-hand column of the schedule in paragraph (i) above is not an integer, the result shall be rounded in the manner specified in the Adoption Agreement.

            (g) For purposes of determining the size of the Top 20% Group in subsections (a)(iv) and (c)(iii):

                  (i) The number of Employees to which the 20% is multiplied shall take into account the exclusions described in subsection
            (f)(iii) above.

                  (ii) If "20% of the number of Employees" is not an integer, the result shall be rounded in the same manner as described in subsection (f)(iv) above.

            (h) Notwithstanding subsections (a), (b), and (c), if the Plan Year of this Plan (and all other plans of the Employer) is the calendar year, the Company may elect in the Adoption Agreement to define the Look-Back Year as the Plan Year (if the Plan Year is not a 12-month period, the Look-Back Year shall mean the 12-month period which ends on the last day of the Plan Year). If this election is made, no Determination Year calculations will be necessary, and the Look-Back Year rules will apply to the Plan Year (or applicable 12-month period). [See IRS regulation 1.414(q)-1T,A-14(b)].

      2.46 "HIGHLY COMPENSATED PARTICIPANT" shall mean, for any Plan Year, a Highly Compensated Employee who is also an "eligible employee" for such Plan Year (as defined in regulation 1.401(k)-1(g)(4) or 1.401(m)-1(f)(4), for purposes of Article VI or VII, respectively). Accordingly, a Highly Compensated Employee is a Highly Compensated Participant if he is directly or indirectly eligible (1) to make a Deferral (in the case of Article VI), or (2) to have Aggregate Contributions [as defined in Section 7.02] allocated to his Account(s) (in the case of Article VII). While the preceding sentence generally covers all Highly Compensated Employees who are Participants, the term Highly Compensated Participant also includes a Highly Compensated Employee who is not a Participant solely because of any of the following reasons:

            (a) he has not contributed to another plan of the Employer,

            (b) he is "suspended" because of a distribution/withdrawal, a loan, or an election not to participate (unless the election not to participate is made pursuant to a "one-time election" as defined in regulation 1.401(k)-1(g)(4)(ii) or 1.401(m)-1(f)(4)(ii), for purposes of Article VI or VII, respectively), or

            (c) he may not receive an Addition on account of Section 415(c)(1) or 415(e) of the Code.

      By contrast, if the Plan provides for a "service" requirement to be eligible for Deferrals or Aggregate Contributions, a Highly Compensated Employee shall not be considered a Highly Compensated Participant unless the service is actually performed. For example, if Section 7.04(b) requires 1,000 Hours of Service or employment on the last day of the Plan Year, a Highly Compensated Employee who does not receive a Matching Contribution because of failure to satisfy such service requirement is not considered a Highly Compensated Participant for such Plan Year.

      2.47 "HOUR OF SERVICE" shall mean:

            (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the Computation Period in which the duties are performed; and

            (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

      Hours of Service will be credited for employment with an Employer or with an Affiliated Company which is not an Employer, and with any other entity required to be aggregated with the Employer pursuant to Sections 414(n) and (o) of the Code.

      Effective for absences in Plan Years beginning with or in calendar year 1985 and solely for purposes of determining whether a Break-In-Service for participation and vesting purposes has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) only in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break-In-Service in that period, or (2) in all other cases, in the following Computation Period. The Administrator may require the Participant to furnish such timely information as the Administrator may reasonably require to establish that the absence from work was for maternity or paternity reasons (as described in this paragraph) and the number of days for which there was such an absence.

      The Administrator shall determine Hours of Service on the basis of actual hours for which an Employee is paid or entitled to payment. However, if records of such hours are not available, the Administrator may determine Hours of Service based upon days of employment in a Computation Period by crediting an Employee with 10 Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service under the preceding paragraphs. Alternatively, the Administrator may adopt such other equivalency rule as permitted under Department of Labor Regulations Section 2530.200b-3 (as amended from time to time), which are incorporated herein by this reference.

      The Administrator shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with Section 2530.200b-2 of the Department of Labor Regulations (as amended from time to time), which are incorporated herein by this reference.

      2.48 "INACTIVE PARTICIPANT" shall mean an Employee who has become a Participant in the Plan pursuant to Article III, but whose participation in the Plan is suspended because of his becoming included in one of the following categories:

            (a) A Participant who becomes an Excluded Employee (see Section 3.03(b)).

            (b) A Participant who has been transferred from employment with an Employer to either employment with a unit of an Employer or an Affiliated Company not participating in this Plan (see Section 3.06).

            (c) A Participant who has waived further participation in this Plan (see Section 3.08).

            (d) A Participant whose participation in the Plan has otherwise ceased but whose employment has not terminated.

      2.49 "INTEGRATION LEVEL" shall mean the amount specified in the Adoption Agreement.

      2.50 "INTEGRATION PERCENTAGE" shall mean:

            (a) In the case of a Plan Year beginning prior to 1989, the rate of tax under Section 3111(a) of the Code (relating to the Employer's OASDI tax) at the beginning of the Plan Year, or

            (b) In the case of a Plan Year beginning in 1989 and later, the product of (i) the "Fraction" in the schedule below and (ii) the greater of (1) 5.7%, or (2) the rate of tax under Section 3111(a) of the Code at the beginning of the Plan Year attributable to the old-age insurance portion of OASDI.

         IF THE INTEGRATION LEVEL

                                                                     THE
                                 BUT IS LESS THAN                "FRACTION"
     EXCEEDS                        OR EQUAL TO                      IS
     -------                        -----------                      --

   1. $0                        the greater of (a) $10,000
                                or (b) 20% of SSTWB in effect
                                on the first day of the
                                Plan Year                           1.0

   2. the greater of (a)        80% of SSTWB in effect on
      $10,000, or (b) 20%       the first day of the
      of SSTWB in effect        Plan Year.                          4.3
      on the first day of                                           ---
      the Plan Year.                                                5.7


   3. 80% of SSTWB in           less than 100% of SSTWB in
      effect on the first       effect on the first day of
      day of the Plan           the Plan Year.                      5.4
      Year.                                                         ---
                                                                    5.7

   4. If the Integration Level equals the SSTWB in effect on the first day of the Plan Year, the "Fraction" is 1.0.


      2.51 "INTERIM VALUATION DATES(S)" shall mean the date or dates during the Plan Year on which an interim valuation is made in accordance with Section 5.04(b).

      2.52 "INVESTMENT FUND(S)" shall mean the investment funds established by the Trustee on the direction of the Administrator. Such funds may include (but are not limited to) a Balanced Fund, Equity Fund, Fixed Income Fund, Guaranteed Fund, Participant Directed Fund and Short-Term Income Fund. If separate Investment Funds are not established, Investment Fund shall mean the assets of the Trust.

      2.53 "INVESTMENT INCOME" shall mean the net gain or loss of the Trust from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust. In determining the Investment Income of the Trust for any period, assets shall be valued on the basis of their fair market value as determined in accordance with
Section 5.02. The Investment Income, if any, of assets held under each Investment Fund(s) or segregated accounts maintained by the Trustee on the direction of the Administrator shall be determined separately. Expenses shall be allocated by the Administrator to each separate fund, if any, on a reasonable and equitable basis as it may in its sole discretion decide.

      2.54 "INVESTMENT MANAGER" shall mean any Fiduciary (other than a trustee or named fiduciary, as defined in Section 402(a)(2) of ERISA):

            (a) who has the power to manage, acquire, or dispose of any assets of the plan;

            (b) who is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) is a bank as defined in ERISA; or (3) is an insurance company qualified to perform services described in paragraph (a) under the laws of more than one State; and

            (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

      2.55 "JOINING BONUS" shall mean an Employer contribution made pursuant to
Article VII to newly eligible Participants to encourage such Participants to make Deferrals to the Plan.

      2.56 "JOINING BONUS ACCOUNT" shall mean the Account of a Participant to which a Joining Bonus and any investment gains or losses thereon are credited. The Administrator may choose not to establish a separate Joining Bonus Account, in which case a Joining Bonus shall be credited to the Matching Contribution Account. The preceding sentence shall not be applicable if different vesting schedules apply to the Joining Bonus Account and to the Matching Contribution Account.

      2.57 "KEY HIGHLY COMPENSATED EMPLOYEE" shall mean a Highly Compensated Employee who is either:

            (a) a greater than 5% owner of an Employer or Affiliated Company, or

            (b) one of the 10 Highly Compensated Employees paid the greatest Gross Earnings during the Plan Year.

      2.58 "LEASED EMPLOYEE" shall mean an individual who is treated as an Employee of an Employer (if he is not already an Employee of an Employer) because such individual, pursuant to an agreement between an Employer and any other person ("leasing organization"), has performed services for an Employer (or for an Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      A Leased Employee shall not be considered an Employee of an Employer if:

            (a) such individual is covered by a money purchase pension plan providing:

                  (i) a nonintegrated employer contribution rate of at least 10%
            of Gross Earnings (Gross Earnings from the leasing organization which is attributable to services performed for an Employer shall be treated as Gross Earnings from an Employer),

                  (ii) immediate participation, and

                  (iii) full and immediate vesting; and

            (b) Leased Employees constitute 20% or less of the Employer's Non-Highly Compensated Employees.

      2.59 "LIMITATION YEAR" shall mean the 12-consecutive month period ending on the date specified in the Adoption Agreement, including periods before the Effective Date. If the Limitation Year has been amended since the Original Effective Date, the provisions of the related amendment shall be incorporated into this Plan by reference.

      2.60 "MATCHING CONTRIBUTION ACCOUNT" shall mean the Account of a Participant to which Matching Contributions and any investment gains or losses thereon are credited. The Administrator may choose not to establish a separate Matching Contribution Account, in which case Matching Contributions shall be credited to the Employer Contribution Account. The preceding sentence shall not be applicable if different vesting schedules apply to the Employer Contribution Account and to the Matching Contribution Account.

      2.61 "MATCHING CONTRIBUTIONS" shall mean Employer contributions made pursuant to Article VII to match Deferrals contributed to the Plan.

      2.62 "MAXIMUM ADDITION" shall mean, with respect to any Limitation Year, the greater of (i) $30,000, or (ii) one-fourth of the defined benefit dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year. With respect to a Limitation Year of less than 12 months because of an amendment changing the Limitation Year to a different 12-consecutive month period, Maximum Addition shall mean the amount described in the preceding sentence, multiplied by a fraction: the numerator of which is the number of months in such short Limitation Year, and the denominator of which is 12.

      2.63 "MEMBER(S)" shall mean Participants, Former Participants and Inactive Participants.

      2.64 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean, for any Plan Year, an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

      2.65 "NON-HIGHLY COMPENSATED PARTICIPANT" shall mean, for any Plan Year, a Non-Highly Compensated Employee who is also an "eligible employee" for such Plan Year (as defined in regulation 1.401(k)-1(g)(4) or 1.401(m)-1(f)(4), for purposes of Article VI or VII, respectively). In addition, the rules in the definition of "Highly Compensated Participant" shall similarly apply here. This may be accomplished by substituting the word "Non-Highly" for the word "Highly" wherever it appears in the definition of "Highly Compensated Participant".

      2.66 "NORMAL RETIREMENT AGE" shall mean the age or date specified in the Adoption Agreement. Notwithstanding the foregoing, Normal Retirement Age shall not be later than the later of (i) age 65, or (ii) the 5th ("10th" for Plan Years beginning before January 1, 1988) anniversary of the Participant's Entry Date.

      2.67 "NORMAL RETIREMENT DATE" shall mean the first day of the month in which the Member attains his Normal Retirement Age.

      2.68 "ORIGINAL EFFECTIVE DATE" shall mean the date this Plan was first put into effect as specified in the Adoption Agreement.

      2.69 "OWNER-EMPLOYEE" shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

      2.70 "PARITY BREAK" shall mean, if elected in the Adoption Agreement, either (a) or (b) below:

            (a) If the Elapsed Time method of computing Years of Service is chosen in the Adoption Agreement, a Break-In-Service which causes an Employee's Years of Service prior to such Break-In-Service to be cancelled. An Employee will incur a Parity Break if he has a Break-In-Service and his continuous period of severance (in determining an Employee's period of severance, the period between the first and second anniversaries of the date the Employee is first absent from work for maternity or paternity reasons shall not be considered a period of severance) equals or exceeds:

                  (i) For Plan Years commencing in or after calendar year 1985, the greater of five years or the period of Years of Service earned prior to such Break-In-Service; or

                  (ii) For Plan Years commencing prior to calendar year 1985, the period of Years of Service earned prior to such Break-In-Service. If an Employee completed a Parity Break before the beginning of the Plan Year commencing with or in 1985, his prior Years of Service shall be cancelled even if the Parity Break included less than five consecutive Breaks-In-Service.

            (b) If the Hours of Service method of computing Years of Service is chosen in the Adoption Agreement, a Break-In-Service which causes an Employee's Years of Service prior to such Break-In-Service to be cancelled. An Employee will incur a Parity Break if he has a Break-In-Service and the number of his consecutive one-year
      Breaks-In-Service equals or exceeds:

                  (i) For Plan Years commencing in or after calendar year 1985, the greater of five years or the aggregate number of Years of Service earned prior to such Break-In-Service; or

                  (ii) For Plan Years commencing prior to calendar year 1985, the aggregate number of Years of Service earned prior to such Break-In-Service. If an Employee completed a Parity Break before the beginning of the Plan Year commencing with or in 1985, his prior Years of Service shall be cancelled even if the Parity Break included less than five consecutive Breaks-In-Service.

      For purposes of determining whether or not a Parity Break has occurred, Years of Service (or the "aggregate number of Years of Service" if the Elapsed Time method is elected) shall not include any Years of Service previously cancelled by reason of any other prior Break-In-Service or Parity Break.

      Once an Employee becomes a Participant, a Deferred Income Account is established on his behalf. Because a Participant is always 100% vested in his Deferred Income Account, any Employee who has become a Participant shall not incur a Parity Break regardless of the number of his one-year Breaks-In-Service.

      2.71 "PARTICIPANT" shall mean an Employee of an Employer participating in the Plan in accordance with the provisions of Article III, and is not a Former Participant or an Inactive Participant.

      2.72 "PARTICIPANT DIRECTED FUND" shall mean that portion of a Participant's Accounts which are held in a segregated fund within the Trust and invested under the Participant's direction. A Participant shall be solely responsible for the portion of his Account(s) so invested. The Participant shall have the right and power to select any broker, salesman, or agent he desires to execute his investment orders. The Participant shall also have the right and power to designate an Investment Manager, who shall have control over the selection of the investments. This power of delegation must be exercised in writing delivered to the Trustee and Administrator and must be signed and dated by both the Participant and the Investment Manager. If a Participant dies before his Account(s) is totally distributed, his control over the selection of investments for the portion of his Account(s) in the Participant Directed Fund shall immediately vest in the person or organization he designated as Investment Manager. If no person or organization is so designated, then the control of investment shall immediately vest in the Beneficiaries of his Account(s) on a proportionate basis. If no Beneficiary is designated, the control shall immediately vest in the personal representative of his estate, or if none, then in the Trustee.

      Neither the Trustee nor the Administrator shall have any investment responsibility with respect to such Participant Directed Fund. All expenses resulting from investments made at the direction of a Participant and all Trustee expenses attributable to a Participant Directed Fund shall be borne solely by such Participant's Participant Directed Fund. The Administrator shall allocate other expenses attributable to administering Participant Directed Funds on a reasonable and equitable basis to each such Participant Directed Fund.

      The Administrator and the Trustee shall not be liable nor responsible for any loss resulting to any Participant or Beneficiary by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant, any Investment Manager or any other investment advisor selected by the Participant or Beneficiary.

      2.73 "PARTNER-EMPLOYEE" shall mean, in the case of a partnership, an individual who is a partner of the Employer.

      2.74 "PLAN" shall mean the plan as set forth herein and as amended from time to time. The name of the Plan shall be the name specified in the Adoption Agreement.

      2.75 "PLAN AMENDMENT EFFECTIVE DATE" shall mean the date, if applicable, specified in the Adoption Agreement.

      2.76 "PLAN YEAR" shall mean the 12-consecutive month period ending on the date specified in the Adoption Agreement, including periods before the Effective Date. If the Plan Year has been amended since the Original Effective Date, the provisions of the related amendment shall be incorporated into this Plan by reference.

      2.77 "PRIOR EMPLOYER(S)" shall mean those entities, if any, specified in the Adoption Agreement.

      2.78 "PRIOR PLAN" shall mean the plan, if any, specified in the Adoption Agreement, that existed immediately prior to its complete amendment and restatement into this Plan.

      2.79 "PRIOR PLAN ACCOUNT" shall mean the account(s) of Participants who were participants in the Prior Plan on the day before the Effective Date of this Plan and shall be maintained in accordance with the Adoption Agreement.

      2.80 "PROFIT SHARING CONTRIBUTIONS" shall mean discretionary Employer contributions which are allocated in accordance with Section 5.06 (including contributions to satisfy the requirements of Sections 5.06(c) and 11.05).

      2.81 "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a qualified domestic relations order as described in Section 414(p) of the Code.

      2.82 "QUALIFIED MATCHING CONTRIBUTION ACCOUNT" shall mean the Account of a Participant to which Qualified Matching Contributions and any investment gains or losses are credited. For Plan Years beginning before January 1, 1989, the Administrator may choose not to establish a separate Qualified Matching Contribution Account, in which case Qualified Matching Contributions shall be credited to the Deferred Income Account, the Matching Contribution Account or the Employer Contribution Account (in accordance with rules established by the Administrator).

      If the Matching Contribution Account meets the requirements applicable to the Qualified Matching Contribution Account specified in Section 6.09 (regarding full vesting and withdrawal/distribution restrictions), the Administrator may choose not to establish a separate

Qualified Matching Contribution Account, in which case Qualified Matching Contributions shall be credited to the Matching Contribution Account.

      2.83 "QUALIFIED MATCHING CONTRIBUTIONS" shall mean Matching Contributions which are used by the Administrator for the purpose of either:

            (a) avoiding the nondiscrimination requirements of Section 7.08 (the ACP Test), or

            (b) enabling the Plan to comply with the nondiscrimination requirements of Section 6.05 (the ADP Test).

            (See Sections 7.08 and 6.09 for details regarding such contributions.)

      2.84 "QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT" shall mean the Account of a Participant to which Qualified Nonelective Contributions made to this Plan (as opposed to such contributions under another plan of the Employer) and any investment gains or losses are credited. For Plan Years beginning before January 1, 1989, the Administrator may choose not to establish a separate Qualified Nonelective Contribution Account, in which case Qualified Nonelective Contributions shall be credited to the Deferred Income Account or the Employer Contribution Account (in accordance with rules established by the Administrator).

      2.85 "QUALIFIED NONELECTIVE CONTRIBUTIONS" shall mean amounts (including certain Forfeitures) contributed by the Employer for the purpose of enabling the Plan to comply with the nondiscrimination requirements of Sections 6.05 (the ADP
Test), 7.08 (the ACP Test) or 7.14 (the Multiple Use Test). (See Sections 6.08,
7.12 and 7.14 for details regarding such contributions.)

      2.86 "REA" shall mean Public Law No. 98-397, the Retirement Equity Act of 1984, as amended from time to time.

      2.87 "ROLLOVER CONTRIBUTION" shall mean the taxable portion of:

            (a) With respect to periods before January 1, 1993, a "qualified total distribution" within the meaning of Section 402(a)(5)(E)(i) of the Code, or a "rollover contribution" within the meaning of Section 408(d)(3)(A)(ii) of the Code; or

            (b) With respect to periods after December 31, 1992, an "eligible rollover distribution" within the meaning of Section 402(c)(4) of the Code, or a "rollover contribution" within the meaning of Section 408(d)(3)(A)(ii) of the Code.


                                     II-22 (11/1/94)

A Rollover Contribution shall also include a transfer by a trustee from another qualified retirement plan to the Trustee of this Plan of a Participant's interest in such other qualified retirement plan.

      2.88 "SAFE HARBOR EARNINGS #A" shall mean an Employee's Earned Income, wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, Affiliated Company, or any entity predecessor to the Employer to the extent that such amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances).

      Safe Harbor Earnings #A shall include foreign earned income (as defined in Section 911(b) of the Code), whether or not excludable from gross income under
Section 911 of the Code; and Safe Harbor Earnings #A shall exclude the following:

            (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

            (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

            (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (d) Other amounts which received special tax benefits, or contributions made by the Employer or Affiliated Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

      2.89 "SAFE HARBOR EARNINGS #B" shall mean Safe Harbor Earnings #A, plus the following:

            (a) Amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the Employee;


                                II-23 (11/1/94)

            (b) Amounts paid or reimbursed by the Employer, Affiliated Company, or an entity predecessor to the Employer, for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code;

            (c) The value of a non-qualified stock option granted to an Employee by the Employer, Affiliated Company, or an entity predecessor to the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and

            (d) The amount includible in the gross income of an Employee upon making the election described in Section 83(b) of the Code.

      2.90 "SELF-EMPLOYED INDIVIDUAL" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established (including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year), or a Partner-Employee or an Owner-Employee.

      2.91 "SHORT-TERM INCOME FUND" shall mean that portion of the Trust which shall be invested and reinvested in short-term investments providing a known return such as Treasury Bills, Treasury Notes or other such similar short-term obligations of the United States Government or any instrumentality thereof, in savings accounts, certificates of deposit, repurchase agreements, or other interest bearing accounts which provide a reasonable rate of interest, in commercial paper or bankers' acceptances, or in other similar investments, or in mutual or pooled investment funds as the Administrator, Trustee or Investment Manager shall deem suitable and in loans to Participants.

      2.92 "SOCIAL SECURITY TAXABLE WAGE BASE (SSTWB)" shall mean the maximum amount of earnings which may be considered wages in a given calendar year under Sections 3121(a)(l) and 3121(x)(1) of the Code for purposes of computing Social Security (OASDI) taxes.

      2.93 "TERMINATION OF EMPLOYMENT" shall mean separation from active employment with an Employer resulting from retirement, death, Disability, voluntary or involuntary severance of employment, or failure to return to active employment with an Employer by the date on which an Authorized Leave of Absence expired.

      2.94 "TEFRA" shall mean Public Law No. 97-248, the Tax Equity and Fiscal Responsibility Act of 1982, as amended from time to time.


                                II-24 (11/1/94)

      2.95 "TOP HEAVY VESTING SCHEDULE" shall mean the schedule specified in the Adoption Agreement.

      2.96 "TRA86" shall mean Public Law No. 99-514, the Tax Reform Act of 1986, as amended from time to time.

      2.97 "TRUST" OR "TRUST FUND" shall mean the employee benefit trust fund maintained in accordance with a Trust Agreement which the Employer(s) has adopted, or in lieu thereof, or in addition thereto, the fund or funds held and invested in accordance with the terms of a group deposit administration or similar insurance contract or contracts.

      2.98 "TRUST AGREEMENT" shall mean that certain agreement or agreements between the Company and the Trustee establishing the Trust or Trusts, or in lieu thereof, or in addition thereto, the group deposit administration or similar insurance contract or contracts, which shall be a part of this Plan.

     2.99 "TRUSTEE" shall mean the corporation or corporations (including without limitation any legal reserve life insurance company or companies) or individual or individuals named in the Trust Agreement and appointed to hold, invest, reinvest, and disburse the Trust Fund.

      2.100 "VALUATION DATE(S)" shall mean the last day of each Plan Year. However, the Administrator may direct that valuations occur more frequently on a one-time or on a regular basis.

      2.101 "VESTED PERCENTAGE" shall mean the percentage (which may differ depending upon the Account to which such percentage relates) of a Participant's nonforfeitable interest in his Employer Contribution Account, Joining Bonus Account or Matching Contribution Account (depending upon the applicable Plan provision), determined in accordance with the schedule(s) specified in the Adoption Agreement.

            (a) If applicable, the Vested Percentage of an Employee who was a Participant in the Plan on the day before the first day of the Plan Year beginning in 1989 shall be determined in accordance with the alternative schedule specified in the Adoption Agreement.

            (b) In determining a Participant's Vested Percentage, all his Years of Service shall be included, unless otherwise specified in the Adoption Agreement. Such exclusion of certain Years of Service shall only be permitted if (i) the Original Effective Date of this Plan is in calendar year 1989 or later; or (ii) the Plan or Prior Plan previously excluded such Years of Service.


                                II-25 (11/1/94)

            (c) If Years of Service prior to the Original Effective Date are excluded, the Original Effective Date is modified (extended to an earlier date) to include service under a "predecessor plan," as defined in IRS Regulation 1.411(a)-5(b)(3).

            (d) Notwithstanding the foregoing, a Participant's Vested Percentage shall be 100% upon the attainment of his Normal Retirement Age (but only if he is employed on such date).

      2.102 "WAGES" shall mean regular (base) salary or wages from an Employer for personal services rendered, including elective Employer contributions (attributable to Wages) made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. In the case of certain Self-Employed Individuals, Wages shall mean a percentage of his Earned Income. The preceding percentage shall be determined in accordance with regulation 1.414(s)-1(f)(1), which takes into account what portion of the Gross Earnings of Non-Highly Compensated Employees (as a group) is included in the Wages of Non-Highly Compensated Employees (as a group).

      2.103 "YEARS OF SERVICE" shall mean an Employee's period of employment as determined in accordance with Article III.


                                II-26 (4/12/93)

                                  ARTICLE III

                     Eligibility, Participation and Service


      3.01 ELIGIBILITY

            (a) Eligible Employee: An Employee other than an Excluded Employee shall become an Eligible Employee upon attainment of the minimum age and completion of the minimum service specified in the Adoption Agreement (and taking into account how service is computed for purposes of eligibility to participate: the Hours of Service method [Section 3.05(a)] or the Elapsed Time method [Section 3.05(b)]). If the minimum service requirement specified in the Adoption Agreement is one Year of Service (using the Hours of Service method), the second and subsequent eligibility Computation Periods shall be measured in terms of Plan Years, commencing with the Plan Year in which occurs the first anniversary of the Employee's Employment Commencement Date, but excluding Years of Service cancelled because of a Parity Break.

            (b) Special Rule For Two or Three Years of Service: This subsection shall apply if the Adoption Agreement provides that an Employee must complete two or three Years of Service to become an Eligible Employee. If an Employee has a Break-In-Service prior to completing one Year of Service in each of two or three (whichever is applicable) Computation Periods, his Hours of Service prior to such Break-In-Service shall be cancelled and he shall be treated as a new Employee for purposes of meeting the requirements for becoming an Eligible Employee in this Section.

            (c) Special Rule for Hours of Service Method: This subsection shall apply if the Adoption Agreement provides that the Hours of Service method under Section 3.05(a) is used for purposes of eligibility to participate. An Employee shall not be credited with a Year of Service until the end of the Computation Period in which he is credited with at least 1,000 Hours of Service.

            (d) Compliance with TRA86 One-Year Eligibility Requirement: If the minimum service requirement used in subsection (a) above is greater than one Year of Service (or equivalent, e.g. 12 or less months of employment, depending upon the number of Hours of Service completed), such minimum service requirement shall no longer be permitted


                                      III-1
      for Plan Years beginning after December 31, 1988. Accordingly, a separate minimum service requirement (no greater than one Year of Service or equivalent) for Plan Years beginning after December 31, 1988 must be specified in the Adoption Agreement.

      Note: Had this Plan not had a qualified CODA, the Plan would have been permitted to have a minimum service requirement greater than one Year of Service. This "plan design" can still be accomplished by selecting the appropriate requirements in Sections 5.05 or 7.04(b) to be eligible for an allocation of Profit Sharing Contributions or Matching Contributions, respectively.

            (e) Loss of Service: The provisions of Section 3.05(c) regarding cancellation of certain Years of Service shall also apply for purposes of eligibility to participate.

      3.02 DATE OF PARTICIPATION

            (a) Prior Plan Participants: An Employee participating under the provisions of the Prior Plan, if any, on the day preceding the Effective Date, shall continue to participate in accordance with the provisions of this Plan as of the Effective Date.

            (b) Effective Date Employees: An Employee who is an Eligible Employee on the Effective Date shall become a Participant in the Plan on the Effective Date, provided he is employed by an Employer on the Effective Date.

            (c) Other Employees: Each Employee who does not become a Participant in this Plan pursuant to subsections (a) and (b) above, shall become a Participant in the Plan on the Entry Date coinciding with or immediately succeeding the date such Employee becomes an Eligible Employee, provided he is employed by an Employer on such Entry Date.

            (d) Termination of Employment: A Participant who experiences a Termination of Employment shall cease to participate in the Plan as of his date of Termination of Employment.

      3.03 EXCLUDED EMPLOYEES

            (a) Participation in Plan: An Employee who ceases to be an Excluded Employee shall become a Participant in this Plan on the later of (i) the date he ceases to be an Excluded Employee, or (ii) the Entry Date on which he would have otherwise become a Participant had he not been an Excluded Employee.


                                     III-2

            (b) Cessation of Participation: Notwithstanding any other provision of this Plan, if any Participant becomes an Excluded Employee, such Participant shall cease further participation under this Plan and shall become an Inactive Participant, and shall continue in such status thereafter. Such Inactive Participant may again become a Participant in this Plan in accordance with subsection (a) above.

      3.04 PARTICIPATION UPON REEMPLOYMENT

      Upon the reemployment of an Employee who experienced a Termination of Employment, the following rules shall apply in determining his participation in the Plan.

            (a) Former Participants: If an Employee who was a Participant is reemployed, he shall become a Participant on his date of reemployment unless such Employee is an Excluded Employee.

            (b) Other Former Employees: If a former Employee who was not a Participant is reemployed, he shall be eligible to participate in the Plan in accordance with Section 3.01, taking account of his prior Years of Service unless cancelled by reason of a Parity Break or Section 3.01(b). However, if such Employee on his Termination of Employment date was an Eligible Employee but had not become a Participant in the Plan, then such Employee shall participate in the Plan on the later of his date of reemployment or the Entry Date on which he would have otherwise become a Participant had he not had a Termination of Employment unless such Employee's prior Years of Service are cancelled by reason of a Parity Break or Section 3.01(b).

      3.05 YEARS OF SERVICE

      This Section 3.05 shall apply for purposes other than eligibility to participate in the Plan, which is covered by Section 3.01.

            (a) Hours of Service Method for Crediting Years of Service: This subsection shall apply if the Hours of Service method is selected in the Adoption Agreement. Subject to the loss of service provisions of Section 3.05(c), an Employee shall be credited with a Year of Service for each Computation Period during which he is credited with 1,000 or more Hours of Service. Years of Service shall include the following:

                  (i) Periods of employment with an Employer, an Affiliated
            Company and a Prior Employer, if one is specified in the Adoption Agreement;


                                     III-3

                  (ii) Periods of employment with a corporation, trade or
            business predecessor to an Employer;

                  (iii) Periods of employment as an "employee" or
            "owner-employee" (as defined in Sections 401(c)(l) and 401(c)(3) of the Code) of any sole proprietorship or partnership which was predecessor to an Employer; and

                  (iv) Periods of employment as a Leased Employee.

            (b) Elapsed Time Method For Crediting Years of Service: This subsection shall apply if the Elapsed Time method is selected in the Adoption Agreement. Years of Service shall be measured in whole years and fractions of a year with fractions of a Year of Service determined on the basis of 365 days equaling one year. Subject to the loss of service provisions of Section 3.05(c), an Employee's Years of Service shall be determined from his Employment Commencement Date and anniversaries thereof, and shall include the following:

                  (i) The total period or periods of employment with an
            Employer, an Affiliated Company and a Prior Employer, if one is specified in the Adoption Agreement;

                  (ii) Any period of severance of employment following a
            Termination of Employment, if the Employee returns to employment with the Employer or an Affiliated Company within 12 months of such severance;

                  (iii) The first 12 months of any Authorized Leave of Absence, including an absence for maternity or paternity reasons;

                  (iv) If the Employee quits, is discharged, or retires at any time during the first 12 months of an Authorized Leave of Absence, the period of severance after the date he so quits, is discharged, or retires, if he returns to employment with the Employer or an Affiliated Company within 12 months of the date when his Authorized Leave of Absence began;

                  (v) Periods of employment with a corporation, trade or
            business predecessor to an Employer;


                                     III-4

                  (vi) Periods of employment as an "employee" or
            "owner-employee" (as defined in Sections 401(c)(l) and 401(c)(3) of the Code) of any sole proprietorship or partnership which was predecessor to an Employer; and

                  (vii) Periods of employment as a Leased Employee.

            (c) Loss of Service: An Employee's Years of Service for purposes of eligibility to participate in this Plan and/or vesting may be cancelled if such Employee incurs a Break-In-Service in accordance with the following rules:

                  (i) Participants: Because a Participant shall not incur a
            Parity Break (see the last paragraph of the definition of Parity Break in Article II), a Participant's Years of Service earned prior to his Break-In-Service shall be aggregated with his Years of Service earned after such Break-In-Service.

                  (ii) Other Employees: If an Employee not included in
            subparagraph (i) incurs a Break-In-Service, his Years of Service prior to such Break-In-Service shall be cancelled if he incurs a Parity Break.

            This subsection (c) shall not apply if the Adoption Agreement provides that Employees must complete more than one Year of Service to become an Eligible Employee.

      3.06 TRANSFER OF EMPLOYMENT

      If a Participant transfers employment between Employers, he shall maintain all his rights and obligations under the Plan so long as he remains a Participant in the Plan. In such a case, his employment shall be considered to be uninterrupted as if no transfer had been made. However, if a Participant's employment is transferred to an Affiliated Company or a unit of an Employer not participating in the Plan, such Participant shall become an Inactive Participant on the date of such transfer. Such an Inactive Participant may again become a Participant upon his transfer to an Employer or unit of an Employer participating in the Plan or by the adoption of the Plan by the Affiliated Company.


                                     III-5

      3.07 INACTIVE PARTICIPANTS

      Compensation received by an Employee during the period he is an Inactive Participant is not taken into account under this Plan. Accordingly, an Inactive Participant shall not be entitled to (1) share in Profit Sharing Contributions and Forfeitures allocated pursuant to Article V, (2) make Deferrals pursuant to
Article VI, or (3) share in Matching Contributions allocated pursuant to Article VII, on account of such Compensation. Upon Termination of Employment, an Inactive Participant shall have the value of his Accounts determined and distributed in accordance with Article VIII.

      3.08 IRREVOCABLE WAIVER OF PARTICIPATION

      If permitted in the Adoption Agreement, an Employee who would otherwise be eligible to participate in the Plan may irrevocably waive his right to participate in the Plan. The Employee shall complete such form or forms as may be required by the Administrator and the Employer, which may include a statement which releases and holds harmless the Administrator and the Employer from any and all liability and responsibility associated with the Employee's election to irrevocably waive his right to participate in the Plan.


                                     III-6

                                   ARTICLE IV

                         CONTRIBUTIONS AND FORFEITURES

4.01 EMPLOYER CONTRIBUTIONS

        (a) Amount of Contribution: Each Employer agrees to contribute for each Plan Year an amount, if any, to be determined in its sole discretion by the Governing Body of the Employer. However, such amount shall not be less than the sum of (1) total Deferrals for such Plan Year, (2) total Matching Contributions and Joining Bonuses required, if any, under Article VII, and (3) total "Top-Heavy" minimum contributions required, if any, under Section 11.05.

         Each Employer shall designate what portion of the contributions under this Section 4.01(a) is attributable to (1) Deferrals, (2) Matching Contributions and/or Joining Bonuses, and (3) Profit Sharing Contributions.

        (b) Time of Payment: All contributions of the Employer shall be paid to the Trustee, and payment shall normally be made not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which may be granted for the filing of such tax return.

        (c) Corrections: In the event the Administrator determines that a Participant was excluded from participation in error, or was mistakenly omitted and was not credited with allocations pursuant to Articles V, VI, and/or VII, or an error caused a Participant to be credited with less than his full allocations pursuant to Articles V, VI, and/or VII, the Administrator shall determine the amounts (or additional amounts) which should have been credited to such Participant's Account. To correct any such error or omission, the corrected amount may be deducted from Forfeitures and/or Investment Income prior to allocating such amounts to other Participants in lieu of adjusting Accounts of other Participants. In addition to (or instead of) the preceding adjustment, the Employer may make a special contribution (in addition to the contribution described in Section 4.01(a)) to correct any such error or omission.

         4.02 DISPOSITION OF FORFEITURES ATTRIBUTABLE TO EMPLOYER CONTRIBUTION ACCOUNTS

         This Section 4.02 discusses the treatment of Forfeitures attributable only to Employer Contribution Accounts. For a discussion of Forfeitures attributable to the Matching Contribution Accounts and the Joining Bonus Accounts, see Sections 7.07 and 7.13.

         For Plan Years beginning prior to January 1, 1989, the treatment of Forfeitures and Forfeiture Accounts attributable to Employer Contribution Accounts shall be determined under the terms of the Prior Plan. For Plan Years beginning after December 31, 1988, the provisions of this Section 4.02 shall be applicable. Forfeitures shall occur as of the date a Forfeiture Account is established in accordance with subsection (a) below.

                  (a) Establishment of Forfeiture Accounts: The Administrator shall establish a Forfeiture Account to record a Former Participant's Forfeiture, if any. A Former Participant's Forfeiture Account shall be established as of the earlier of the date the Former Participant receives a distribution of his Benefit, or the end of the Plan Year in which the Former Participant incurs five consecutive Breaks-In-Service. The value of the preceding Forfeiture Account shall be equal to the value of the non-vested portion of such Former Participant's Employer Contribution Account on the date the Forfeiture Account is established. Forfeiture Accounts shall become available for allocation as of the end of the Plan Year described in the Adoption Agreement, or, if earlier, as of the end of the Plan Year in which the Former Participant incurs five consecutive Breaks-In-Service. Such Forfeiture Accounts shall first be used as Qualified Nonelective Contributions pursuant to Sections 6.07, 7.11 or 7.14 (Note: Sections 6.07, 7.11 and 7.14 are effective for Plan Years beginning after December 31, 1990). Any Forfeiture Accounts not used as Qualified Nonelective Contributions shall be allocated to the Employer Contribution Accounts of eligible Participants in accordance with Section 5.07.

                  If elected in the Adoption Agreement, then notwithstanding the preceding paragraph, in the case of a Plan subject to subsection (b)(i) below (repayment of a prior distribution is required in order to restore a Former Participant's Forfeiture Account), the Forfeiture Accounts of certain Former Participants shall only become available for allocation under the "Delayed Forfeiture Allocation Method." Under the Delayed Forfeiture Allocation Method, if (i) the Forfeiture Account of a Former Participant has not yet become available for allocation in accordance with the preceding paragraph, (ii) such Former Participant returns to employment with the Employer, and (iii) such Former Participant is eligible for a restoration of his Forfeiture Account pursuant to subsection (b)(i) below, then his Forfeiture Account shall not become available for allocation in accordance with the preceding paragraph until the end of the Plan Year in which occurs the end of the repayment period described in subsection (b)(i) below.

                  (b) Restoration of Forfeiture Accounts: If a Former Participant receives a distribution of less than his entire Employer Contribution Account and subsequently returns to employment with the Employer before having five consecutive Breaks-In-Service, his right to the restoration of his prior Forfeiture Account shall be governed by paragraph (i) or (ii) below, whichever is selected in the Adoption
         Agreement:

                           (i) Repayment of Prior Distribution: If such Former
                  Participant repays the amount of such distribution, the repaid amount and his Forfeiture Account shall be added to his new Employer Contribution Account as of the end of the Plan Year in which such amount is repaid. Such repayment must be made on or before the earlier of (1) the Participant incurring five consecutive one-year Breaks-In-Service following the date of distribution, or (2) the date five years after the date of resumption of employment. If such Former Participant does not make repayment within the prescribed period, his right to the restoration of his prior Forfeiture Account shall lapse.

                           (ii) No Repayment Required: The Administrator shall
                  add back to the (Former) Participant's Employer Contribution Account the Forfeiture Account as of the Valuation Date immediately preceding the date of reemployment. To determine such Participant's vested interest in his Employer Contribution Account upon any subsequent Termination of Employment, the following formula shall be applicable:
                  X = P (AB + D) - D, where

                      "X"   equals the vested interest
                      "P"   equals the Vested Percentage
                      "AB" equals the value of the Employer Contribution Account "D" equals the amount of the prior distribution(s).

                  (c) Forfeiture Accounts at Plan Termination: Notwithstanding
         Section 4.02(b), an individual's rights to Forfeiture restoration shall lapse when this Plan is terminated and such individual has either (i) failed to repay his prior distribution in accordance with Section 4.02(b)(i) prior to the date the Plan is terminated or (ii) not resumed employment prior to the date the Plan is terminated. Any Forfeiture Accounts remaining on the date the Plan is terminated shall be disposed of in accordance with Section 15.03.

                  (d) Source of Funds for Restored Forfeitures: If a Forfeiture Account has already been allocated pursuant to Sections 4.02(a), 5.07, 6.07, 7.11 or 7.14, but such Forfeiture Account must be restored in accordance with Sections 4.02(a) or (b), such restoration shall be made from: (i) other Forfeitures which become available, (ii) Employer contributions under Section 4.01(a), or (iii) Investment Income. Alternatively, the Employer may make a special contribution to restore such Forfeiture Account.

                  (e) Non-Vested Former Participants: For purposes of this
         Section 4.02 and Article VIII, if the value of a Former Participant's (or Inactive Participant's) Benefit is zero at his date of Termination of Employment, the Former Participant (or Inactive Participant) shall be deemed to have received a distribution of his Benefit on his date of Termination of Employment.

         4.03 VOLUNTARY AND ROLLOVER CONTRIBUTIONS BY PARTICIPANTS

                  (a) Company Discretion: If provided in the Adoption Agreement, Participants may be permitted to elect to make voluntary contributions to the Trust, and/or Participants may be permitted to contribute Rollover Contributions. The Administrator shall give Participants adequate advance notice prior to the beginning of a Plan Year for which voluntary contributions will, or will not, be permitted. If voluntary contributions are permitted under this Plan, Section 6.11 may provide that Discriminatory Deferrals can be recharacterized as voluntary contributions.

                  (b) Amount of Voluntary Contributions: With respect to a Plan Year when voluntary contributions are permitted, the amount of voluntary contributions (including Discriminatory Deferrals recharacterized as voluntary contributions in accordance with Section 6.11) made by any Participant shall be subject to the limitations set forth in the Adoption Agreement and Article V. Voluntary contributions may be made by payroll deductions or by other methods and at other intervals in accordance with rules established by the Administrator. Voluntary contributions received by the Employer shall be transmitted to the Trustee within 30 days after they have been collected.

                  (c) Rollover Contributions: With the approval of the Administrator, a Participant may contribute a Rollover Contribution into the Trust. The Administrator, in its sole discretion, shall determine whether or not a Participant shall be permitted to make a Rollover Contribution. The Administrator shall develop like and non-discriminatory rules and procedures. The Administrator may require the Participant to supply all the information it deems necessary, including but not limited to the amount and nature of the property to be contributed, and a statement that such contribution constitutes a Rollover Contribution.

                  (d) Separate Fund: The voluntary contributions and Rollover Contributions of Participants shall be accounted for separately from that portion of the Trust attributable to Employer contributions. Such contributions may, but need not, be held and invested in a segregated separate fund within the Trust established and maintained for this purpose.

                  (e) Individual Accounts: The Administrator shall create and maintain adequate records to record the interest in the Trust of voluntary contributions and Rollover Contributions. Such records shall be in the form of individual Accounts in accordance with Section 5.01. Each Participant electing to make voluntary contributions shall have an Employee Contribution Account, and each Participant contributing a Rollover Contribution shall have a Rollover Contribution Account.

                  (f) Valuation and Allocations: If Employee Contribution Accounts and/or Rollover Contribution Accounts are held and invested in a separate fund, the Administrator or Trustee shall determine the net worth of the assets of the separate fund or funds as of each Valuation Date or Interim Valuation Date in accordance with Section 5.02. Investment Income shall be allocated to the Employee Contribution Accounts and/or Rollover Contribution Accounts as of each Valuation Date or Interim Valuation Date as provided in Section 5.04.

                  (g) Vesting: A Participant's Employee Contribution Account and/or Rollover Contribution Account shall at all times be fully vested and shall not be forfeitable for any cause.

                  (h) Withdrawals from Employee Contribution Accounts: The Administrator shall adopt uniform rules and procedures pertaining to the withdrawal from Employee Contribution Accounts. A Participant may elect to make a withdrawal from his Employee Contribution Account by filing an adequate advance written notice with the Administrator. Such withdrawal may be up to an amount equal to the balance then credited to said Account, determined as of the last preceding Valuation Date (or Interim Valuation Date), including any contributions made after such Valuation Date (or Interim Valuation Date) up to the date of withdrawal. Withdrawals from Rollover Contribution Accounts shall not be permitted. A withdrawal under this subsection (h) shall not have any effect on either his other Accounts in the Plan or his Vested Percentage in such other Accounts.

                  (i) Distribution: Upon Termination of Employment, a Participant's Employee Contribution Account and/or Rollover Contribution Account shall be distributed in accordance with Article VIII in the same manner and conditions as other Accounts.

                  (j) Forms: Elections to make contributions, withdraw contributions, discontinue contributions or resume contributions shall be in writing, signed by the Participant and on such form or forms as the Administrator shall require.

                  (k) Consent and Annuity Requirements: Notwithstanding Sections 4.03(h) and (i), any withdrawal or distribution of an Account described in this Section 4.03 shall:

                           (i) require the consent of the Participant if the
                  value of all of the Participant's Accounts in this Plan exceeds $3,500; and

                           (ii) be subject to the requirements of Article X (but
                  only to the extent Article X is otherwise applicable).

                                   ARTICLE V

                             ALLOCATIONS AND LOANS

         5.01 INDIVIDUAL ACCOUNTS

         The Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Member and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust to each Account shall not be required.

         5.02 VALUATION OF THE TRUST

         The Administrator, or if it so directs, the Trustee, shall determine the net worth of the assets of the Trust and of any separate fund therein as of each Valuation Date and Interim Valuation Date. In determining such net worth, the Administrator or Trustee shall evaluate the assets at their "fair market value" as of such Valuation Date or Interim Valuation Date as described herein.

         The "fair market value" of the Trust Fund assets shall be determined in compliance with this Section and the principles of Section 3(26) of ERISA and regulations issued pursuant thereto. Valuation shall be based upon information reasonably available to the Administrator, including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of Internal Revenue Code. The Administrator may elect to value any bank deposit, certificate of deposit, bond, interest-bearing insurance contract, promissory note or other evidence of indebtedness at its unpaid face value, with interest accrued to the Valuation Date or Interim Valuation Date, if the obligation is not in default. The value of any real property held in the Trust Fund, determined as of the end of any Plan Year, shall be considered to remain unchanged until the end of the following Plan Year. In determining the value of the Plan's investment in a collective investment fund, separate account, partnership or similar entity, the Administrator may (but need not) rely upon the most recent prior valuation of units or interests in the fund, separate account, partnership or entity made on or on behalf of the fund, separate account, partnership or entity. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such Valuation Date or Interim Valuation Date shall establish the fair market value of such security. The fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

         5.03 INVESTMENT OF ACCOUNTS

         If elected in the Adoption Agreement, separate Investment Funds shall be established. In addition, such election may limit the type(s) of Account (and contributions attributable to such Account) which may be invested in such Investment Funds.

                  (a) "Eligible Accounts": If permitted above, a Participant's Account(s) (and related contributions) shall be invested in the Investment Fund or Funds in accordance with the Participant's investment election as made on the form or forms provided by the Administrator.

                  (b) "Non-Eligible Accounts": If separate Investment Funds are established, but an Account is not invested in any Investment Fund (because either (i) a Participant does not wish to invest such Account in any Investment Fund, or (ii) Investment Funds are limited to certain type(s) of Account), the "non-eligible" Account (and related contributions) shall be invested in the General Fund.

                  (c) Change of Investment Election: A Participant may change his investment election with respect to future contributions under subsection (a) as of the first day of the Plan Year and/or at such other times as the Administrator shall provide under uniform rules and procedures.

                  The Administrator, in its sole discretion, may also permit Participants to change the investment of their entire Account(s). If the Administrator permits such a change, it shall establish such rules and procedures as it deems appropriate. For example, the Administrator could require that the Participant's Account be invested (i) in the same Investment Fund or Funds and in the same proportions as the future contributions made on such Participant's behalf, or (ii) in any or all of the Investment Funds in even percentages of 10%, 20% or 25%. The effective date of such a change with respect to a Participant's entire Account shall be as of such date as determined by the Administrator.

                  The Administrator may require Participants to provide written notification of a change of investment up to 60 days in advance on such form or forms and in accordance with such procedures as the Administrator shall determine.

                  (d) Temporary Investments: Pending the investment election of monies in one of the Investment Funds, the Trustee or Investment Manager may invest such monies in the Short-Term Income Fund, if any, or a separate fund with similar type short-term investments.

         5.04 ALLOCATION OF INVESTMENT INCOME

                  (a) Allocation on Valuation Date: As of each Valuation Date, the Investment Income of each Investment Fund (or if none, of the Trust) and each separate fund in the Trust, if any, since the preceding Valuation Date, shall be determined by the Administrator and allocated to the Account or Accounts of Members and Beneficiaries who had balances in their Accounts on the Valuation Date.

                  Investment Income of each of the Investment Funds (or if none, of the Trust) shall be allocated to each Account in the Investment Fund on the Valuation Date according to the ratio that a person's "Adjusted Account Balance" (as defined herein) bears to the total of the "Adjusted Account Balances" of all persons as of such Valuation Date in such Investment Fund.

                  For purposes of this Section, a person's "Adjusted Account Balance" as of any Valuation Date shall be:

                           (i) The balance in the person's Account in the
                  Investment Fund (or if none, in the Trust) as of the immediately preceding Valuation Date; plus

                           (ii) A portion of Deferrals, Matching Contributions,
                  voluntary contributions and Rollover Contributions made on the person's behalf and not withdrawn since the immediately preceding Valuation Date; plus

                           (iii) A portion of transfers from another Investment
                  Fund to the person's Account since the immediately preceding Valuation Date; less

                           (iv) Distributions, withdrawals, and transfers to
                  another Investment Fund, from the person's Account since the immediately preceding Valuation Date. For purposes of this paragraph (iv), the Deferrals, Matching Contributions, voluntary contributions and Rollover Contributions made on the person's behalf and withdrawn since the preceding Valuation Date shall not be treated as withdrawals.

                  The Investment Income of any special separate fund or funds in the Trust shall be allocated among the Accounts in such separate fund or funds in the same manner as for the Investment Funds.

                  The Administrator may adopt any other non-discriminatory method or methods, in addition to or in lieu of the foregoing, to equitably allocate Investment Income to Accounts and/or to determine Adjusted Account Balances for purposes of such allocations.

                  No Investment Income shall be allocated to Forfeiture Accounts. Investment Income on funds held in Forfeiture Accounts shall be allocated to Participants in a nondiscriminatory manner as determined by the Administrator.

                  (b) Interim Valuation Date: The Administrator may, but shall not be required to provide for an interim valuation of the Accounts in the Trust (or any separate fund therein) for the purpose of making distributions to Members or providing for the transfer between Investment Funds since the preceding Valuation Date or Interim Valuation Date. The Administrator shall determine the percentage increase or decrease in the net worth of the assets in the Trust (and/or separate fund in the Trust) or in each Investment Fund from the preceding Valuation Date to the Interim Valuation Date after excluding all distributions made since the preceding Valuation Date or Interim Valuation Date. In determining such percentage increase or decrease in the net worth of such assets, all Investment Income of the Trust (and/or separate fund therein) or of each Investment Fund during the period between the preceding Valuation Date and Interim Valuation Date shall be included and determined in the same manner as provided for in subsection (a). The revalued Accounts from which a distribution or transfer shall be made shall be multiplied by the appropriate percentages so determined in order to reflect such increase or decrease.

                  The percentages once so determined shall be applied to all Accounts from which distributions or transfers are made until the next Valuation Date or Interim Valuation Date, whichever is earlier. Any increase or decrease in the net worth of the assets so distributed to or retained from such Accounts shall increase or decrease the total Investment Income which is to be allocated on the next following Valuation Date or Interim Valuation Date.

        5.05   ELIGIBILITY FOR ALLOCATION OF PROFIT SHARING CONTRIBUTION

         As of the end of each Plan Year, the Profit Sharing Contributions for the Plan Year made pursuant to Section 4.01 shall be allocated among those Participants and those Inactive Participants who became Inactive Participants during such Plan Year and who meet the requirements specified in the Adoption Agreement. Such allocation shall be made in accordance with Section 5.06.

        5.06   ALLOCATION OF PROFIT SHARING CONTRIBUTION

         The Profit Sharing Contributions shall be allocated to eligible Participants and Inactive Participants in accordance with either subsection (a) or (b) below, whichever is elected in the Adoption Agreement.

                  (a) Integrated Allocation Method

                           (i) Excess Allocation: The Profit Sharing
                  Contribution shall first be allocated to the Employer Contribution Accounts of eligible Participants and Inactive Participants who earned Excess Compensation during such Plan Year in accordance with either paragraph (1) or (2) below. Paragraph (1) shall be applicable for Plan Years beginning prior to 1989, and paragraph (2) shall be applicable for Plan Years beginning in 1989 and later.

                                    (1) For Plan Years which begin prior to
                           1989, the Employer Contribution Account of each eligible Participant and Inactive Participant shall receive an allocation equal to the Integration Percentage multiplied by the individual's Excess Compensation, unless some other smaller percentage is chosen by the Company with respect to such Plan Year (this includes the situation where the amount of the Employers' contribution is less than the Integration Percentage multiplied by the total Excess Compensation of all eligible individuals).

                                    (2) For Plan Years beginning in and after
                           1989, the Employer Contribution Account of each eligible Participant and Inactive Participant shall receive an allocation equal to a percentage multiplied by the individual's Excess Compensation. The percentage referred to in the preceding sentence is that percentage which is equivalent to the ratio determined by dividing the Employers' contribution by the sum of (I) the total Compensation of all such eligible individuals and (II) the total Excess Compensation of all such eligible individuals (unless the Company chooses a smaller percentage for such Plan Year). However, the percentage may not exceed the Integration Percentage for the Plan Year.

                           (ii) Remaining Allocation: The remaining portion, if
                  any, of the Profit Sharing Contribution for the Plan Year which is in excess of the amounts allocated under paragraph
                  (i) above shall be allocated to the Employer Contribution Accounts of all eligible Participants and Inactive Participants according to the ratio that each Participant's or Inactive Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants and Inactive Participants for the Plan Year.

                  (b) Non-Integrated Allocation Method: The Profit Sharing Contribution shall be allocated to the Employer Contribution Accounts of all eligible Participants and Inactive Participants according to the ratio that each Participant's or Inactive Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants and Inactive Participants for the Plan Year.

                  (c) Top-Heavy Allocation: Notwithstanding subsections (a) or
         (b) above, if this Plan is "Top-Heavy" (as defined in Article XI) for the Plan Year, the Profit Sharing Contribution shall first be allocated to satisfy the minimum allocation required under Section 11.05(b) (unless such requirement is satisfied by another defined contribution plan). The remaining Profit Sharing Contribution, if any, shall be allocated in accordance with the terms of subsections (a) or (b) (and treating the "Top-Heavy" allocation under this subsection (c) as an allocation under subsections (a) or (b)).

         5.07 ALLOCATION OF FORFEITURES ATTRIBUTABLE TO EMPLOYER CONTRIBUTION ACCOUNTS

         This Section 5.07 discusses the allocation of Forfeitures attributable only to Employer Contribution Accounts. For a discussion of Forfeitures attributable to the Matching Contribution Accounts and the Joining Bonus Accounts, see Sections 7.07 and 7.13.

         For Plan Years beginning prior to January 1, 1989, the allocation of Forfeitures attributable to Employer Contribution Accounts shall be determined under the terms of the Prior Plan. For Plan Years beginning after December 31, 1988, Forfeitures which have become available for allocation during a Plan Year in accordance with Section 4.02 (other than Forfeitures which have been deemed Qualified Nonelective Contributions pursuant to Sections

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
6.07, 7.11 or 7.14) shall be added to Profit Sharing Contributions for such Plan Year, and allocated in accordance with Section 5.06.

         5.08 POSSIBLE REDUCTION OF ALLOCATION TO KEY HIGHLY COMPENSATED EMPLOYEES AND FAMILY MEMBERS

         Notwithstanding Sections 5.06 and 5.07, the allocations of Profit Sharing Contributions and Forfeitures to the Employer Contribution Accounts of a Key Highly Compensated Employee and his Family Members shall be reduced to comply with Sections 401(a)(17) and 414(q)(6) of the Code, but only to the extent required by applicable regulations. Any "excess" resulting from such reduction shall be reallocated to all Participants and Inactive Participants (including Key Highly Compensated Employees and Family Members) under Sections
5.06 and 5.07. If after such reallocation there still remains an "excess" on account of this Section 5.08, the additional "excess" shall again be reallocated. This process may be repeated as many times as necessary until such "excess" is exhausted.

         5.09 MAXIMUM ALLOCATION

         The contribution on behalf of or by Participants shall be limited in accordance with Code Section 415 and regulations thereunder, which are incorporated by reference. This Section explains the application of Code Section 415 and in the event of any omission or conflicting statements, Code Section 415 and regulations thereunder shall govern.

         Notwithstanding anything contained in this Plan to the contrary, the total Additions made to the Account of a Participant for any Limitation Year shall not exceed the lesser of (a) the Maximum Addition or (b) 25% of the Participant's Earnings for the Limitation Year. (Certain Additions attributable to Code Sections 401(h), 415(l) and 419A(d) (relating to certain medical benefits) are not subject to the 25% limit in the preceding sentence.)

         To comply with Section 415(f)(1)(B) of the Code (which provides that all defined contribution plans [including voluntary employee contribution accounts in a defined benefit plan] of the Employer, whether or not terminated, shall be considered as one defined contribution plan), Additions shall be limited as described in the Adoption Agreement.

         If Additions shall exceed the above limitation because of circumstances described in regulation 1.415-6(b)(6), any Deferrals and/or voluntary contributions (under this Plan or any other qualified plan of the Employer) made by the Participant for the Limitation Year which caused the excess shall be paid to the Participant. If excess Additions still exist, the method described in regulation 1.415-6(b)(6)(ii) shall be used; that is, such excess Additions shall


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
generally be held in a suspense account (to which no Investment Income shall be credited) and be used to reduce future Employer contributions for the affected Participant.

         Notwithstanding the foregoing, the otherwise permissible Additions for any Participant under this Plan may be reduced to the extent necessary to prevent disqualification of the Plan under Code Section 415(e), which imposes additional limitations on the benefits for Participants who also participate in one or more tax-qualified defined benefit pension plan of the Employer. The Administrator shall advise affected Participants of any additional limitation of their Additions required by the preceding sentence.

         The Administrator shall comply with the provisions of the preceding paragraph as specified in the Adoption Agreement and to the extent necessary so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction (both defined below) shall not exceed one (1.0):

                  (a) Defined Contribution Fraction

                           (i) Numerator: The numerator of the Defined
                  Contribution Fraction is the sum of the Annual Additions for all Limitation Years, where "Annual Addition" is defined as the total of the following amounts allocated to a Participant's accounts under all defined contribution plans maintained by the Employer (except as otherwise provided under Section 415(c)(6) of the Code) with respect to each Limitation
                  Year:

                                    (1) Employer contributions (including
                           "salary deferrals" and forfeitures, if any),

                                    (2) voluntary contributions, and

                                    (3) any amounts attributable to Sections
                           401(h), 415(l) and 419A(d) (relating to certain medical benefits) of the Code, but only to the extent provided by such sections of the Code.

                           Notwithstanding the foregoing, Annual Additions shall
                  not include amounts which are deemed not to be Annual Additions pursuant to regulations 1.415-6(b)(l)(i) and 1.415-6(b)(6). In addition, for Limitation Years beginning before January 1, 1987, not all voluntary contributions are Annual Additions. Instead, only the lesser of (i) one-half of the Participant's voluntary contributions, or (ii) the amount of the Participant's voluntary contributions in excess of 6% of his Earnings for such Limitation Year, shall be considered Annual Additions.

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
                           In addition, the numerator shall take into account
                  any reductions allowed as a result of changes caused by TEFRA (the pre-TEFRA "1.4 rule") and Top-Heavy restrictions (the pre-Top-Heavy TEFRA "1.0 rule"). [See paragraph (iii) below for an additional numerator reduction.]

                       (ii) Denominator: The denominator of the Defined
                  Contribution Fraction is either (1) or (2) as follows:

                            (1) The sum of the "Adjusted Maximum Annual
                        Addition" for each Limitation Year.

                            (2) The sum of (A) and (B) as follows:

                                (A) The sum of the "Maximum Annual Addition" for
                            each Limitation Year ending before January 1, 1983, multiplied by the "Transition Fraction."

                                (B) The sum of the "Adjusted Maximum Annual
                            Addition" for each Limitation Year ending after December 31, 1982.

                           The Plan Administrator shall select only one of the
                  above denominators to be used under this Section 5.09, and such denominator shall be applied to each Participant. However, the denominator described in clause (ii)(2) may only be elected if the affected Plan was in existence on July 1, 1982.

                           (iii) Numerator Reduction: If this Plan and all other
                  plans required to be aggregated under Section 415(f) of the Code satisfied Section 415 of the Code as of the end of the Limitation Year beginning before January 1, 1987 (that is, the pre-TRA86 "1.0 rule"), the numerator of the Defined Contribution Fraction shall be reduced (but not below "zero") to the extent necessary so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction (both computed in accordance with Sections 415 and 416(h) of the Code, as amended by TRA86) does not exceed 1.0 for the Limitation Year beginning before January 1, 1987. In determining the amount of the reduction, the denominator of the Defined Contribution Fraction shall take into account the Transition Fraction method (as modified, if applicable, by Section 416(h) of the Code), if elected, under Section 415(e)(6) of the Code.

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
                           (iv) Certain Terms: For purposes of this subsection
                  (a):

                                    (1) "Maximum Annual Addition" shall mean the
                           lesser of the dollar amount described in Section 415(c)(l)(A) of the Code for the applicable Limitation Year, or 25% of the Participant's Earnings for the applicable Limitation Year.

                                    (2) "Adjusted Maximum Annual Addition" shall
                           mean the lesser of 1.25 times the dollar amount described in Section 415(c)(l)(A) of the Code for the applicable Limitation Year, or 1.4 times 25% of the Participant's Earnings for the applicable Limitation Year.

                                    (3) "Transition Fraction" shall mean the
                           fraction,

                                             (A) the numerator of which is the
                                    lesser of

                                                 (I)    $51,875, or

                                                 (II)   1.4 times 25% of the
                                             Participant's Earnings for the
                                             Limitation Year ending in 1981, and

                                             (B) the denominator of which is the
                                    lesser of

                                                 (I)    $41,500, or

                                                 (II)   25% of the Participant's
                                             Earnings for the Limitation Year
                                             ending in 1981.

                                    (4) With respect to a Limitation Year of
                           less than 12 months because of an amendment changing the Limitation Year to a different 12-consecutive month period, the "dollar amount described in Section 415(c)(1)(A) of the Code" used in subparagraphs (1) and (2) above shall be prorated to reflect the number of months in such short Limitation Year.

                           (b) Defined Benefit Fraction: The numerator of the
                  Defined Benefit Fraction is the "projected annual benefit" (as defined below) of the Participant under all defined benefit plans required to be aggregated under Section 415 of the Code, determined as of the close of the Limitation Year. The denominator of the Defined Benefit Fraction is the lesser of 1.25 times 12 times the Maximum Monthly Pension or 1.4 times 12 times the Participant's monthly average Earnings paid by the Employers and each Affiliated Company during the three consecutive Limitation Years when such Earnings were the highest.

                  A Participant's "projected annual benefit" is equal to the projected benefit under the applicable Plan (taking into account the Participant's accrued pensions determined as of (1) the end of the Limitation Year which began prior to 1983 [the pre-TEFRA grandfather accrued pension] and (2) the end of the Limitation Year which began prior to 1987 [the pre-TRA86 grandfather accrued pension]), based upon the following assumptions:

                           (i) The Participant will continue in employment until
                  reaching normal retirement age.

                           (ii) The Participant's compensation for the
                  Limitation Year under consideration will remain the same until reaching normal retirement age.

                           (iii) All other relevant factors will remain constant
                  for all future Limitation Years.

                  For purposes of this subsection (b),

                           (i) "Maximum Monthly Pension" shall mean one-twelfth
                  of the greater of (1) the dollar amount described in Section 415(b)(l)(A) of the Code for the applicable Limitation Year, and (2) the Participant's pre-TRA86 grandfather accrued pension (after taking into account his pre-TEFRA grandfather accrued pension).

                           (ii) The denominator of the Defined Benefit Fraction
                  shall be further adjusted as required under Section 415(b) of the Code to reflect the form of the benefit, the Participant's social security retirement age, the date the benefit commences and length of service of less than 10 years.

      5.10 LOANS TO PARTICIPANTS WHO ARE PARTIES-IN-INTEREST

      If permitted in the Adoption Agreement, the Administrator may, in its sole discretion, authorize the Trustee to loan money to a Participant or an Inactive Participant who is a "party-in-interest" (as defined by Section 3(14) of ERISA) from the Trust. The general terms and conditions of loans (which are intended to comply with Section 2550.408b-1 of the Department of Labor Regulations) shall be determined pursuant to the provisions of this Section 5.10. Loans under this
Section 5.10 shall (i) be made available to all eligible individuals on a reasonably equivalent basis, and (ii) not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. The Administrator shall adopt additional rules and regulations necessary to carry out the provisions of this Section 5.10. Such rules shall be uniformly applicable to all eligible individuals, and the determination of whether to approve an application for a loan shall be on a like and nondiscriminatory basis.

            (a) Administration of Loan Program: The Administrator shall administer the provisions of this Section 5.10, unless the Administrator delegates such responsibility to another person pursuant to Section 13.04.

            (b) Purpose of Loan: The Administrator may choose to limit loans to a specific purpose(s).

            (c) Application: An application for a loan by a Participant shall be made in writing to the Administrator on such form or forms as the Administrator may require. The Administrator may also require (if applicable) the Participant to produce such documents and other evidence of a financial need and the amount of the financial need. If the loan is secured by any part of the Participant's Account, the loan application must also include the Participant's consent to a possible reduction of his Benefit to satisfy the repayment of such loan. If the Participant is married at the time of the loan, the application must also include the spouse's consent to and acknowledgement of the effect of such possible reduction. The consents required under this paragraph shall be obtained no earlier than 90 days before the date such loan is made, and the spouse's consent shall be witnessed by a notary public (or, if permitted by the Administrator, by a representative of the Administrator). If the Participant is unmarried at the time of the loan or if the Participant later remarries, the consent of the new spouse shall not be required.

            (d) Amount of Loan: The Administrator shall require that the total balance of all loans outstanding for a Participant shall not exceed the limits described in Section 2550.408b-1 of the Department of Labor Regulations. In addition, the Administrator may refuse to grant any loan to the extent such loan is treated as a taxable distribution under Section 72(p) of the Code.

            (e) Interest: Each loan shall bear a reasonable rate of interest to be fixed by the Administrator and/or the Trustee. The Administrator and Trustee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times or for different durations may bear different interest rates if the difference in rates is justified by different general economic conditions.

            (f) Repayment of Loan: Repayment shall normally be by payroll deduction on an installment basis (but not less frequently than quarterly), with the amortization of the principal and interest over the period of the loan. A different arrangement for repayment may be made by mutual agreement between the Administrator and the Participant, provided that such arrangement is consistent with bank practices for similar type loans. The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the Participant, but shall normally not extend beyond five years for loans other than for the purchase of the principal residence of the Participant. Refinancing of the loan shall not be made available by the Administrator. That is, in the event interest rates have dropped due to a change in economic conditions, a new loan at the current interest rate may not be negotiated to replace the prior loan(s). If a Participant's employment terminates or the Plan terminates, the loan shall become immediately due. No distribution of Benefits shall be made to any Participant, Inactive Participant or to a Beneficiary of any such Participant or Inactive Participant unless and until all unpaid loans, including interest thereon, have been liquidated.

            (g) Fees/Expenses:The Administrator may charge reasonable set-up and periodic service fees and other related expenses directly to the Participant.

            (h) Security: Loans shall be evidenced by the Participant's promissory note and shall be secured by the Participant's Account or any other form of security acceptable to the Administrator. If on any date the value of such security is less than the unpaid principal amount of any loan to the Participant outstanding on such date, the Administrator shall require such Participant to either tender additional security acceptable to the Administrator equal in value to the difference between the value of such Participant's security and the unpaid principal then outstanding, or accelerate principal repayment to the extent necessary to make the unpaid principal amount of such loan equal to the value of the Participant's security.

            (i) Loan Default: Foreclosure on any loan and attachment of the security shall generally not occur until the Participant's Benefit becomes payable in accordance with Article VIII.

            (j) Hardship Withdrawals of Deferrals: The Administrator may establish special rules and limits for loans in situations involving a concurrent hardship withdrawal under Section 6.12(d).

            (k) Additional Limits: The Administrator may further limit the amount loaned to any Participant in order to maintain a reserve chargeable against the Participant's Benefit for income taxes which would have to be withheld by the Trustee if the loan becomes a deemed distribution to the Participant. Any such taxes required to be withheld by the Trustee (whether or not such a reserve has been created) shall be charged to and reduce the Participant's Benefit to the extent possible and any excess shall be treated as an administrative expense of the Plan which shall be reimbursed by the Participant in question.

                                   ARTICLE VI

                       DEFERRALS AND HARDSHIP WITHDRAWALS

      6.01 GENERAL

      This Article VI is intended to provide guidelines regarding special qualification, nondiscrimination and distribution rules under Section 401(k) and other related Sections of the Code. The Administrator shall adopt additional rules necessary (1) to carry out this Article VI (including, if applicable, special rules unique to Partner-Employees), and (2) to implement special, transitional and operational rules permitted under IRS regulations (for example, the "restructuring" rules of regulation 1.401(k)-1(h)(3)(iii)).

      Regulations under Sections 401(a)(4) and 410(b) consider the portion of this Plan attributable to Deferrals to be a separate plan apart from the portions of the Plan attributable to Profit Sharing Contributions or Matching Contributions. Accordingly, if the provisions of this Article conflict with any other provisions of this Plan, the provision that shall govern depends upon whether such provision applies to Deferrals, Profit Sharing Contributions or Matching Contributions.

      6.02 DEFINITIONS

      For purposes of this Article VI, the following words or phrases shall have the following meanings:

            (a) "Actual Deferral Percentage (ADP)" shall mean the percentage obtained by dividing the Participant's Deferrals for the Plan Year by the Participant's ADP Compensation for the Plan Year. However, see Sections 6.06(a), (b) and (c) and 7.09(a) regarding whether (i) additional amounts are added to Deferrals to increase the ADP, or (ii) certain Deferrals are excluded to lower the ADP. In addition, see subsection (b) below and Sections 6.06(d) and (e) regarding situations where the ADP of a Highly Compensated Participant is decreased to satisfy the ADP Test in Section
      6.05. If a Participant's ADP Compensation for the Plan Year is "zero", no ADP shall be computed for such Participant (see Section 6.05(b)(iv)).

            (b) "Adjusted ADP" shall mean, in the case of a Plan which fails to satisfy the ADP Test in Section 6.05, the eventual ADP calculated under the following leveling method, under which the ADP of the Highly Compensated Participant with the highest ADP is reduced to the extent required to:

                  (i) enable the Plan to satisfy the ADP Test, or

                  (ii) cause such Highly Compensated Participant's ADP to equal the ADP of the Highly Compensated Participant with the next highest ADP.

            This process must be repeated until the Plan satisfies the ADP Test. In addition, the term Adjusted ADP shall be substituted for the term ADP wherever such term is used in the Plan.

            (c) "ADP Compensation" shall mean the Participant's Compensation for the Plan Year, unless the definition of Compensation fails to satisfy the requirements of Section 414(s) of the Code ["Condition A"].

                  (i) If Condition A exists, then ADP Compensation shall instead mean the Participant's Compensation for the Plan Year, but excluding Deferrals made for the Plan Year.

                  (ii) If Condition A continues to exist after the definition of
            ADP Compensation has been revised in accordance with paragraph (i) above, then ADP Compensation shall instead mean the Participant's Compensation for the entire Plan Year, including Compensation earned prior to his Entry Date.

                  (iii) If Condition A continues to exist after the definition of ADP Compensation has been revised in accordance with paragraph
            (ii) above, then ADP Compensation shall instead mean the Participant's Compensation for the entire Plan Year, including Compensation earned prior to his Entry Date, but excluding Deferrals made for the Plan Year.

                  (iv) If Condition A continues to exist after the definition of
            ADP Compensation has been revised in accordance with paragraph (iii) above, then the Plan must be amended to provide for a definition of ADP Compensation that satisfies the requirements of Section 414(s) of the Code.

            For Plan Years beginning in 1989 and later, ADP Compensation shall not exceed $200,000 (or such higher amount in accordance with Sections 401(a)(17) and 415(d) of the Code). If a Plan Year is less than 12 months, the $200,000 (or such higher amount) shall be prorated accordingly.

            (d) "Discriminatory Deferrals" shall mean those Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions which caused the ADP Test in Section 6.05 to be exceeded. The amount of Discriminatory Deferrals attributable to any Highly Compensated Participant is equal to such Participant's Deferrals (or other amounts treated as Deferrals) minus the product of (i) such Participant's Adjusted ADP, times (ii) such Participant's ADP Compensation.

            (e) "Excess Deferrals" shall mean, for any calendar year, Deferrals made by a Participant in excess of the greater of (i) $7,000 or (ii) the dollar limitation in effect under Section 402(g)(1) of the Code for such calendar year (see Section 6.03(c)).

      6.03 ELECTION TO MAKE DEFERRALS

            (a) Election Forms: The Administrator shall provide each Participant with an election form authorizing the deferral of his Compensation. Compensation which is "currently available" (as described in regulation 1.401(k)-1(a)(3)(iii)) may not be deferred. The timing/frequency, amount and any other limitations regarding the Deferrals shall be governed by the terms specified in the Adoption Agreement.

            If elected in the Adoption Agreement, the Administrator shall define the term "Make-Up" Deferrals and establish rules and procedures regarding how such Deferrals may be made. The general intent is to allow Participants to make Deferrals in excess of "current" limits, as long as the "cumulative" limits for the Plan Year are not exceeded. An example of the preceding is a plan which has a maximum individual deferral rate of 10% of compensation, but which allows a participant who defers nothing in the first half of the plan year to defer 20% of compensation for the remainder of the plan year.

            In addition to (or in lieu of) the terms specified in the Adoption Agreement, the Administrator may establish such rules and procedures as are necessary to implement this subsection (a). The election made under this subsection (a) will remain in effect until modified in accordance with subsection (b) below.

            (b) Modification of Deferral Election: The Administrator shall establish rules and procedures regarding when (at least once each Plan
      Year) and how a Participant may increase, decrease, suspend or resume Deferrals (or begin Deferrals, in the case of a Participant who does not elect to make Deferrals when first eligible).

            (c) Maximum Amount of Deferrals: Notwithstanding subsection (a) above, no Participant shall be permitted to make Deferrals under this Plan (including similar amounts under other plan(s) maintained by the Employer), for any calendar year, in excess of the greater of $7,000 or the dollar limitation in effect under Section 402(g)(1) of the Code for such calendar year. The foregoing limit shall not apply to certain "transitional" Deferrals (i) of certain Partner-Employees (see Section 1105(c)(4) of TRA86) or (ii) attributable to services performed during 1986 (see Section 1105(c)(5) of TRA86).

            In addition, no Participant shall be permitted to make Deferrals to the extent total Additions allocated to the Participant would exceed the limits of Section 5.09 (regarding Section 415 of the Code). However, those Deferrals distributed pursuant to the fourth paragraph of Section 5.09 are not treated as Additions.

            (d) Automatic Cessation of Deferrals: Notwithstanding subsections
      (a) and (b) above, the Administrator may suspend the Deferrals of a Highly Compensated Participant in order to meet the ADP Test in Section 6.05. This suspension can be based upon the results of the ADP Test on an "actual" or "projected" basis, in accordance with rules and procedures established by the Administrator.

            In addition, the Administrator may suspend the Deferrals of any Participant to comply with subsection (c) above.

            (e) Allocation of Deferrals: Deferrals shall be credited to the Participant's Deferred Income Account, which shall be 100% vested at all times, and shall normally be paid by the Employer to the Trustee within 30 days following the month for which the amount was withheld (but no later than the end of the 12-month period following the Plan Year to which such Deferrals relate).

6.04 DISTRIBUTION OF EXCESS DEFERRALS

      (a) General: If a Participant has made Excess Deferrals for the calendar year, whether because of oversight, because the Participant is covered by more than one qualified CODA of the Employer or because the Participant is covered by a qualified CODA of another unrelated employer, such Excess Deferrals (including gains/losses) shall be returned to the Participant.

      (b) Gains and Losses: The gains and losses (collectively referred to as "income") to be distributed under subsection (a) above shall be the Investment Income for the calendar year attributable to Excess Deferrals, as determined in accordance with methods described in Section 5.04. The Administrator may also elect to distribute income for the period between the end of the applicable calendar year and the date of distribution (the "gap period"). Such election shall be applied consistently to all Excess Deferrals attributable to a particular calendar year. However, the Administrator may change such election from year to year.

      Notwithstanding the foregoing, for periods before the issuance of final regulations under Section 402(g) of the Code on August 15, 1991, the determination of distributable income may be determined under proposed regulation 1.402(g)-1(d)(5), which generally provided for specific methods of determining income for both the calendar year and the gap period.

      (c) Timing: A distribution under this Section 6.04 shall generally be made by the April 15th of the following calendar year, subject to the following rules:

            (i) If a Participant's Deferrals under this Plan for a calendar year exceeds the $7,000 (or higher) limitation described in Section 6.03(c), the Administrator shall distribute such Excess Deferrals (and allocable income) without any special instructions from the Participant [i.e., the Participant shall be deemed to have notified the Administrator that he has made Excess Deferrals under the Plan].

            (ii) If any of a Participant's Deferrals under this Plan is an Excess Deferral solely because the Participant is covered under more than one qualified CODA (whether of this Employer or another unrelated employer), it shall be the responsibility of the Participant to inform the Administrator in writing by the March 1st preceding the above April 15th date, of the amount of Excess Deferrals made to this Plan. The Administrator shall not be required to investigate the accuracy of the information provided by the Participant; and if such information is provided after March 1st, the Administrator shall not guarantee that distribution of the Excess Deferrals (including allocable income) will occur by April 15th.

            (iii) If Excess Deferrals are distributed to the Participant in the same calendar year as the calendar year in which such Excess Deferrals arose, the allocable income from the beginning of the calendar year to the date of distribution shall be determined in a manner similar to the method described in subsection (b)(ii) above.

      (d) Consent Not Needed: Distributions of Excess Deferrals shall not be subject to the requirements of Section 8.02(b)(iv) and Article X (regarding the notice and consent rules of Sections 411(a)(11) and 417 of the Code).

      (e) Treatment Under Code Section 415: Deferrals which become Excess Deferrals shall continue to be considered Additions, unless such Excess Deferrals are distributed by April 15th of the following calendar year in accordance with subsection (c) above.

      6.05 SPECIAL NONDISCRIMINATION TESTS

      Deferrals of Highly Compensated Participants shall be limited in accordance with this Section 6.05, which is intended to comply with the nondiscrimination tests described in Section 401(k)(3) of the Code and related regulations.

            (a) Average Deferral Percentage Test: For any Plan Year, the Average ADP for the group of Highly Compensated Participants shall not exceed the Average ADP for the group of Non-Highly Compensated Participants as follows:

           IF THE AVERAGE ADP FOR THE         THEN THE AVERAGE ADP FOR THE
         GROUP OF NON-HIGHLY COMPENSATED       GROUP OF HIGHLY COMPENSATED
              PARTICIPANTS FOR THE                PARTICIPANTS FOR THE
           PLAN YEAR (DENOTED "R") IS:         PLAN YEAR SHALL NOT EXCEED:
           ---------------------------         ---------------------------
                 2% or less                          2.0 times "R"
                 2% to 8%                            2.0% plus "R"
                 8% or more                          1.25 times "R"

            The nondiscrimination limits of this Section 6.05(a) shall be referred to as the "ADP Test."

            (b) Special Rules: For purposes of applying the ADP Test of subsection (a) above, the following rules are applicable:

                  (i) Excess Deferrals: Excess Deferrals shall count as
            Deferrals for purposes of determining the ADP of a Highly Compensated Participant. However, Excess Deferrals shall not count as Deferrals for purposes of determining the ADP of a Non-Highly Compensated Participant.

                  (ii) Required Aggregation: If this Plan satisfies the
            requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then all the cash or deferred arrangements included in such other plans shall be aggregated with the cash or deferred arrangement included in this Plan.

                  Notwithstanding the preceding paragraph,

                        (1) for Plan Years beginning after December 31, 1988, an
                  "ESOP" plan may not be aggregated with this Plan.

                        (2) for Plan Years beginning after December 31, 1989, a
                  plan whose plan year differs from the Plan Year of this Plan may not be aggregated with this Plan.

                  (iii) Aggregation of Deferrals of Highly Compensated
            Employees: If a Highly Compensated Employee is also a participant under another plan of the Employer which includes a cash or deferred arrangement, the ADP of such Highly Compensated Employee under this Plan shall take into account such other cash or deferred arrangement. For Plan Years beginning after December 31, 1988, if the plan year of such other plan differs from the Plan Year of this Plan, the ADP of such Highly Compensated Employee for such Plan Year under this Plan shall be determined by including only amounts attributable to plan years which end in the same calendar year as this Plan Year.

                  This paragraph (iii) shall not be effective if the affected plans are mandatorily disaggregated under regulation
            1.401(k)-1(g)(11)(iii).

                  (iv) Deferrals Refunded Under Code Section 415: Deferrals
            which are distributed pursuant to the fourth paragraph of Section
            5.09 shall be disregarded for purposes of the ADP Test.

                  (v) Participants Taken Into Account: Any Employee who was a
            Participant at any time during the Plan Year shall be taken into account, even if such Participant has experienced a Termination of Employment prior to the last day of such Plan Year. However, a Participant whose ADP Compensation for the Plan Year is "zero" shall not be taken into account.

                  (vi) Rounding of Percentages: For Plan Years beginning after
            December 31, 1988, the ADP and the Average ADP shall be rounded to the nearest one-hundredth of 1%.

                  (vii) Family Members: The ADP of a Family Member shall not be separately calculated. Instead, the ADP of the Key Highly Compensated Employee shall be computed by combining his Deferrals and ADP Compensation with those of his Family Member(s). Notwithstanding the $200,000 limit on ADP Compensation in Section 6.02, for Plan Years beginning after December 31, 1988, the ADP Compensation of such "aggregated" Key Highly Compensated Employee shall be the sum of (1) plus (2), as follows:

                        (1) the sum of the ADP Compensation of each of the Key
                  Highly Compensated Employee, his spouse, and lineal descendants who have not attained age 19 before the close of such Plan Year; and such sum shall be limited to $200,000 (or such larger amount described in Section 6.02), plus

                        (2) the sum of the ADP Compensation of each other Family
                  Member not described in (1), where each individual ADP Compensation shall be limited to $200,000 (or such larger amount described in Section 6.02).

      6.06 FAILURE TO PASS THE ADP TEST

      If the ADP Test is not satisfied, the Employer and/or Administrator may take one or more of the following steps:

            (a) treat Forfeitures attributable to Employer Contribution Accounts as Qualified Nonelective Contributions for Plan Years beginning after December 31, 1990 (see Section 6.07)

            (b) include Qualified Nonelective Contributions in the ADP (see
      Section 6.08)

            (c) include Qualified Matching Contributions in the ADP (see Section 6.09)

            (d) refund Deferrals which exceeded the limits (see Section 6.10)

            (e) recharacterize certain Deferrals as voluntary contributions (see
      Section 6.11).

      6.07 FORFEITURES ATTRIBUTABLE TO EMPLOYER CONTRIBUTION ACCOUNTS

      For Plan Years beginning on or after January 1, 1991, if the ADP Test is not satisfied, Forfeiture Accounts which have become available for allocation pursuant to Section 4.02 shall not be allocated in accordance with Section 5.07. Instead, enough Forfeitures as necessary shall be treated as Qualified Nonelective Contributions pursuant to Section 6.08 to satisfy the ADP Test. That is, for purposes of the Plan, such Forfeitures shall not be subject to the provisions of Section 5.07, but will be subject to the provisions of Section 6.08.

      Any Forfeitures not deemed to be Qualified Nonelective Contributions pursuant to the preceding paragraph shall be allocated in accordance with
Section 5.07, unless such Forfeitures are deemed to be Qualified Nonelective Contributions pursuant to Sections 7.11 or 7.14, to satisfy the ACP Test or the Multiple Use Test, respectively.

      6.08 QUALIFIED NONELECTIVE CONTRIBUTIONS

      If the ADP Test is not satisfied, the Employer may elect to make Qualified Nonelective Contributions for the Plan Year. Such contributions shall be allocated to Non-Highly Compensated Participants (including Non-Highly Compensated Participants who have a Termination of Employment prior to the end of the Plan Year) in the following manner:

            (a) The initial allocation shall be made to the Non-Highly Compensated Participant with the lowest ADP Compensation for the Plan Year. The amount of such allocation shall be the lesser of (i) total Qualified Nonelective Contributions made for the Plan Year under this
      Section 6.08, or (ii) the maximum amount permitted under Section 5.09 (regarding Section 415 of the Code). [Note: Instead of the term "Compensation," this Section 6.08 uses the term "ADP Compensation" and
      Section 5.09 uses the term "Earnings." Since these three terms generally have different meanings, care should be exercised when carrying out this
      Section 6.08.]

            (b) If there still remain Qualified Nonelective Contributions after step (a) above, the second allocation shall be made to the Non-Highly Compensated Participant with the next lowest ADP Compensation for the Plan Year. Similarly, the amount of such allocation shall be the lesser of (i) remaining Qualified Nonelective Contributions, or (ii) the maximum amount permitted under Section 5.09.

            (c) If there still remain Qualified Nonelective Contributions after step (b) above, step (b) shall then be applied to the Non-Highly Compensated Participant with the next lowest ADP Compensation for the Plan Year. In addition, step (b) shall be repeated as many times as necessary until Qualified Nonelective Contributions are exhausted.

      Qualified Nonelective Contributions under this Section 6.08 shall

            (a) be allocated to the Qualified Nonelective Contribution Account (or a "substitute" Account described in Section 2.84),

            (b) be made within 12 months after the end of the applicable Plan Year, and

            (c) be treated as Deferrals for purposes of Sections 6.02(a) and 6.05.

      The Qualified Nonelective Contribution Account (or other Account to which Qualified Nonelective Contributions are allocated) shall

            (a) be fully vested at all times, and

            (b) be subject to the withdrawal and distribution restrictions in
      Section 6.12.

      Even if the Employer does not make Qualified Nonelective Contributions to this Plan, the Administrator may nevertheless elect to treat other Employer contributions to this Plan or any other defined contribution plan of the Employer as Qualified Nonelective Contributions for this Plan. The preceding sentence shall only apply to Employer contributions if the "account" to which such contributions are allocated

            (a) meets the requirements of the preceding paragraph applicable to the Qualified Nonelective Contribution Account, and

            (b) meets other nondiscrimination requirements described in regulations under Section 401(k) of the Code.

      6.09 QUALIFIED MATCHING CONTRIBUTIONS

      If the ADP Test is not satisfied (or if the Administrator wishes to avoid [completely or partially] the nondiscrimination requirements of Section 7.08 [the ACP Test]), the Administrator may elect to treat Qualified Matching Contributions as Deferrals for purposes of Sections 6.02(a) and 6.05.

      Qualified Matching Contributions shall be allocated to the Qualified Matching Contribution Account (or a "substitute" Account described in Section 2.82), and such Account shall

            (a) be fully vested at all times, and

            (b) be subject to the withdrawal and distribution restrictions in
      Section 6.12.

      Even if the Employer does not make Qualified Matching Contributions to this Plan, the Administrator may nevertheless elect to treat Employer matching contributions to any other defined contribution plan of the Employer as Qualified Matching Contributions for this Plan. The preceding sentence shall only apply to Employer matching contributions if the "account" to which such contributions are allocated

            (a) meets the requirements of the preceding paragraph applicable to the Qualified Matching Contribution Account, and

            (b) meets other nondiscrimination requirements described in regulations under Sections 401(k) and (m) of the Code.

      This Section 6.09 is effective only if the Qualified Matching Contributions to be treated as Deferrals for a Plan Year are made within 12 months after the end of such Plan Year.

      6.10 REFUND OF DISCRIMINATORY DEFERRALS

            (a) General: If the ADP Test is not satisfied and Qualified Nonelective Contributions and/or Qualified Matching Contributions (if any) are still insufficient to satisfy the ADP Test, the Discriminatory Deferrals (including gains/losses) attributable to a Highly Compensated Participant shall be distributed to the Participant.

            (b) Family Members: A distribution of Discriminatory Deferrals under this Section 6.10 to a Key Highly Compensated Employee and his Family Members shall be accomplished by allocating the Discriminatory Deferrals among such Employees in proportion to the Deferrals (including Qualified Nonelective Contributions and Qualified Matching Contributions treated as Deferrals) of each such Employee for the applicable Plan Year.

            (c) Gains and Losses: The gains and losses (collectively referred to as "income") to be distributed under subsection (a) above shall be the Investment Income for the Plan Year attributable to Discriminatory Deferrals, as determined in accordance with methods described in Section
      5.04. The Administrator may also elect to distribute income for the period between the end of the applicable Plan Year and the date of distribution (the "gap period"). Such election shall be applied consistently to all Discriminatory Deferrals attributable to a particular Plan Year. However, the Administrator may change such election from year to year.

            Notwithstanding the foregoing, for periods before the issuance of final regulations under Section 401(k) of the Code on August 15, 1991, the determination of distributable income may be determined under proposed regulation 1.401(k)-1(f)(4)(ii), which generally provided for specific methods of determining income for both the Plan Year and the gap period.

            (d) Timing: A distribution under this Section 6.10 must be made by the end of the following Plan Year. (Note: The Employer is subject to a 10% excise tax if Discriminatory Deferrals are distributed more than 2-1/2 months after the end of the applicable Plan Year.)

            (e) Consent Not Needed: Distributions of Discriminatory Deferrals shall not be subject to the requirements of Section 8.02(b)(iv) and
      Article X (regarding the notice and consent rules of Sections 411(a)(11) and 417 of the Code).

      6.11 RECHARACTERIZATION OF DISCRIMINATORY DEFERRALS

            (a) General: If permitted in the Adoption Agreement, a Highly Compensated Participant who would otherwise receive a refund of his Discriminatory Deferrals in accordance with Section 6.10 may instead elect to have such Discriminatory Deferrals recharacterized as voluntary contributions to the Plan.

            (b) Limitations:

                  (i) This Section 6.11 shall become effective only if voluntary contributions are permitted under Section 4.03.

                  (ii) Qualified Nonelective Contributions and Qualified
            Matching Contributions may not be recharacterized.

                  (iii) Discriminatory Deferrals of a Participant may not be
            recharacterized to the extent such Deferrals, when added to other voluntary contributions of such Participant, exceed the limits (if any) permitted under Section 4.03.

                  (iv) Discriminatory Deferrals which have been recharacterized shall continue to be treated as Deferrals for purposes of Sections 404, 409, 411, 412, 415, 416 and 417 of the Code. Discriminatory
            Deferrals attributable to Plan Years beginning after December 31, 1988 shall be subject to Section 6.12 (regarding withdrawal/distribution restrictions).

                  (v) Discriminatory Deferrals which have been recharacterized shall not be treated as "compensation" for purposes of Sections 404 and 415 of the Code.

            (c) Taxability: The Deferrals which are to be recharacterized shall be the earliest Deferrals made for the Plan Year ("first-in, first-out"). (Note: Such recharacterized Deferrals shall be includible in the Highly Compensated Participant's gross income in the calendar year for which such Deferrals were made.)

            (d) Timing and Methodology: Recharacterization of Discriminatory Deferrals may not be made later than the later of (1) 2-1/2 months following the end of the applicable Plan Year, or (2) October 24, 1988. For purposes of this Section 6.11, recharacterization will be deemed to have occurred on the date the last affected Highly Compensated Participant is given written notification of the amount recharacterized and the consequences thereof. (Note: See regulation 1.401(k)-1(f)(3)(ii) and (iii). The preceding regulation also requires the reporting of recharacterization to the Employer and the IRS.)

      6.12 WITHDRAWALS AND DISTRIBUTIONS FROM THE DEFERRED INCOME, QUALIFIED NONELECTIVE CONTRIBUTION AND QUALIFIED MATCHING CONTRIBUTION ACCOUNTS

            (a) General: Notwithstanding any provision of the Plan to the contrary, distributions or withdrawals from the Deferred Income Account, the Qualified Nonelective Contribution Account or the Qualified Matching Contribution Account shall not be made except in one of the following circumstances:

                  (i) An event described in Sections 8.01(b), (c) or (d)
            [regarding disability, death or Termination of Employment].

                  (ii) An event described in Section 8.01(a) [regarding Normal
            Retirement Date], but only if the Benefit is payable on account of either Termination of Employment or attainment of at least age 59-1/2. That is, if Normal Retirement Age were age 55, a Participant who reaches age 55, but has not had a Termination of Employment, may not receive a distribution of his Deferred Income Account.

                  (iii) Attainment of age 59-1/2.

                  (iv) Termination of this Plan without establishment or
            maintenance of another defined contribution plan (see Section 15.04 for specific details).

                  (v) In the case of a corporation, the sale (or other
            disposition) by the corporation of either (I) "substantially all" of its assets or (II) its interest in a subsidiary. The preceding sentence shall apply only to Employees who continue employment with the (I) buyer or (II) subsidiary, respectively. After March 31, 1988, a distribution may not be made under this paragraph (v) unless it is a "lump sum distribution" (as defined in Section 401(k)(10)(B) of the Code).

                  (vi) Occurrence of a hardship (see subsection (b) below).

                  (vii) Distribution of Excess Deferrals for any calendar year
            (see Section 6.04).

                  (viii) Failure to satisfy the ADP, ACP or Multiple Use Tests of Sections 6.05, 7.08 and 7.14, respectively.

            (b) Hardship Withdrawals

                  (i) For Plan Years beginning before January 1, 1989, hardship withdrawals shall be governed by the terms of the Prior Plan (if one existed), if such terms were a reasonable interpretation of Section 401(k) of the Code [in the absence of IRS final and proposed regulations issued August 5, 1988]. Operation in accordance with IRS proposed regulations issued November 10, 1981 shall be deemed a reasonable interpretation.

                  (ii) Hardship withdrawals made on or before March 31, 1989 shall also be governed by the standards described in paragraph (i) above.

                  (iii) Hardship withdrawals not described in either paragraph
            (i) or (ii) above shall be governed by the "immediate and heavy financial need test" described in subsection (c) below and the "other resources test" described in subsection (d) below.

            (c) Immediate and Heavy Financial Need: A hardship withdrawal shall only be made if the Participant has an "immediate and heavy financial need". A Participant shall be deemed to have an immediate and heavy financial need if the hardship withdrawal is for any of the following:

                  (i) Expenses incurred for (or necessary to obtain) the medical care of the Participant, his spouse and his dependents. Such medical care must normally be tax-deductible within the meaning of Section 213(d) of the Code.

                  (ii) Costs directly related to the purchase of the principal residence of the Participant (excluding mortgage payments).

                  (iii) Tuition and related educational fees for the next 12 months of post-secondary education for the Participant and his spouse, children (whether or not still a dependent) and dependents.

                  (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

            The amount of the immediate and heavy financial need shall include amounts necessary to pay anticipated federal, state or local income taxes or penalties attributable to a hardship withdrawal.

            (d) Other Resources: A hardship withdrawal shall only be made if it is necessary to satisfy the financial need described in subsection (c) above. The determination of whether the hardship withdrawal is necessary shall be determined on the basis of the Safe Harbor Rule or the Facts and Circumstances Rule (both described below), as elected in the Adoption Agreement.

                  (i) Safe Harbor Rule: A hardship withdrawal shall be deemed to be necessary if all of the following are satisfied:

                        (1) The withdrawal does not exceed the amount of the
                  immediate and heavy financial need.

                        (2) The Participant has obtained all distributions other
                  than hardship withdrawals (such as withdrawal of after-tax voluntary contributions) and all non-taxable loans currently available under all plans maintained by the Employer.

                        (3) All qualified and non-qualified plans (but not
                  health or welfare plans) of the Employer provide that the Participant will not be allowed to make Deferrals and other employee contributions for a period of at least 12 months after the date of the hardship withdrawal. However, the preceding rule shall not require the suspension of mandatory employee contributions under a defined benefit plan.

                        (4) All "401(k)" plans of the Employer limit the amount
                  of Deferrals that the Participant may make in the calendar year following the calendar year of the hardship withdrawal to the difference between the maximum allowed for such later calendar year (see Section 6.03(c)) and the amount of the Participant's Deferrals for the calendar year of the hardship withdrawal.

                  (ii) Facts and Circumstances Rule: A hardship withdrawal shall generally be treated as necessary if the Employer relies upon the Participant's written representation (unless the Employer has actual knowledge to the contrary) that the need cannot reasonably be relieved by one or more of the following methods:

                        (1) Through reimbursement or compensation by insurance
                  or otherwise.

                        (2) By the reasonable liquidation of the Participant's
                  assets, or the assets of his spouse and minor children that are reasonably available to the Participant.

                        (3) By borrowing from commercial sources at reasonable
                  terms.

                        (4) By discontinuing Deferrals or after-tax employee
                  contributions to the Plan.

                        (5) By other distributions or non-taxable loans from
                  plans maintained by the Employer or by any other unrelated employer.

                  A Participant shall not be required to avail himself of any of the above resources if the effect would be to increase his hardship or need. For example, if a plan loan would disqualify a Participant from obtaining necessary financing to purchase a principal residence, a plan loan will not be a required method of relieving such Participant's hardship need.

            (e) Amount Available for Hardship Withdrawals: For Plan Years beginning before January 1, 1989, the amount available for hardship withdrawals under this Section 6.12 shall be the sum of the values of the Deferred Income Account, the Qualified Nonelective Contribution Account and the Qualified Matching Contribution Account, reduced by any amounts which are "offsetted" against the foregoing Accounts. Such "offsetting" amounts would include (but are not limited to) outstanding Plan loan(s) (including loans made to satisfy the requirements of subsection (d) above).

            For Plan Years beginning after December 31, 1988, the amount available for hardship withdrawals under this Section 6.12 shall be (i) plus (ii) plus (iii) plus (iv) less (v) less (vi) as follows:

                  (i) the value of the Deferred Income Account as of the
            Transitional Valuation Date (as defined herein), plus

                  (ii) Deferrals made after the Transitional Valuation Date, plus

                  (iii) the value as of the Transitional Valuation Date of that portion of the Qualified Nonelective Contribution Account attributable to amounts which enable the Plan to comply with the ADP Test in Section 6.05 (Note: The Qualified Nonelective Contribution Account also contains amounts which enable the Plan to comply with the ACP Test and the Multiple Use Test), plus

                  (iv) the value of the Qualified Matching Contribution Account as of the Transitional Valuation Date, less

                  (v) any hardship withdrawals since the Transitional Valuation
            Date, less

                  (vi) any other amounts which (1) are "offsetted" against the foregoing Accounts, and (2) are attributable to either (A) the value of the foregoing Accounts as of the Transitional Valuation Date, or
            (B) Deferrals made after the Transitional Valuation Date. Such "offsetting" amounts would include (but are not limited to) distributions and outstanding Plan loan(s) (including loans made to satisfy the requirements of subsection (d) above). In determining whether the preceding amounts are attributable to any portion of the foregoing Accounts, the Administrator shall apply the same rules established elsewhere in the Plan regarding "timing"; e.g. "last-in; first-out," etc.

            For purposes of this subsection (e), the term Transitional Valuation Date shall mean the later of (1) the last day of the last Plan Year ending before July 1, 1989, or (2) December 31, 1988. If the Transitional Valuation Date is not a Valuation Date or Interim Valuation Date, this subsection (e) shall be applied by substituting the phrase "Valuation (or Interim Valuation) Date immediately preceding the Transitional Valuation Date" for "Transitional Valuation Date" in paragraphs (i) through (vi) above.

            (f) Maximum Number of Hardship Withdrawals: During any 12-month period, the maximum number of hardship withdrawals shall be limited as provided in the Adoption Agreement.

            (g) Consent Requirements: Unless specifically provided otherwise in the Plan, distributions and withdrawals under this Section 6.12 shall be subject to the requirements of Section 8.02(b)(iv) and Article X (regarding the notice and consent rules of Sections 411(a)(11) and 417 of the Code).

            (h) Forms and Procedures: The Administrator shall establish forms and procedures necessary to carry out this Section 6.12.

                                  ARTICLE VII

                    MATCHING CONTRIBUTIONS, JOINING BONUSES

                        AND COORDINATION WITH DEFERRALS

      7.01 GENERAL

      This Article VII is intended to provide guidelines regarding special qualification, nondiscrimination and distribution rules under Section 401(m) and other related Sections of the Code. The Administrator shall adopt additional rules necessary (1) to carry out this Article VII (including, if applicable, special rules unique to Partner-Employees), and (2) to implement special, transitional and operational rules permitted under IRS regulations (for example, the "restructuring" rules of regulation 1.401(m)-1(g)(5)(ii)).

      Regulations under Sections 401(a)(4) and 410(b) consider the portion of this Plan attributable to Matching Contributions to be a separate plan apart from the portions of the Plan attributable to Profit Sharing Contributions or Deferrals. Accordingly, if the provisions of this Article conflict with any other provisions of this Plan, the provision that shall govern depends upon whether such provision applies to Matching Contributions, Profit Sharing Contributions or Deferrals.

      If contributions under this Article VII are discretionary, the Employer shall designate what portion, if any, of the Employer contributions under
Section 4.01 shall be used to fund Matching Contributions and/or Joining
Bonuses.

      7.02 DEFINITIONS

      For purposes of this Article VII, the following words or phrases shall have the following meanings:

            (a) "Actual Contribution Percentage (ACP)" shall mean the percentage obtained by dividing the Participant's Aggregate Contributions for the Plan Year by the Participant's ADP Compensation for the Plan Year. However, see Sections 6.06(c) and (e), and 7.09(a), (b) and (c) regarding whether (i) additional amounts are added to Aggregate Contributions to increase the ACP, or (ii) certain Matching Contributions are excluded

                                     VII-1
      to lower the ACP. In addition, see subsection (c) below and Section 7.13 regarding situations where the ACP of a Highly Compensated Participant is decreased to satisfy the ACP Test in Section 7.08. If a Participant's ADP Compensation for the Plan Year is "zero", no ACP shall be computed for such Participant (see Section 7.08(b)(iv)).

            (b) "ADP Compensation" shall have the same meaning as such term is used in Section 6.02. Because the ACP Test is independent of the ADP Test, the definition of ADP Compensation for purposes of this Article VII may differ from the definition of ADP Compensation for purposes of Article VI.

            (c) "Adjusted ACP" shall mean, in the case of a Plan which fails to satisfy the ACP Test in Section 7.08, the eventual ACP calculated under the following leveling method, under which the ACP of the Highly Compensated Participant with the highest ACP is reduced to the extent required to:

                  (i) enable the Plan to satisfy the ACP Test, or

                  (ii) cause such Highly Compensated Participant's ACP to equal the ACP of the Highly Compensated Participant with the next highest ACP.

            This process must be repeated until the Plan satisfies the ACP Test. In addition, the term Adjusted ACP shall be substituted for the term ACP wherever such term is used in the Plan.

            (d) "Aggregate Contributions" shall mean, with respect to any Plan Year and any Participant, the total of (i) his voluntary contributions made for such year, and (ii) Matching Contributions allocated to his Matching Contribution Account (and, if applicable, his Qualified Matching Contribution Account) during such year. Voluntary contributions include Discriminatory Deferrals which have been recharacterized as voluntary contributions for the Plan Year in accordance with Section 6.11. However, voluntary contributions that are distributed pursuant to the fourth paragraph of Section 5.09 shall not be considered Aggregate Contributions.

            (e) "Average ACP" shall mean, for a group of Participants, the average of the ACP's for each Participant in such group.

            (f) "Average ADP" shall mean, for a group of Participants, the average of the ADP's for each Participant in such group.



                                     VII-2

            (g) "Combined ADP/ACP Limit" shall mean, in the case of a Plan Year beginning after December 31, 1988, the greater of (i) the Primary Combined ADP/ACP Limit, or (ii) the Secondary Combined ADP/ACP Limit.

            (h) "Excess Aggregate Contributions" shall mean those Aggregate Contributions and Qualified Nonelective Contributions which caused the ACP Test to be exceeded. The amount of Excess Aggregate Contributions attributable to any Highly Compensated Participant is equal to such Participant's Aggregate Contributions (or other amounts treated as Aggregate Contributions) minus the product of (i) such Participant's Adjusted ADP, times (ii) such Participant's ADP Compensation.

            (i) "Primary Combined ADP/ACP Limit" shall mean the sum of

                  (i) 1.25 times the greater of (1) the Average ADP for the
            group of Non-Highly Compensated Participants, or (2) the Average ACP for the group of Non-Highly Compensated Participants for the plan year beginning with or within the plan year of the plan containing the cash or deferred arrangement; plus

                  (ii) the lesser of

                        (1) 2.0 times the lesser of the Average ADP or Average
                  ACP described in paragraph (i) above, or

                        (2) 2% plus the lesser of the Average ADP or Average ACP
                  described in paragraph (i) above.

            (j) "Secondary Combined ADP/ACP Limit" shall mean the sum of

                  (i) 1.25 times the lesser of (1) the Average ADP for the group of Non-Highly Compensated Participants, or (2) the Average ACP for the group of Non-Highly Compensated Participants for the plan year beginning with or within the plan year of the plan containing the cash or deferred arrangement; plus

                  (ii) the lesser of

                        (1) 2.0 times the greater of the Average ADP or Average
                  ACP described in paragraph (i) above, or

                        (2) 2% plus the greater of the Average ADP or Average
                  ACP described in paragraph (i) above.


                                     VII-3

      7.03 JOINING BONUS

      If elected in the Adoption Agreement, eligible Participants (and Inactive Participants) shall receive an allocation of a Joining Bonus.

            (a) Funding: The funding of the Joining Bonus by the Employer shall be discretionary or required, as elected in the Adoption Agreement.

            (b) Eligibility: A Participant (and Inactive Participant who became an Inactive Participant during the Plan Year) shall be eligible for a Joining Bonus for a Plan Year if he meets all of the following requirements:

                  (i) he meets the requirements specified in the Adoption
            Agreement,

                  (ii) his Entry Date occurs in such Plan Year (that is, such
            Plan Year is his first Plan Year of participation, even if his Deferrals for such Plan Year is $0).

                  (iii) he has made Deferrals (greater than $0) for each payroll period (from his Entry Date to the last day of the Plan Year) during which he received Compensation and was eligible to make Deferrals, and

                  (iv) he has never received a Joining Bonus during any prior period of Plan participation.

            (c) Allocation:

                  (i) If the funding of the Joining Bonus is required to be made by the Employer, the Joining Bonus Account of each eligible individual shall receive an allocation of the amount specified in the Adoption Agreement.

                  (ii) If the funding of the Joining Bonus is discretionary on the part of the Employer, the total Employer contribution attributable to Joining Bonuses shall be allocated to the Joining Bonus Account of each eligible individual so that each eligible Account shall be allocated the same amount.

            (d) Vesting of Joining Bonus Account: A Participant's Vested Percentage in his Joining Bonus Account shall be either (i) 100%, or (ii) determined in accordance with the vesting schedule applicable to such Participant's Matching Contribution Account, whichever is elected in the Adoption Agreement. (Note: If the same vesting schedule applies to both the Joining Bonus Account and the Matching Contribution Account, the


                                     VII-4

      Administrator may choose not to establish a separate Joining Bonus Account, in which case a Joining Bonus shall be allocated to the Matching Contribution Account.)

            (e) Treatment as Matching Contributions: Unless specifically provided otherwise in this Section 7.03, Plan provisions applicable to Matching Contributions shall similarly apply to Joining Bonuses.

      7.04 MATCHING CONTRIBUTIONS

      If elected in the Adoption Agreement, eligible Participants (and Inactive Participants) shall receive an allocation of a Matching Contribution.

            (a) Funding: The funding of Matching Contributions by the Employer shall be discretionary or required, as elected in the Adoption Agreement. If the funding is required, the Employer shall contribute such amount as necessary to satisfy Section 7.05(b), taking into account Forfeitures under Sections 7.07(a) and 7.13(i)(i).

            (b) Eligibility: A Participant (and Inactive Participant who became an Inactive Participant during the applicable Plan Year) shall be eligible for a Matching Contribution if he meets the requirement(s) specified in the Adoption Agreement.

            (c) Loss of Matching Contribution: Notwithstanding any provision in this Plan to the contrary, a Matching Contribution (or a portion thereof) shall not be allocated to the extent such allocation results in any discrimination prohibited by Section 401(a)(4) of the Code because such Matching Contribution relates to an Excess Deferral, a Discriminatory Deferral [both as defined in Section 6.02], or an Excess Aggregate Contribution. In addition, such "forfeited" Matching Contribution shall not be taken into account under any provision of this Plan. For example, the forfeited Matching Contribution shall not be treated as an Aggregation Contribution for purposes of the ACP Test in Section 7.08.

      7.05 ALLOCATION OF MATCHING CONTRIBUTION

      Matching Contributions shall be allocated as of the last day of the Plan Year in accordance with either subsection (a) or (b) below, whichever is applicable.

            (a) Discretionary Funding: If the funding of the Matching Contribution is discretionary on the part of the Employer, the total Employer contribution attributable to Matching Contributions shall be allocated to the Matching Contribution Accounts of


                                     VII-5
      all eligible individuals according to the ratio that each individual's Deferrals for the Plan Year bears to the total Deferrals of all eligible individuals. For purposes of this subsection (a), Deferrals in excess of the amount specified in the Adoption Agreement shall not be taken into account in determining the ratio described in the preceding sentence. In addition, an individual's allocation of Matching Contributions shall be limited to the amount described in the Adoption Agreement.

            (b) Required Funding: If the funding of the Matching Contribution is required to be made by the Employer, the Matching Contribution Account of each eligible individual shall receive an allocation of a percentage of his Deferrals for the Plan Year, as specified in the Adoption Agreement, and subject to the limitations specified in the Adoption Agreement.

      7.06 VESTING OF MATCHING CONTRIBUTION ACCOUNT

      This Plan may provide that a Participant's (or Inactive Participant's) Vested Percentage in his Matching Contribution Account will differ from his Vested Percentage in his Employer Contribution Account, according to the elections made in the Adoption Agreement.

      7.07 FORFEITURES ATTRIBUTABLE TO THE MATCHING CONTRIBUTION ACCOUNT

      For Plan Years beginning prior to January 1, 1989, the treatment of Forfeitures and Forfeiture Accounts attributable to Matching Contribution Accounts on account of a Participant's Termination of Employment with less than 100% vesting shall be determined under the terms of the Prior Plan. For Plan Years beginning after December 31, 1988, the provisions of this Section 7.07 shall be applicable.

      In general, the treatment of Forfeitures and Forfeiture Accounts attributable to Matching Contribution Accounts under this Section 7.07 shall be exactly the same treatment applied to Forfeitures and Forfeiture Accounts attributable to Employer Contribution Accounts, as described in Section 4.02. In other words, in applying the provisions of Section 4.02 to this Section 7.07,
Section 4.02 shall be read by substituting the term "Matching Contribution Account(s)" for the term "Employer Contribution Account(s)" wherever it appears.

      For example, a Former Participant's Forfeiture Account attributable to Matching Contribution Accounts shall be established as of the earlier of the date the Former Participant receives a distribution of his Benefit, or the end of the Plan Year in which the Former


                                     VII-6

Participant incurs five consecutive Breaks-In-Service. Similarly, Forfeiture Accounts attributable to Matching Contribution Accounts shall become available for allocation at the same time as Forfeiture Accounts attributable to Employer Contribution Accounts (i.e., as of the end of the Plan Year described in the Adoption Agreement, or, if earlier, as of the end of the Plan Year in which the Former Participant incurs five consecutive Breaks-In-Service). However, where
Section 4.02(a) provides for the allocation of Forfeiture Accounts in accordance with Section 5.07, the allocation of Forfeiture Accounts attributable to Matching Contribution Accounts shall instead be governed by the applicable method below:

            (a) If the funding of Matching Contributions is required (see
      Section 7.04(a)), Forfeitures under this Section 7.07 shall be applied to reduce the amount of the contribution required to be made by the Employer of the Former Participant or Inactive Participant pursuant to Sections 7.04(a) and 7.05. If Forfeitures available for the Plan Year exceed the required Employer contribution for the Plan Year, such excess Forfeitures shall be held in a suspense account (to which no Investment Income shall be credited) and be used to reduce future contributions required to be made by such Employer.

            (b) If the funding of Matching Contributions is discretionary (see
      Section 7.04(a)), Forfeitures under this Section 7.07 shall be added to the Employer contribution for the Plan Year, and allocated in accordance with Section 7.05(a).

      7.08 SPECIAL NONDISCRIMINATION TESTS

      Aggregate Contributions of Highly Compensated Participants shall be limited in accordance with this Section 7.08, which is intended to comply with the nondiscrimination tests described in Section 401(m)(2) of the Code and related regulations.

            (a) Average Contribution Percentage Test: For any Plan Year, the Average ACP for the group of Highly Compensated Participants shall not exceed the Average ACP for the group of Non-Highly Compensated Participants as follows:

      IF THE AVERAGE ACP FOR                    THEN THE AVERAGE ACP FOR
THE GROUP OF NON-HIGHLY COMPENSATED          THE GROUP OF HIGHLY COMPENSATED
       PARTICIPANTS FOR THE                       PARTICIPANTS FOR THE
    PLAN YEAR (DENOTED "R") IS:                PLAN YEAR SHALL NOT EXCEED:
    ---------------------------                ---------------------------
         2% or less                                  2.0 times "R"
         2% to 8%                                    2.0% plus "R"
         8% or more                                  1.25 times "R"


                                     VII-7

            The nondiscrimination limits of this Section 7.08(a) shall be referred to as the "ACP Test."

            (b) Special Rules: For purposes of applying the ACP Test of subsection (a) above, the following rules are applicable:

                  (i) Qualified Matching Contributions: Qualified Matching
            Contributions which have been taken into account under the ADP Test (see Section 6.09) shall be disregarded for purposes of the ACP Test.

                  (ii) Required Aggregation: If this Plan satisfies the
            requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then all the Aggregate Contributions included in such other plans shall be aggregated with the Aggregate Contributions included in this Plan.

                  Notwithstanding the preceding paragraph,

                        (1) for Plan Years beginning after December 31, 1988, an
                  "ESOP" plan may not be aggregated with this Plan.

                        (2) for Plan Years beginning after December 31, 1989, a
                  plan whose plan year differs from the Plan Year of this Plan may not be aggregated with this Plan.

                  (iii) Aggregation of Aggregate Contributions of Highly
            Compensated Employees: If a Highly Compensated Employee is also a participant under another plan of the Employer which includes Aggregate Contributions, the ACP of such Highly Compensated Employee under this Plan shall take into account such other Aggregate Contributions. For Plan Years beginning after December 31, 1988, if the plan year of such other plan differs from the Plan Year of this Plan, the ACP of such Highly Compensated Employee for such Plan Year under this Plan shall be determined by including only amounts attributable to plan years which end in the same calendar year as this Plan Year.

                  This paragraph (iii) shall not be effective if the affected plans are mandatorily disaggregated under regulation
            1.401(m)-1(f)(14), which references regulation
            1.401(k)-1(g)(11)(iii).


                                     VII-8

                  (iv) Voluntary Contributions Refunded Under Code Section 415:
            Voluntary contributions which are distributed pursuant to the fourth paragraph of Section 5.09 shall be disregarded for purposes of the ACP Test.

                  (v) Participants With No Compensation: A Participant whose ADP
            Compensation for the Plan Year is "zero" shall not be taken into account.

                  (vi) Rounding of Percentages: For Plan Years beginning after
            December 31, 1988, the ACP and the Average ACP shall be rounded to the nearest one-hundredth of 1%.

                  (vii) Family Members: The ACP of a Family Member shall not be separately calculated. Instead, the ACP of the Key Highly Compensated Employee shall be computed by combining his Aggregate Contributions and ADP Compensation with those of his Family Member(s). Notwithstanding the $200,000 limit on ADP Compensation in
            Section 6.02, for Plan Years beginning after December 31, 1988, the ADP Compensation of such "aggregated" Key Highly Compensated Employee shall be the sum of (1) plus (2), as follows:

                        (1) the sum of the ADP Compensation of each of the Key
                  Highly Compensated Employee, his spouse, and lineal descendants who have not attained age 19 before the close of such Plan Year; and such sum shall be limited to $200,000 (or such larger amount described in Section 6.02), plus

                        (2) the sum of the ADP Compensation of each other Family
                  Member not described in (1), where each individual ADP Compensation shall be limited to $200,000 (or such larger amount described in Section 6.02).

      7.09 FAILURE TO PASS THE ACP TEST

      If the ACP Test is not satisfied, the Employer and/or Administrator may take one or more of the following steps:

            (a) include certain Deferrals in the ACP (see Section 7.10)

            (b) treat Forfeitures attributable to Employer Contribution Accounts as Qualified Nonelective Contributions for Plan Years beginning after December 31, 1990 (see Section 7.11)


                                     VII-9

            (c) include Qualified Nonelective Contributions in the ACP (see
      Section 7.12)

            (d) distribute or forfeit Aggregate Contributions which exceeded the limits (see Section 7.13)

      7.10 DEFERRALS

      If the ACP Test is exceeded, the Administrator may elect to treat certain Deferrals (but not Deferrals which are distributed pursuant to the fourth paragraph of Section 5.09) of Non-Highly Compensated Participants as Aggregate Contributions for purposes of the ACP Test. This Section 7.10 is effective only if the ADP Test in Section 6.05 is satisfied both with and without taking such Deferrals into account.

      7.11 FORFEITURES ATTRIBUTABLE TO EMPLOYER CONTRIBUTION ACCOUNTS

      For Plan Years beginning on or after January 1, 1991, if the ACP Test is not satisfied, Forfeiture Accounts which have become available for allocation pursuant to Section 4.02 shall not be allocated in accordance with Section 5.07. Instead, if any Forfeitures remain after the application of Section 6.07 (regarding the use of Forfeitures to satisfy the ADP Test), enough Forfeitures as necessary shall be treated as Qualified Nonelective Contributions pursuant to
Section 7.12 to satisfy the ACP Test. That is, for purposes of the Plan, such Forfeitures shall not be subject to the provisions of Section 5.07, but will be subject to the provision of Section 7.12.

      Any Forfeitures not deemed to be Qualified Nonelective Contributions pursuant to the preceding paragraph shall be allocated in accordance with
Section 5.07, unless such Forfeitures are deemed to be Qualified Nonelective Contributions pursuant Section 7.14 to satisfy the Multiple Use Test.

      7.12 QUALIFIED NONELECTIVE CONTRIBUTIONS

      If the ACP Test is exceeded, the Employer may elect to make Qualified Nonelective Contributions for the Plan Year. Such contributions shall be allocated to Non-Highly Compensated Participants (including Non-Highly Compensated Participants who have a Termination of Employment prior to the end of the Plan Year) in the following manner:

            (a) The initial allocation shall be made to the Non-Highly Compensated Participant with the lowest ADP Compensation for the Plan Year. The amount of such allocation shall be the lesser of (i) total Qualified Nonelective Contributions made for the Plan

                                     VII-10

      Year under this Section 7.12, or (ii) the maximum amount permitted under
      Section 5.09 (regarding Section 415 of the Code). [Note: Instead of the term "Compensation," this Section 7.12 uses the term "ADP Compensation" and Section 5.09 uses the term "Earnings." Since these three terms generally have different meanings, care should be exercised when carrying out this Section 7.12.]

            (b) If there still remain Qualified Nonelective Contributions after step (a) above, the second allocation shall be made to the Non-Highly Compensated Participant with the next lowest ADP Compensation for the Plan Year. Similarly, the amount of such allocation shall be the lesser of (i) remaining Qualified Nonelective Contributions, or (ii) the maximum amount permitted under Section 5.09.

            (c) If there still remain Qualified Nonelective Contributions after step (b) above, step (b) shall then be applied to the Non-Highly Compensated Participant with the next lowest ADP Compensation for the Plan Year. In addition, step (b) shall be repeated as many times as necessary until Qualified Nonelective Contributions are exhausted.

      Qualified Nonelective Contributions under this Section 7.12 shall

            (a) be allocated to the Qualified Nonelective Contribution Account (or a "substitute" Account described in Section 2.84),

            (b) be treated as Aggregate Contributions for purposes of Sections 7.02(a) and 7.08,

            (c) not include Qualified Nonelective Contributions which have been treated as Deferrals in accordance with Section 6.08, and

            (d) be made within 12 months after the end of the applicable Plan Year.

      The Qualified Nonelective Contribution Account (or other Account to which Qualified Nonelective Contributions are allocated) shall

            (a) be fully vested at all times, and

            (b) be subject to the withdrawal and distribution restrictions in
      Section 6.12.

      Even if the Employer does not make Qualified Nonelective Contributions to this Plan, the Administrator may nevertheless elect to treat other Employer contributions to this Plan or any other defined contribution plan of the Employer as Qualified Nonelective Contributions for



                                     VII-11
this Plan. The preceding sentence shall only apply to Employer contributions if the "account" to which such contributions are allocated

            (a) meets the requirements of the preceding paragraph applicable to the Qualified Nonelective Contribution Account, and

            (b) meets other nondiscrimination requirements described in regulations under Section 401(k) of the Code.

      7.13  DISTRIBUTION OR FORFEITURE OF EXCESS AGGREGATE CONTRIBUTIONS

            (a) General: If the ACP Test is not satisfied and Qualified Nonelective Contributions and/or Deferrals (if any) are still insufficient to satisfy the ACP Test, the Excess Aggregate Contribution (including gains/losses) attributable to a Highly Compensated Participant shall be disposed of as follows:

                  (i) In the case of a Participant whose Vested Percentage in his Matching Contribution Account as of the end of the applicable Plan Year is 0%, the Excess Aggregate Contribution (including gains/losses) shall become a Forfeiture as of the end of the applicable Plan Year.

                  (ii) In the case of a Participant whose Vested Percentage in his Matching Contribution Account as of the end of the applicable Plan Year is 100%, the Excess Aggregate Contribution (including gains/losses) shall be distributed to the Participant.

                  (iii) In the case of a Participant whose Vested Percentage in his Matching Contribution Account as of the end of the applicable Plan Year is greater than 0%, but less than 100%, the Excess Aggregate Contribution (including gains/losses) shall become a Forfeiture under paragraph (i) to the extent non-vested and be distributed under paragraph (ii) to the extent vested.

            (b) Deferrals: Notwithstanding anything to the contrary in this
      Section 7.13, Deferrals shall not be forfeited or distributed under this
      Section 7.13.

            (c) Accounting for Excess Aggregate Contributions: The Administrator shall establish rules regarding what portions, if any, of the following amounts for the Plan Year constitute Excess Aggregate Contributions: voluntary Employee contributions, Matching Contributions and Qualified Nonelective Contributions.


                                     VII-12

            (d) Voluntary Employee Contributions: Notwithstanding subsections
      (a)(i) and (a)(iii) above, voluntary Employee contributions shall not become Forfeitures. Instead, voluntary Employee contributions which are Excess Aggregate Contributions shall be distributed to the Participant.

            (e) Family Members: Excess Aggregate Contributions attributable to a Key Highly Compensated Employee and his Family Members shall be allocated among such Employees in proportion to the Aggregate Contributions (including Qualified Nonelective Contributions treated as Aggregate Contributions) of each such Employee for the applicable Plan Year. Excess Aggregate Contributions allocated in accordance with the preceding sentence shall then be distributed and/or forfeited in accordance with subsections (a)(i), (a)(ii) or (a)(iii) above, whichever is applicable.

            (f) Gains and Losses: The gains and losses (collectively referred to as "income") to be distributed under subsection (a) above shall be the Investment Income for the Plan Year attributable to Excess Aggregate Contributions, as determined in accordance with methods described in
      Section 5.04. The Administrator may also elect to distribute income for the period between the end of the applicable Plan Year and the date of distribution (the "gap period"). Such election shall be applied consistently to all Excess Aggregate Contributions attributable to a particular Plan Year. However, the Administrator may change such election from year to year.

            Notwithstanding the foregoing, for periods before the issuance of final regulations under Section 401(m) of the Code on August 15, 1991, the determination of distributable income may be determined under proposed regulation 1.401(m)-1(e)(3)(ii), which generally provided for specific methods of determining income for both the Plan Year and the gap period.

            (g) Timing: A distribution under this Section 7.13 must be made by the end of the following Plan Year. (Note: The Employer is subject to a 10% excise tax if Excess Aggregate Contributions are distributed more than 2-1/2 months after the end of the applicable Plan Year.)

            (h) Consent Not Needed: Distributions of Excess Aggregate Contributions shall not be subject to the requirements of Section 8.02(b)(iv) and Article X (regarding the notice and consent rules of Sections 411(a)(11) and 417 of the Code).



                                     VII-13

            (i) Forfeitures: Any amounts forfeited pursuant to subsections
      (a)(i) and (a)(iii) above shall be treated as follows:

                  (i) If the funding of the Matching Contribution is required to be made by the Employer (see Section 7.04(a)), Forfeitures under subsections (a)(i) and (a)(iii) above shall be applied to reduce the amount of the contribution required to be made by the Employer pursuant to Sections 7.04(a) and 7.05 for the Plan Year for which Excess Aggregate Contributions arose, or for the next Plan Year (if not possible or practical for the current Plan Year).

                  (ii) If the funding of the Matching Contributions is
            discretionary (see Section 7.04(a)), Forfeitures under subsections
            (a)(i) and (a)(iii) above shall be allocated to the Matching Contribution Accounts of eligible Non-Highly Compensated Participants for the Plan Year for which Excess Aggregate Contributions arose in the following manner:

                              (1) the eligible Non-Highly Compensated
                        Participants are those who meet the requirements for eligibility for a Matching Contribution under Section 7.04(b).

                              (2) the allocation shall be pro rata according to
                        the ratio that each eligible individual's Matching Contribution for the Plan Year bears to the total Matching Contributions of all eligible individuals for the Plan Year.

                              (3) if it is not possible or practical to make the
                        allocation as of the end of the current Plan Year, the above Forfeitures shall be added to the discretionary Employer contribution for the next Plan Year.

            (j) Treatment of Excess Aggregate Contributions: Aggregate Contributions (and amounts treated as Aggregate Contributions) which are considered Employer contributions for purposes of Sections 404 and 415 of the Code shall continue to be considered Employer contributions when such Aggregate Contributions become Excess Aggregate Contributions (even if such Excess Aggregate Contributions are forfeited or distributed in accordance with this Section 7.13).



                                     VII-14

      7.14 MULTIPLE USE LIMITATION

            (a) General: This Section 7.14 describes the rules to implement
      Section 401(m)(9)(A) of the Code and regulation 1.401(m)-2, which generally provide that the Employer cannot use the "2 times/2% plus" discrimination test under more than one plan or cash or deferred arrangement of the Employer.

            This Section 7.14 shall take effect only if one or more Highly Compensated Employee is eligible under both a plan of the Employer which contains a cash or deferred arrangement (e.g. Deferrals) and a plan of the Employer which provides for voluntary Employee contributions or Matching Contributions. (Note: These plans could be one single plan or separate plans of the Employer.) If the Employer has more than one plan which contains a cash or deferred arrangement and/or more than one plan which provides for voluntary Employee contributions or Matching Contributions, this Section 7.14 shall be applied separately with respect to each combination of plans of different types.

            This Section 7.14 shall not take effect if

                  (i) the Plan Year begins before January 1, 1989, or

                  (ii) during the Plan Year, either the Average ADP or the
            Average ACP of Highly Compensated Participants (under this Plan and any other affected plan of the Employer) does not exceed 1.25 times the Average ADP or the Average ACP, respectively, of Non-Highly Compensated Participants.

            (b) Multiple Use Test: Deferrals, voluntary contributions and Matching Contributions (including amounts treated as such) shall be limited in accordance with this subsection (b) to comply with Section 401(m)(9)(A) of the Code. The nondiscrimination limits of this subsection
      (b) shall be referred to as the "Multiple Use Test," which provides that the sum of the Average ADP and Average ACP of Highly Compensated Participants (under this Plan and any other affected plan of the Employer) shall not exceed the Combined ADP/ACP Limit (which is calculated taking into account the Average ADP and Average ACP of Non-Highly Compensated Participants).



                                     VII-15

            For purposes of determining the Average ADP and Average ACP of Highly Compensated Participants, the following rules are applicable:

                  (i) Qualified Nonelective Contributions, Qualified Matching
            Contributions and Deferrals (whichever is applicable) shall be taken into account to the extent necessary to satisfy the ADP Test and the ACP Test.

                  (ii) Deferrals may be treated as Matching Contributions only to the extent necessary to satisfy the ACP Test. That is, Deferrals which are not necessary to satisfy the ACP Test may not be treated as Matching Contributions.

                  (iii) Excess Deferrals, Discriminatory Deferrals and Excess
            Aggregate Contributions shall be disregarded. That is, the preceding amounts must be first corrected, and such corrected amounts will not be used to determine the Average ADP and Average ACP.

            (c) Failure to Pass the Multiple Use Test. If the Multiple Use Test in subsection (b) above is not satisfied, the Administrator shall take one of the following steps (or combinations of steps) in accordance with rules and procedures it has established, to the extent necessary to satisfy the Multiple Use Test:

                  (i) Treat Forfeitures attributable to Employer Contribution
            Accounts as Qualified Nonelective Contributions for Plan Years beginning after December 31, 1990, similar to the treatment of Forfeitures used to satisfy the ADP Test (see Section 6.07). However, Forfeitures used to satisfy the ADP Test (see Section 6.07) or the ACP Test (see Section 7.11) may not be used to satisfy the Multiple Use Test.

                  (ii) Refund Deferrals in a manner similar to rules for
            Discriminatory Deferrals;

                  (iii) Distribute or forfeit Aggregate Contributions in a
            manner similar to rules for Excess Aggregate Contributions.

            The Highly Compensated Participants who shall be affected by this subsection (c) shall be those who meet one of the following requirements (or any combinations) in accordance with rules and procedures established by the Administrator:

                  (i) only those Highly Compensated Participants who have made
            Deferrals;



                                     VII-16

                  (ii) only those Highly Compensated Participants who have had
            Aggregate Contributions made on their behalf;

                  (iii) only those Highly Compensated Participants who have made
            Deferrals and have had Aggregate Contributions made on their behalf;

                  (iv) only those Highly Compensated Participants who are
            eligible to make Deferrals and eligible to have Aggregate Contributions made on their behalf (whether or not Deferrals or Aggregate Contributions have actually been made).

      Distributions of any amounts under this subsection (c) shall not be subject to the requirements of Section 8.02(b)(iv) and Article X (regarding the notice and consent rules of Sections 411(a)(11) and 417 of the Code).

      7.15 zcoordination of excess deferrals, discriminatory deferrals and excess aggregate contributions

      The Administrator shall establish rules to coordinate the distribution and/or forfeiture of the following amounts which may occur in the same Plan Year (or calendar year, if applicable):

            (a) Excess Deferrals under Section 6.04,

            (b) Discriminatory Deferrals as a result of the failure of the Plan to satisfy the ADP Test in Section 6.05, and

            (c) Excess Aggregate Contributions as a result of the failure of the Plan to satisfy the ACP Test in Section 7.08.

      Such coordination shall take into account (1) the gains/losses applicable to such amounts, (2) the ADP, ACP and Multiple Use Tests under Sections 6.05,
7.08 and 7.14, respectively, and (3) IRS regulations regarding such matters.



                                     VII-17

                                  ARTICLE VIII

                              PAYMENT OF BENEFITS

      8.01 TYPES OF BENEFITS

            (a) Normal Retirement Benefit: A Participant or an Inactive Participant who has attained his Normal Retirement Date shall be entitled to receive a normal retirement Benefit as follows:

                  (i) in the case of a Participant (or Inactive Participant) who has experienced a Termination of Employment, the entire value of his Accounts payable in accordance with Section 8.02.

                  (ii) in the case of a Participant (or Inactive Participant)
            who is still employed by an Employer, either paragraph (1) or (2) below as elected in the Adoption Agreement:

                        (1) No amount is payable until there is a Termination of
                  Employment.

                        (2) An amount equal to the entire value of his Accounts
                  as of his "Deemed Retirement Date," but subject to the limitations of Section 6.12(a)(ii) regarding a distribution from the Deferral Income Account. For purposes of this paragraph (2), a Participant's (or Inactive Participant's) Deemed Retirement Date is the date (if any) selected by such Participant (or Inactive Participant). Such Benefit shall be payable in accordance with Section 8.02 in the same manner as if the Participant (or Inactive Participant) had actually experienced a Termination of Employment on his Deemed Retirement Date.

                        A Participant (or Inactive Participant) may exercise the
                  option under this paragraph (2) only once. That is, a Participant (or Inactive Participant) who has received a distribution of his Benefit while still employed by an Employer shall not be entitled to another "in-service" distribution (unless required by Article IX).



                                     VIII-1

                        Notwithstanding any provision of the Plan to the
                  contrary, a Participant (or Inactive Participant) who has received a distribution of his Benefit under this paragraph
                  (2) shall continue to be eligible (if otherwise eligible) for an allocation under Articles V, VI, VII and XI.

            (b) Disability Benefit: If a Participant's or Inactive Participant's Termination of Employment with the Employer is on account of Disability, he shall be entitled to receive a disability Benefit equal to the entire value of his Accounts payable in accordance with Sections 8.02 and 8.03.

            (c) Death Benefit: In the event that the Termination of Employment of a Participant or Inactive Participant is caused by his death, his Beneficiary shall be entitled to a death Benefit equal to the entire value of his Accounts payable in accordance with Sections 8.02 and 8.03 after receipt by the Administrator of acceptable proof of death.

            (d) Other Termination Benefits: In the event of the Termination of Employment of a Participant or Inactive Participant before becoming eligible for a Benefit under subsections (a), (b) or (c), the Participant or Inactive Participant shall be entitled to receive a Benefit equal to his Vested Percentage (which may differ depending upon the Account to which such Vested Percentage relates) in the value of his Accounts payable in accordance with Section 8.02.

      8.02 PAYMENT OF BENEFITS

      Except as may be required by the provisions of Section 8.03 or Article X, payment of Benefits shall be made in accordance with this Section.

            (a) Application for Payment: Upon a Member's or Beneficiary's entitlement to payment of Benefits under Section 8.01, he shall file with the Administrator his written application on such form or forms, and subject to any other uniform and nondiscriminatory conditions, as the Administrator may require. The Administrator may withhold payment of a Benefit until proper application is made.



                                     VIII-2

            (b) Time of Payment: Payment of Benefits shall be made according to this subsection (b), unless the Company elects another method regarding the timing of payment in the Adoption Agreement.

                  (i) Upon entitlement to a Benefit under Section 8.01(c) (on account of death), full payment or commencement of payment shall be made within the 90-day period following the date of death (or receipt by the Administrator of acceptable proof of death) if the Beneficiary is the Member's spouse. If the Beneficiary is not the Member's spouse, rules similar to those described in paragraph (ii) below shall apply.

                  (ii) Upon entitlement to a Benefit under Sections 8.01(a) or
            (b) (for reasons of retirement or Disability), full payment or commencement of payment shall be made as soon as practical following the last day of the Plan Year in which the retirement or Disability occurs or receipt by the Administrator of acceptable proof of Disability, if later. However, the Administrator may establish rules for earlier payment where practical.

                  (iii) Upon entitlement to a Benefit under Section 8.01(d), full payment or commencement is as follows:

                        (1) With respect to a Member whose Vested Percentage in
                  all his Accounts is 100%, payment shall generally be made as soon as practical following the last day of the Plan Year in which his Termination of Employment occurs. However, the Administrator may establish rules for earlier payment where practical.

                        (2) With respect to a Member whose Vested Percentage in
                  any Account is less than 100%, payment shall generally be made as soon as practical following the last day of the Plan Year in which his Termination of Employment occurs. However, the Administrator may establish rules for earlier payment where practical.

                        (3) With respect to a Member whose Benefit (determined
                  separately with respect to each Account) is zero (because either his Vested Percentage is 0% or the value of his Account is zero), the Member shall be deemed to have received a distribution of such Benefit on his date of Termination of Employment for purposes of this Article VIII and Sections 4.02 and 7.07.


                                     VIII-3

                  (iv) If a Member's Benefit under Sections 8.01(a), (b) or (d)
            exceeds $3,500, payment of his Benefit may not be made without his consent. If a Member does not consent to immediate payment, his Benefit shall remain in the Trust and be paid upon the earliest of
            (1) his death, (2) attainment of the later of age 62 or his Normal Retirement Date, or (3) his subsequent consent to payment on an earlier date. The Administrator shall also require consent of the Member's spouse if such consent is required pursuant to Article X.

                  (v) Unless a Member elects otherwise, payment of a Member's
            Benefit must commence not later than 60 days after the close of the Plan Year following the latest of (1) his Termination of Employment,
            (2) attainment of age 65 or his Normal Retirement Date, if earlier, or (3) the 10th anniversary of the date on which the Member commenced participation in the Plan. For purposes of this paragraph, the failure of a Member to consent to a distribution payable in accordance with this paragraph shall be deemed to be an election by such Member to defer commencement of his Benefit.

                  (vi) Payment of Benefits under Section 8.01(c) to a Member's
            Beneficiary on account of the Member's death shall not require the consent of the Beneficiary, even if the Death Benefit exceeds $3,500.

            (c) Determination of Benefit: A Member's Benefit shall be based upon the value of his Account determined as of the Valuation Date coinciding with or immediately preceding the date of distribution, plus (i) Deferrals, Matching Contributions, voluntary contributions and Rollover Contributions made during the period since such Valuation Date, and less
      (ii) any distributions or withdrawals from the Account(s) since such Valuation Date. The value of the Account may be further adjusted to reflect Interim Valuations made pursuant to Section 5.04(b). If a Member's Benefit exceeds $3,500 at the time of any distribution, then such Member's Benefit at any subsequent time shall be deemed to exceed $3,500. Accordingly, any reference in this Plan to "exceeds $3,500" shall take into account the preceding "deemed to exceed $3,500" rule. [An illustration of how this paragraph is intended to operate is as follows:
      Suppose the Plan allows periodic installment payments, and Member X elects to receive his $5,000 Benefit over 60 monthly installments of approximately $100 each. After 24 monthly installments, X's remaining Benefit is $3,200. The Member may not be "cashed-out" with a single sum distribution of $3,200 without his consent because although his current Benefit does not exceed $3,500, his initial Benefit exceeded $3,500.]



                                     VIII-4

            (d) Method of Payment: Payment of Benefits shall be in a single sum unless (i) a different form is otherwise required by Article X, (ii) periodic installment payments are permitted in the Adoption Agreement, or
      (iii) the Prior Plan provided forms of payment which may not be eliminated pursuant to Section 411(d)(6) of the Code, in which case the Plan must be amended to include such forms of payment. If periodic installment payments are permitted, they shall be in substantially equal amounts (but not less than $100 per month) for a specified number of years, but not to exceed the Member's actuarially determined life expectancy at the date payments are to commence. Such periodic payments shall be made not less frequently than annually. The Administrator may direct the Trustee to segregate and deposit a cash sum equal to the Member's Benefit in one or more bank savings accounts, savings certificates or other separate fund as the Administrator may from time to time have established and maintained by the Trustee for this purpose, and to pay such Investment Income as may accrue on the sum so deposited. Periodic installment payments shall also be subject to the rules contained in Article IX.

            The amount which a Member or Beneficiary is entitled to receive at any time, and from time to time, may be paid in cash or in securities, or in any combination thereof.

      8.03 PAYMENT OF DISABILITY AND DEATH BENEFITS

            (a) Disability Benefit: Payment of a Disability Benefit to a Member shall be in a single sum unless the provisions of Article X apply.

            (b) Death Benefit: Payment of a Death Benefit to the
      Beneficiary(ies) of a deceased Member shall be in a single sum unless the provisions of Article X apply.

      8.04 DESIGNATION OF BENEFICIARY

      Subject to the applicable state laws governing a Member's right to retirement plan benefits, any Qualified Domestic Relations Order and the restrictions contained herein, a Member may designate a Beneficiary to receive the Benefit payable upon his death, or may change any such designation (without consent of any previously designated Beneficiary) on any form acceptable to the Administrator and received by the Administrator at any time prior to the Member's death.



                                     VIII-5

      A Member's surviving spouse shall automatically be his Beneficiary unless:

            (a) The spouse has consented in writing to the designation of a Beneficiary other than the spouse, the spouse's consent acknowledges the effect of such designation and the spouse's consent has been witnessed by a notary public, or if permitted by the Administrator, by a representative of the Administrator, or

            (b) It is established to the satisfaction of the Administrator or his representative that the consent of the Member's spouse may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be permitted under Internal Revenue Service regulations pertaining to Section 417(a)(2) of the Code, or

            (c) The Member and the Member's spouse (if entitled to a Pre-Retirement Spouse's Annuity) have elected to waive the Pre-Retirement Spouse's Annuity as provided in Section 10.06.

      The consent or waiver described in paragraphs (a) and (c) above shall be valid only if such consent or waiver specifically acknowledges the chosen Beneficiary. That is, the Member may not designate another Beneficiary without the consent of the Member's spouse.

      A designation of Beneficiary other than the spouse shall be automatically revoked on the marriage or remarriage (other than a common law marriage) of a Member, and any designation of the spouse as Beneficiary shall be automatically revoked upon any finalized divorce of a Member subsequent to the date of filing of his designation of Beneficiary.

      If there is no designated Beneficiary alive when a death Benefit becomes payable, the Beneficiary shall be deemed to be (1) the Member's surviving spouse, or, if none, (2) the Member's surviving children (including any adopted children) in equal shares, or, if none, (3) the Member's heirs-at-law as determined in the reasonable judgement of the Administrator, or if none exist,
(4) the Plan.

      Payments made pursuant to the foregoing shall be a complete discharge of the liabilities under the Plan for such payments and the Administrator may require the Beneficiary to execute such application forms and releases as the Administrator deems necessary and appropriate.



                                     VIII-6

      8.05 UNCLAIMED BENEFITS

      The Administrator, the Trustee and the Employers shall not be required to determine, or to make investigation to determine, the identity or mailing address of any Member or Beneficiary, and they shall have discharged their obligation when they shall have sent checks and other papers by registered or certified mail to such Member or Beneficiary at the address designated to it by such Member or Beneficiary, or if the Member or Beneficiary makes no such designation, at his last address in the records of the Employers.

      In the event a Member or a Beneficiary cannot be located, the Administrator may direct the Trustee to segregate and deposit a cash sum equal to such Member's or Beneficiary's Benefit in a separate fund within the Trust to be invested in one or more savings accounts, savings certificates or such other investment vehicle as the Administrator shall determine. Any Investment Income as may accrue in such separate fund shall be added to the Member's or Beneficiary's Benefit.

      If a Benefit remains unclaimed for a period of three years following the date the Benefit first becomes payable to a Member or Beneficiary under the terms of this Article, the Administrator may consider that such Benefit is forfeited. Such Forfeiture shall be allocated on the next succeeding Valuation Date with other Forfeitures; provided, however, if such Member or Beneficiary is located after such allocation and makes a claim for his Benefit, such Member or Beneficiary shall be paid an amount equal to the Benefit which was forfeited in accordance with this Section 8.05. Payment of such Benefit shall be from the current Forfeitures, or the Employer, in its sole discretion, may make a special contribution.

      8.06 QUALIFIED DOMESTIC RELATIONS ORDERS

      This Plan specifically permits the payment of Benefits to an "alternate payee" (as defined in Section 414(p)(8) of the Code) pursuant to the terms of a Qualified Domestic Relations Order. In addition, payment of Benefits to a Member (or his Beneficiary) may not be made to the extent such payment conflicts with the terms of a Qualified Domestic Relations Order.

      The Administrator shall adopt rules and procedures to implement this
Section 8.06, including procedures to determine whether a "domestic relations order" (as defined in Section 414(p)(1)(B) of the Code) qualifies as a Qualified Domestic Relations Order.



                                     VIII-7

      8.07 CODE SECTION 401(A)(31) REQUIREMENTS

      This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      For purposes of this Section, the following words or phrases shall have the following meanings:

            (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

            (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



                                VIII-8 (4/12/93)

      8.08 WAIVER OF THE 30-DAY NOTICE PERIOD

      Notwithstanding any provision of the Plan to the contrary, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

            (a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (b) the Participant, after receiving the notice, affirmatively elects a distribution.

      This Section shall generally apply to distributions made on or after January 1, 1994. However, this Section may be applied to earlier distributions in accordance with Section IV of IRS Notice 93-26.



                                VIII-9 (11/1/94)

                                   ARTICLE IX

                      AGE 70-1/2 DISTRIBUTION REQUIREMENTS

        9.01   GENERAL RULES

            (a) Except as otherwise provided in Article X, Joint and Survivor Annuity Requirements, the requirements of this Article shall apply to any distribution of a Member's Benefit and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

            (b) All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under
      Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

      9.02 REQUIRED BEGINNING DATE

      The entire interest of a Member must be distributed or begin to be distributed no later than the Member's Required Beginning Date.

      9.03 LIMITS ON DISTRIBUTION PERIODS

      As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

            (a) The life of the Member;

            (b) The life of the Member and a Designated Beneficiary;

            (c) A period certain not extending beyond the Life Expectancy of the Member; or

            (d) A period certain not extending beyond the joint and last survivor expectancy of the Member and a Designated Beneficiary.

      9.04 DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR

      If the Member's Benefit is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

            (a) Individual Account

                  (i) If a Member's Benefit is to be distributed over (1) a
            period not extending beyond the Life Expectancy of the Member or the joint life and last survivor expectancy of the Member and the Member's Designated Beneficiary, or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Member's Benefit by the Applicable Life Expectancy.

                  (ii) For calendar years beginning before January 1, 1989, if the Member's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Member.

                  (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Member's Benefit by the lesser of
            (1) the Applicable Life Expectancy, or (2) if the Member's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Member shall be distributed using the Applicable Life Expectancy in Section 9.04(a)(i) as the relevant divisor without regard to regulations
            Section 1.401(a)(9)-2.

                  (iv) The minimum distribution required for the Member's first
            Distribution Calendar Year must be made on or before the Member's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Member's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

            (b) Other Forms: If the Member's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

      9.05 DEATH DISTRIBUTION PROVISIONS

            (a) Distribution Beginning Before Death: If the Member dies after distribution of his or her Benefit has begun, the remaining portion of such Benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

            (b) Distribution Beginning After Death: If the Member dies before the distribution of his or her Benefit begins, distribution of the Member's entire Benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                  (i) If any portion of the Member's Benefit is payable to a
            Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

                  (ii) If the Designated Beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Member died, or (2) December 31 of the calendar year in which the Member would have attained age 70-1/2.

      If the Member has not made an election pursuant to this Section 9.05(b) by the time of his or her death, the Member's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this
Section 9.05, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Member's entire Benefit must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

            (c) For purposes of Section 9.05(b), if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions of Section 9.05(b), with the exception of paragraph (ii) therein, shall be applied as if the surviving spouse were the Member.

            (d) For purposes of this Section 9.05, any amount paid to a child of the Member will be treated as if it has been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

            (e) For the purposes of this Section 9.05, distribution of a Member's Benefit is considered to begin on the Member's Required Beginning Date (or, if Section 9.05(c) is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 9.05(b)). If distribution in the form of an annuity described in Section 9.04(b) irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

        9.06   DEFINITIONS

            (a) Applicable Life Expectancy: The Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Member (or Designated Beneficiary) as of the Member's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with Section 9.04(b) before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Member's death with the Member's remaining Benefit, the applicable calendar year is the year of purchase.

            (b) Designated Beneficiary: The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

            (c) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 9.05.

            (d) Life Expectancy: Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

            Unless otherwise elected by the Member (or spouse, in the case of distributions described in Section 9.05(b)(ii)), by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

            (e) Member's Benefit

                  (i) The Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions or Forfeitures allocated to the Account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.

                  (ii) Exception for Second Distribution Calendar Year: For
            purposes of paragraph (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

            (f) Required Beginning Date

                  (i) General Rule: The Required Beginning Date of a Member is
            the first day of April of the calendar year following the calendar year in which the Member attains age 70-1/2.

                  (ii) Transitional Rules

                        (1) The Required Beginning Date of a Member who attains
                  age 70-1/2 before January 1, 1988, shall be determined in accordance with (A) or (B) below:

                              (A) Non-5-percent owners: The Required Beginning
                        Date of a Member who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                              (B) 5-percent owners: The Required Beginning Date
                        of a Member who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                    (I) the calendar year in which the Member
                              attains age 70-1/2, or

                                    (II) the earlier of the calendar year with
                              or within which ends the Plan Year in which the Member becomes a 5-percent owner, or the calendar year in which the Member retires.

                        (2) The Required Beginning Date of a Member who is not a
                  5-percent owner who attains age 70-1/2 during 1988 who has not retired as of January 1, 1989, is April 1, 1990.

                  (iii) 5-percent owner: A Member is treated as a 5-percent
            owner for purposes of this Section if such Member is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

                  (iv) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Member ceases to be a 5-percent owner in a subsequent year.

      9.07 TRANSITIONAL RULE

            (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article X, distribution on behalf of any Member, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (i) The distribution by the Trust is one which would not have disqualified such Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (ii) The distribution is in accordance with a method of
            distribution designated by the Member whose Benefit in the Trust is being distributed or, if the Member is deceased, by a Beneficiary of such Member.

                  (iii) Such designation was in writing, was signed by the
            Member or Beneficiary, and was made before January 1, 1984.

                  (iv) The Member had accrued a Benefit under the Plan as of
            December 31, 1983.

                  (v) The method of distribution designated by the Member or the
            Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Member's death, the Beneficiaries of the Member listed in order of priority.

            (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Member.

            (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Member or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 9.07(a)(i) and (v).

            (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the TEFRA
      Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of regulation Section 1.401(a)(9)-1 shall apply.

                                   ARTICLE X

                    JOINT AND SURVIVOR ANNUITY REQUIREMENTS

      10.01 COVERAGE

            (a) General: The provisions of this Article will apply to this Plan unless:

                  (i) Members cannot or do not elect payment of their Benefits in the form of a life annuity, and

                  (ii) On the death of a Member, his Benefit (reduced by the amount of such Member's loan(s) pursuant to Section 5.10(c)) will be paid to the Member's surviving spouse, or if there is no surviving spouse, or if the surviving spouse has already consented in a manner conforming to the waiver requirements set forth in this Article, then to the Member's designated Beneficiary.

            (b) Certain Participants Covered: The provisions of this Article shall apply to a Member even if the Plan is otherwise not covered, if this Plan (with respect to such Member) is a direct or indirect transferee on or after January 1, 1985 of one of the following plans:

                  (i) a defined benefit plan,

                  (ii) a defined contribution plan which is subject to the
            funding standards of Section 412 of the Code,

                  (iii) any other plan which does not meet the exceptions
            described in subsection (a) above, or

                  (iv) a plan which received amounts from another transferee plan.

            However, the provisions of this Article shall apply only to the amount transferred to this Plan on or after January 1, 1985 and not to the Member's entire Benefit.

            (c) Precedence: If this Article applies to this Plan or a Member, the provisions of this Article shall take precedence over any conflicting provision in this Plan.

            (d) Exception: The provisions of this Article shall not apply to a Member (or Beneficiary) whose Benefit is $3,500 or less. Such Member (or Beneficiary) shall receive payment of his Benefit in accordance with the otherwise applicable provisions of this Plan.

      10.02 JOINT AND SURVIVOR ANNUITY

      A Member's Benefit shall be paid in the form of a joint and survivor annuity. In the case of a Member who is not married, the term "joint and survivor annuity" shall mean an annuity for the life of such Member. However, the Member and spouse or former spouse may elect not to receive a joint and survivor annuity, as provided in this Article, in which case the Member's Benefit will be paid in accordance with the otherwise applicable provisions of this Plan. More than one spouse may be entitled to survivor annuity benefits. For example, two former spouses may have been awarded survivor benefits and there may also be a current spouse. In such case, this Section shall be applied by dividing the Member's Benefit in proportion to the spousal entitlements and then applying this Section to each portion as if each portion were a separate Benefit belonging to the Member and the spouse or former spouse in question. The rules in this Section apply to all former Members with vested Benefits, the distribution of which had not commenced prior to January 1, 1985.

      10.03 PURCHASE OF ANNUITY

      The joint and survivor annuity payable under this Article shall be provided by purchasing a nontransferable annuity contract from an insurance company with the Member's Benefit (subject to the apportionment rules in Section
10.02 relating to multiple spouses). The annuity contract shall provide for monthly payments to the Member for life, beginning on the date selected by the Member (but no later than the latest of the Member's (1) Normal Retirement Date, (2) 62nd birthday, or (3) date of Termination of Employment). These payments shall end with the payment for the calendar month in which the Member's death occurs, with the provision that if the Member dies after his Benefit commences and is survived by a spouse or former spouse entitled to survivor benefits, such spouse or former spouse shall receive monthly payments of between 50 and 100 percent of the Member's Benefit (as elected by the Member), beginning with the payment for the calendar month following the month in which the Member died and ending with the payment for the calendar month in which the spouse or former spouse dies.

      In addition, the annuity contract must contain provisions which meet all requirements of this Article (e.g. consent, waiver, etc.).

      10.04 WAIVER

      A Member and his spouse or former spouse may elect, in the manner prescribed by the Administrator, not to receive a joint and survivor annuity (in which case the Member shall receive his or her Benefit as otherwise provided in the Plan). Such an election may be made or revoked at any time, but it shall become irrevocable when payment of the Member's Benefit commences, or an annuity contract is purchased, if earlier. Spousal consents to elections waiving the joint and survivor annuity are required and must be given in writing witnessed by a notary public, or, if permitted, by the Administrator, or by a representative of the Administrator. The preceding consent or waiver shall not be valid unless such consent or waiver specifically acknowledges the chosen Beneficiary. Accordingly, the Member may not designate another Beneficiary without the consent of the Member's spouse. Spousal consent may be waived by the Administrator if a Member has no spouse or the spouse cannot be located, or for such other reasons authorized in applicable Treasury Regulations.

        10.05  NOTICE REQUIREMENTS

      The Administrator shall provide each Member within the Election Period a written explanation of: (i) the terms and conditions of a joint and survivor annuity; (ii) the Member's right to make and the effect of an election to waive the joint and survivor annuity form of payment; (iii) the rights of a Member's spouse; and (iv) the right to make and the effect of a revocation of a previous election to waive the joint and survivor annuity.

      For purposes of this Section:

            (a) "Election Period" shall mean the period no earlier than 30 days and no later than 90 days before the Member's Annuity Starting Date.

            (b) "Annuity Starting Date" shall mean the first day of the first period for which the amount is payable as an annuity, or if a benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Member to such benefit.

      10.06 PAYMENT OF DEATH BENEFIT

      The payment of Benefits due upon the death of a Member pursuant to Section 8.01(c) shall be governed by this Section 10.06.

            (a) Married Members: The Benefit payable upon the death of a married Member shall be in the form of a "Pre-retirement Spouse's Annuity" (as defined herein) unless one of the following applies:

                        (i) The single sum value of the Benefit payable to the
                  spouse is $3,500 or less.

                        (ii) The Member and his spouse have elected to waive the
                  Pre-retirement Spouse's Annuity.

                        (iii) The Member's spouse, after the death of the
                  Member, elects to receive the Benefit in a form other than the Pre-retirement Spouse's Annuity.

      For purposes of this Plan, "Pre-retirement Spouse's Annuity" shall mean an annuity payable for the life of the surviving spouse, which can be purchased by the Member's Benefit payable upon the death of the Member (but reduced by the amount of such Member's loan(s) pursuant to Section 5.10(c)). Such Pre-retirement Spouse's Annuity shall be provided by purchasing a nontransferable annuity contract from an insurance company chosen by the Administrator.

      The Pre-retirement Spouse's Annuity shall commence within a reasonable time after the death of the Member. The spouse may elect to defer payment of the annuity to a later date, but not beyond the April 1 following the date the Member would have attained age 70-1/2.

      The Member's spouse may elect in writing and in the manner prescribed by the Administrator, not to receive payment of the Benefit in the form of the Pre-retirement Spouse's Annuity. The spouse may elect to receive payment of the Benefit as provided in Section 8.02(d).

      Under rules established by the Administrator, the Administrator shall notify Members of their right to make a "Qualified Election" and to revoke any such election within the "Election Period." The Administrator shall comply with the foregoing sentence by providing each Member, during the "Disclosure Period," a written explanation of the Pre-retirement Spouse's Annuity in such terms and in such manner as would be comparable to the explanation described in Section 10.05.

                  For purposes of this Section 10.06,

                  (i) "Qualified Election" shall mean a waiver of a
            Pre-retirement Spouse's Annuity. The waiver must be in writing and must be consented to by the Member's spouse. The spouse's consent to a waiver must be witnessed by a representative of the Administrator or notary public. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of the Administrator that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

                  If the Qualified Election is made prior to the first day of the Plan Year in which the Member attains age 35, such Qualified Election shall become invalid as of such date. To extend the waiver of the Pre-retirement Spouse's Annuity beyond such date, another Qualified Election must be made.

                  (ii) "Election Period" shall mean the period which begins on the Member's Entry Date and ends on the date of the Member's death.

                  (iii) "Disclosure Period" shall mean (and subject to
            regulations under Section 417 of the Code) the latest of the following:

                        (1) the period beginning on the Member's Entry Date and
                  ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35, or

                        (2) the two-year period beginning one year preceding the
                  date the Member becomes a Participant and ending one year following such date, or

                        (3) the two-year period beginning one year preceding the
                  date Section 10.01(b) becomes applicable to a Member and ending one year following such date.

                  If a Member experiences a Termination of Employment before age
            35, such Member's Disclosure Period shall be the two-year period beginning one year preceding such Member's date of Termination of Employment and ending one year following such date. If such Member resumes employment with an Employer, his Disclosure Period shall be redetermined.

            If a former spouse of a Member is entitled to receive a portion of the Member's Benefit under a Qualified Domestic Relations Order, the requirement to pay the Member's death Benefit in the form of a Pre-retirement Spouse's Annuity shall not apply unless it is consistent with such Qualified Domestic Relations Order.

            More than one spouse may be entitled to a Pre-retirement Spouse's Annuity. For example, two former spouses may have been awarded survivor benefits and there may also be a current spouse. In such case, this Section shall be applied by dividing the Member's Benefit in proportion to the spousal entitlements and then applying this Section to each portion as if each portion were a separate Benefit belonging to the Member and the spouse or former spouse in question.

            (b) Other Members: The benefit payable to a Beneficiary upon the death of either:

            (i) A Member who is not married on his date of death, or

            (ii) A Member whose spouse will not receive a Pre-retirement Spouse's Annuity in accordance with subsection (a) hereof shall be in a single sum unless the Plan permits some other form of payment.

      10.07 TRANSITIONAL RULES

            (a) Any living Member not receiving payment of Benefits on August 23, 1984, who would otherwise not receive payment of his Benefit prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if such Member is credited with at least one Hour of Service under the Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976, and such Member had at least 10 Years of Service when he separated from service.

            (b) Any living Member not receiving payment of Benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his Benefit paid in accordance with subsection (d) of this Section.

            (c) The respective opportunities to elect (as described in subsections (a) and (b) above) must be afforded to the appropriate Members during the period commencing on August 23, 1984, and ending on the date Benefit payment would otherwise commence to said Members.

            (d) Any Member who has elected pursuant to subsection (b) of this Section and any Member who does not elect under subsection (a) or who meets the requirements of subsection (a) except that such Member does not have at least 10 Years of Service when he or she separates from service, shall have his Benefit distributed in accordance with all of the following requirements if Benefits would have been payable in the form of a life annuity:

                  (i) Automatic Joint and Survivor Annuity. If Benefits in the
            form of a life annuity become payable to a married Member who:

                        (1) begins to receive payments under the Plan on or
                  after Normal Retirement Date; or

                        (2) dies on or after Normal Retirement Date while still
                  working for the Employer; or

                        (3) begins to receive payments on or after the qualified
            early retirement age; or

                        (4) separates from service on or after attaining
            Normal Retirement Date (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of Benefits under the Plan and thereafter dies before beginning to receive such Benefits;

      then such Benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Member has elected otherwise during the election period. The election period must begin at least 6 months before the Member attains qualified early retirement age and end not more than 90 days before the commencement of Benefit payment. Any election hereunder will be in writing and may be changed by the Member at any time.

            (ii) Election of Early Survivor Annuity. A Member who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Member elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Member had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Member at any time. The election period begins on the later of (1) the 90th day before the Member attains the qualified early retirement age, or
      (2) the date on which participation begins, and ends on the date the Member terminates employment.

            (iii) For purposes of this subsection (d):

                  (1) Qualified early retirement age is the latest of:

                      (A) the earliest date, under the Plan, on which the
                  Member may elect to receive retirement Benefits,

                      (B) the first day of the 120th month
                  beginning before the Member reaches his Normal Retirement Date, or

                      (C) the date the Member begins participation.

                        (2) Qualified joint and survivor annuity is an annuity
                  for the life of the Member with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Member and the spouse and which is the amount of annuity which can be purchased with the Member's Benefit.

      10.08 WAIVER OF ANNUITY PAYMENTS

      The waivers described in Sections 10.04 and 10.06 must specify a particular form of benefit to be provided. Such particular form of benefit may be changed only if the spouse executes another waiver.

                                   ARTICLE XI

                              TOP-HEAVY PROVISIONS

      11.01 GENERAL

      For any Plan Year during which the Plan is a member of a "Top-Heavy Group," the provisions of this Article shall become applicable, to the extent such provisions are more liberal than the remaining provisions of this Plan. Notwithstanding the foregoing, the Plan is not a member of a "Top-Heavy Group" if it is also a member of an Aggregation Group which is not a "Top-Heavy Group."

      The term "Top-Heavy Group" shall mean an Aggregation Group in which more than 60% of all Benefits (as of the Determination Date) provided under the plans in such Aggregation Group are attributable to Key Employees. The terms "Top-Heavy" and "Top-Heavy Plan" shall have similar meanings.

      11.02 DEFINITIONS

            (a) "Actuarial Equivalent" or "Actuarially Equivalent" shall mean, for purposes of this Article, equality in value of the aggregate amounts expected to be received under different forms of payment, based upon an interest rate of 8% per annum and the 1983 Individual Annuity Mortality Table (these actuarial assumptions are derived from regulation 1.401(a)(4)-3(d)(5)(iv)(B)). If the actuarial assumptions contained in the top heavy provisions of the applicable defined benefit plan conflict with the preceding sentence, the top heavy provisions of the applicable defined benefit plan shall take precedence.

            (b) "Aggregation Group" shall mean the group of plans which includes
      (i) each plan (whether or not terminated) of the Employer in which a Key Employee is a Participant at any time during the applicable Plan Year or any of the 4 preceding Plan Years;

                  (ii) each other plan of the Employer which enables any plan described in

                  (i) above to meet the requirements of Code Sections 401(a)(4)
            or 410; and

                  (iii) any other plan of the Employer which the Employer may designate as part of the Aggregation Group, but only if the resulting Aggregation Group continues to meet the requirements of Code Sections 40l(a)(4) and 410.

            (c) "Benefits" shall mean, for purposes of this Article, the following:

                  (i) In the case of a defined benefit plan, the single sum
            Actuarial Equivalent present value of the accrued pension of each Participant. The value of such Benefits as of any Determination Date shall be the value as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date.

                  For purposes of this Article, the accrued pension of an
            Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                  (ii) In the case of a defined contribution plan, the value of the Accounts of each Participant. The value of such Accounts as of any Determination Date shall be the value as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date. If this Plan is not subject to the minimum funding requirements of Section 412 of the Code, the value of an Account shall not include Employer contributions made after the Determination Date, except for the first Plan Year.

                  (iii) In the case of all plans, the accrued benefit
            attributable to nondeductible Employee contributions.

                  (iv) Benefits shall include all distributions made (under a plan described in subsection (b) above) during the 5-year period ending on the Determination Date. Such distributions include those under a terminated and liquidated plan which, if it had not been liquidated, would have been required to be included in the Aggregation Group.

                  (v) Benefits shall not include:

                      (1) Benefits of a Former Key Employee.

                      (2) any rollover (or similar transfers) initiated by the
               Participant and made after December 31, 1983. This sentence shall only be applicable to the transferee plan and only to the extent provided in government regulations.

                      (3) amounts which are deductible Employee contributions
               (IRA-type).

                      (4) Benefits of any Former Participant who has not
               performed services for the Employer at any time during the 5-year period ending on the Determination Date.

           (d) "Determination Date" shall mean, with respect to any Plan
      Year,

                  (i) the last day of the preceding Plan Year, or

                 (ii) in the case of the first Plan Year of any plan, the last day of such Plan Year.

           (e) "Employer" shall mean, for purposes of this Article, the Employer and the Affiliated Companies.

           (f) "Former Key Employee" shall mean, for any Plan Year, an Employee (or his Beneficiary) who is a Non-Key Employee for such Plan Year, but was a Key Employee in a prior Plan Year.

           (g) "Key Employee" shall mean, for any Plan Year, an Employee or former Employee (or their Beneficiaries) who, at any time during the Plan Year containing the Determination Date for the Plan Year in question or any of the 4 preceding Plan Years, is or was

                  (i) an officer of an Employer having annual Earnings (Gross
            Earnings for Plan Years beginning after December 31, 1988) greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for the applicable Plan Year. For purposes of the preceding sentence, the maximum number of officers who may be deemed Key Employees shall be determined as follows:

                                             Maximum Number of Officers
           Number of Employees*                 Deemed Key Employees
           --------------------                 --------------------
               30 or less                                 3
               31 to 500                  10% of the number of Employees**
               500 or more                               50

      ----------

      *For purposes of determining the number of Employees, see Section 2.45 (regarding Highly Compensated Employees) regarding which Employees may be excluded.

      ** If the result is not an integer, the result shall be increased to the next integer. Notwithstanding the preceding sentence, if IRS regulations applicable to Top-Heavy plans are amended (either formally or informally) to conform to similar regulations applicable to Highly Compensated Employees, then the rounding rules under Section 2.45 shall be applicable to this Section 11.02(g)(i).

            In addition, if the number of officers exceeds the maximum number of officers deemed Key Employees according to the above schedule, only those with the highest one-year Earnings (Gross Earnings for Plan Years beginning after December 31, 1988) during the applicable period shall be deemed Key Employees.

                  (ii) One of the 10 Employees

                        (1) owning (or considered as owning within the meaning
                  of Section 318 of the Code) both more than a 1/2% interest and the largest interests in an Employer (if two Employees have the same interest in an Employer, the Employee having the greater annual Earnings (Gross Earnings for Plan Years beginning after December 31, 1988) shall be treated as owning a larger interest), and

                        (2) having an annual Earnings (Gross Earnings for Plan
                  Years beginning after December 31, 1988) greater than the amount in effect under Code Section 415(c)(l)(A).

            (iii) a greater than 5% owner of an Employer, or

            (iv) a greater than 1% owner of an Employer having an annual Earnings (Gross Earnings for Plan Years beginning after December 31, 1988) greater than $150,000.

            For purposes of determining ownership in paragraphs (ii), (iii) and
      (iv) above, the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

      (h) "Non-Key Employee" shall mean an Employee who is not a Key Employee.

      (i) "Participant" shall mean, for purposes of this Article, Participants (as defined in Article II) and in the case of a Code Section 401(k) plan, an Employee who has met the eligibility requirements of such plan, but who has declined to reduce his salary according to the terms of the plan. Participants shall not include, for purposes of this Article, Employees who have waived their right to participate in this Plan in accordance with Section 3.08. Participants shall include an Employee excluded from Plan participation merely because his Compensation is below a stated amount.

      (j) "Valuation Date" shall mean

            (i) in the case of a defined benefit plan, the date used for computing annual plan costs for minimum funding under Section 412 of the Code, regardless of whether a valuation is performed for the applicable year.

            (ii) in the case of a defined contribution plan, the date used for allocating trust earnings, contributions or forfeitures.

      11.03 VESTING

      The Vested Percentage of each Participant who has at least one Hour of Service while the Plan was Top-Heavy shall be not less than the percentage determined under the Top Heavy Vesting Schedule. For purposes of determining a Participant's nonforfeitable percentage under the Top Heavy Vesting Schedule, his Years of Service prior to the Original Effective Date shall be excluded. However, the Original Effective Date shall be modified to include service under a "predecessor plan," as defined in IRS regulation 1.411(a)-5(b)(3).

      In the event the Plan ceases to be Top-Heavy, a Participant's Vested Percentage shall thereafter be determined by the schedule in effect prior to the Plan being Top-Heavy. Notwithstanding the foregoing,

            (a) A Participant's Vested Percentage shall be no less than his Vested Percentage as of the end of the last year during which the Plan was Top-Heavy.

            (b) A Participant who has at least 5 Years of Service (3 Years of Service for Plan Years beginning after December 31, 1988) shall be permitted to elect (in accordance with procedures prescribed by the Administrator) to have his Vested Percentage computed under the Top Heavy Vesting Schedule, in lieu of the schedule in effect prior to the Plan being Top-Heavy.

      11.04 COMPENSATION

      Notwithstanding the definition of Compensation in Article II, Compensation shall not exceed $200,000 or such higher amount for the Plan Year as permitted under Section 416(d) of the Code. This Section 11.04 shall expire at the end of the Plan Year which begins in 1988.

      11.05   MINIMUM BENEFITS

            (a) In the case of a defined benefit plan,

                  (i) The Accrued Pension of a Participant who is Non-Key
            Employee shall not be less than the product of (1), (2) and (3) as follows:

                        (1) 2%

                        (2) Years of Top-Heavy Service (maximum of 10)

                        (3) Average Top-Heavy Gross Earnings

                  (ii) For purposes of this Section, Years of Top-Heavy Service shall mean an Employee's Years of Service, but excluding

                        (1) Years of Service during a Plan Year which begins
                  before January 1, 1984;

                        (2) Years of Service in which the Plan is not Top-Heavy;
                  and

                        (3) Years of Service prior to the Participant's date of
                  participation in the defined benefit plan.

                  (iii) For purposes of this Section, Average Top-Heavy Gross
            Earnings shall mean an Employee's average monthly Gross Earnings during the five consecutive Plan Years which produces the highest average, but excluding Gross Earnings during Plan Years beginning after the last Plan Year in which the Plan is Top-Heavy.

                  (iv) The minimum accrued pension described in this Section shall be payable in the form of a "single life pension." If the accrued pension is actually paid in any other form, it shall be adjusted so that it is actuarially equivalent (as determined under the defined benefit plan) to the "single life pension" form.

                  (v) In the event the Plan ceases to be Top-Heavy, a
            Participant's accrued pension shall not be less than the accrued pension computed under this Section 11.05.

            (b) In the case of a defined contribution plan, the Employer Contribution Account for the Plan Year of a Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (regardless of whether such Participant completed 1,000 Hours of Service in such Plan
      Year) shall be allocated an amount at least equal to the product of (i) and (ii) as follows:

                  (i) the Participant's Gross Earnings (while a Participant) for the Plan Year;

                  (ii) the lesser of (1) 3% and (2) the allocation of Employer contributions and forfeitures (under all defined contribution plans in the Aggregation Group) for such Plan Year on behalf of the most highly benefited Key Employee, expressed as a percentage of such Employee's Earnings (not in excess of $200,000 or such higher amount as permitted under Code Section 416(d)[Code Section 401(a)(17) for Plan Years beginning after December 31, 1988]). Item (2) shall not be applicable if any of the defined contribution plans required to be included in the Aggregation Group enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

            To the extent it does not conflict with the "allocation" formula under the defined contribution plan, the minimum allocation required under this subsection (b) shall be satisfied by first allocating the Employer contribution for the Plan Year towards the minimum allocation. This would generally be true in the case of a defined contribution plan which is not subject to Section 412 of the Code (relating to minimum funding rules).

      For example, an integrated profit sharing plan would apply the Employer contribution first to the minimum allocation under this subsection (b), and then to the "integrated" portion of the plan.

            If the Employer contribution is entirely allocated under the terms of the allocation formula under the defined contribution plan, any additional amount necessary to satisfy the minimum allocation required under this subsection (b) shall be contributed by the Employer.

            For purposes of this subsection (b), Employer contributions attributable to a salary reduction or similar arrangement shall not be taken into account for Plan Years beginning before 1985. For Plan Years beginning after 1984 and before 1989, such contributions shall offset the minimum Benefits required pursuant to this Article. For Plan Years beginning after 1988, such contributions may not be used to offset the minimum Benefits required pursuant to this Article.

            For purposes of this subsection (b), "matching contributions" (as defined in Section 401(m)(4)(A) of the Code) used to satisfy the requirements of Sections 401(k) and (m) of the Code may not be used to offset the minimum Benefits required pursuant to this Article for Plan Years beginning after 1988.

            (c) The defined benefit plan minimum described in subsection (a) may be satisfied by one or a combination of defined benefit plans. In addition, Participants covered only under a defined benefit plan shall receive the defined benefit minimum.

            (d) The defined contribution plan minimum described in subsection
      (b) may be satisfied by one or a combination of defined contribution plans. In addition, Participants covered only under a defined contribution plan shall receive the defined contribution minimum.

            (e) If a Participant is covered under both a defined benefit plan and a defined contribution plan, the minimum benefit requirements of this
      Section 11.05 may be satisfied by one of the following methods (in lieu of subsections (a), (b), (c) or (d)), as elected in the Adoption Agreement:

                  (i) The Participant receives only the minimum described in subsection (a).

                  (ii) The Participant receives the minimum described in
            subsection (a) and the vested Benefit under the defined benefit plan is offset by the annuitized value of the vested Benefit under the defined contribution plan (i.e. "floor offset").

                  (iii) No special minimums are required, provided that a
            comparability analysis (using rules and regulations prescribed by the Internal Revenue Service) proves that total benefits (on an aggregated basis for all Participants) under both the defined benefit and defined contribution plans are at least equal to the defined benefit minimum (on an aggregated basis for all Participants).

                  (iv) The Participant receives contributions and forfeitures under the defined contribution plan equal to 5% of his Gross Earnings (while a Participant) for the Plan Year.

      11.06 CODE SECTION 415 LIMITATIONS

      If the Plan is Top-Heavy, the provisions of the Plan containing maximum benefits under Section 415 of the Code shall be amended by substituting "1.0" for "1.25" wherever it appears and substituting "$41,500" for "$51,875" wherever it appears.

      This Section 11.06 shall not be effective if the exceptions of Sections 416(h)(2) and (3) of the Code are met.

      11.07 TERMINATED (OR PARTIALLY TERMINATED) DEFINED BENEFIT PLANS

      Notwithstanding anything in this Plan to the contrary, in the case of a defined benefit plan which has been terminated (or partially terminated with respect to a group of Participants) and is in the process of distributing all affected plan assets (or transferring such assets to another plan) as soon as administratively feasible,

            (a) minimum benefits under Section 11.05(a) shall cease to accrue as of the date of plan termination, and

            (b) for purposes of Section 11.05(e), such terminated defined benefit plan shall be deemed to have ceased to exist as of the date of plan termination, so that the Participant will not be considered to be covered under both a defined benefit plan and a defined contribution plan.

      This Section 11.07 shall not be effective if the Employer maintains another defined benefit plan which is a member of the Top-Heavy Group.

                                  ARTICLE XII

                                   THE TRUST


      For the purpose of providing for the payment of Benefits under the Plan and to hold, invest and administer the assets of the Plan, the Company shall enter into one or more Trust Agreements with one or more Trustees, or in lieu thereof, or in addition thereto, one or more contracts with a legal reserve life insurance company.

      The Company shall have the responsibility of selecting the Trustee, monitoring the Trustee's performance, removing the Trustee, selecting successors, and determining the form and the terms of the agreement to be entered into with the Trustee. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust.

      All contributions made by an Employer are expressly conditioned upon the continued qualification of the Plan under the Code, including any amendments to the Plan, and upon the deductibility (unless the Employer is a "tax-exempt" organization) under Section 404 of the Code of such contributions made to provide Plan benefits. All assets of the Trust, including Investment Income, shall be retained for the exclusive benefit of Members and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust to the extent not paid by an Employer and shall not revert to or inure to the benefit of any Employer.

      Notwithstanding anything herein to the contrary, if permitted under the Code or regulations thereunder, upon an Employer's request, any contribution which was made by a mistake of fact, or was conditioned upon initial qualification of the Plan (but only if the application for qualification was made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe), or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer within one year after the payment of the contribution, the denial of the initial qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.


                                     XII-1

      The assets of the Trust may be invested in any investment permitted by law for the investment of the assets of an employee benefit trust in accordance with the terms of the Trust Agreement. In particular, up to 100% of Plan assets may be invested and reinvested in qualifying common stock, preferred stock, bonds, notes, other securities and/or real property of the Employer to the extent permitted under ERISA.


                                     XII-2

                                  ARTICLE XIII

                                 ADMINISTRATION

      13.01 FIDUCIARY RESPONSIBILITY

      The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically granted or delegated to them under the Plan and the Trust. It is intended under the Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations as provided for under this Plan and the Trust, and shall not be responsible for any act or failure to act of another Fiduciary.

      A Fiduciary from time to time may allocate or delegate to any other persons or organizations any of its rights, powers, duties and responsibilities, except Trustee duties. Any such allocation or delegation shall be made in writing.

      Wherever in the Plan or the Trust Agreement it is provided that a person or entity has the power to appoint another person or entity with discretionary authority or control respecting the operation or administration of the Plan or the Trust, the responsibility of the appointing party with respect to that appointment is limited to the selection of the appointee and the periodic review of the performance of the appointee. Any violation of the responsibilities by the appointee will not be considered a breach by the appointing party.

      13.02 RESPONSIBILITY OF TRUSTEE

      The Trustee shall be the named Fiduciary for asset management, and shall have exclusive authority and discretion to manage and control the assets of the Plan, except to the extent that such authority and discretion for all or a specified portion of the Plan's asset is delegated and allocated by the Administrator to one or more Investment Managers or assumed by the Administrator. The Trustee and Investment Manager shall not be liable for the acts or omissions of the Administrator or the Employers, nor shall they be liable or responsible for the portion or portions of the Trust managed by persons other than themselves.


                                     XIII-1

      In the event all or a portion of the Trust is invested in the general account of an insurance company pursuant to a deposit administration contract (or contract of like purpose), the Administrator shall be the named Fiduciary with respect to the portion of the Trust so invested; provided, however, the insurance company shall be the Investment Manager with respect to any portion of the Trust invested in one or more separate accounts (as distinguished from the general account) of the insurance company pursuant to such contract. The insurance company will hold such portion or portions of the Trust in accordance with the contract and will keep records of all investments, receipts, disbursements, transfers, and other transactions, and will make available such information as is required to be made available by ERISA and by regulations thereunder to the Administrator in order to allow it to make such reports as are required by ERISA. The insurance company will provide such valuations of the Plan's assets as may be made in accordance with the terms of the contract in order to enable the Administrator to comply with ERISA.

      13.03 APPOINTMENT OF ADMINISTRATOR

      The Plan shall be administered by the Administrator who shall be appointed by and serve at the pleasure of the Company. The Administrator may resign by giving notice in writing to the Company and the Trustee.

      All usual and reasonable expenses of the Administrator may be paid in whole or in part by the Employers, and any expenses not paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust. If an Employee serves as the Administrator, either individually or jointly with others, he shall not receive compensation with respect to his services as such.

      13.04 AUTHORITY OF ADMINISTRATOR

      The Administrator is the named Fiduciary to administer the Plan. The Administrator shall have authority to control and manage the operation and administration of the Plan and shall discharge its duties with respect to the Plan solely in the interest of the Members and Beneficiaries. The Administrator shall have all powers necessary to exercise its authority and discharge its responsibilities, including, but not by way of limitation, the following:

            (a) To decide all questions relating to eligibility and to determine the amount, manner and time of payment of any Benefits hereunder;


                                     XIII-2

            (b) To maintain in conjunction with the Employers all necessary records for the administration of the Plan and Trust other than those maintained by the Trustee or other Fiduciaries;

            (c) To certify to the Trustee the amount and kind of Benefits payable under the Plan and authorize all Benefit disbursements by the Trustee from the Trust;

            (d) To appoint and remove any Investment Manager and to periodically review their performance;

            (e) To construe and interpret the Plan and Trust Agreement and to make and publish such rules for the regulation of the Plan and the Trust as are not inconsistent with their terms;

            (f) To employ one or more persons to render advice with regard to any responsibility any Fiduciary has under the Plan;

            (g) To receive from the Employers, Members and Beneficiaries such information and prescribe the use of such forms as shall be necessary for the proper administration of the Plan and the Trust, including procedures to be followed by distributees in obtaining Benefits;

            (h) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

            (i) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

            (j) To delegate, if the Administrator is a committee, to one or more of its members the rights to act in its behalf in all matters connected with the administration of the Plan;

            (k) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

            (l) To appoint and contract with such independent public accountant or accountants as shall be necessary to comply with the reporting and disclosure requirements of any applicable federal or state law, or such legal counsel, actuarial counsel or other counsel as it deems necessary or advisable in discharging its duties hereunder.


                                     XIII-3

      The Administrator may from time to time allocate or delegate to any member(s), person(s) or organization(s) any of its rights, powers, duties, and responsibilities, provided that such allocation or delegation is made to and accepted in writing by such member(s), person(s), or organization(s). Any such allocation or delegation shall be reviewed periodically by the Administrator and shall be terminable upon such notice as the Administrator in its discretion deems reasonable and proper under the circumstances.

      13.05 RULES AND DECISIONS

      The Administrator may adopt such rules as it deems necessary, desirable, or appropriate. When making a determination or calculation, the Administrator shall be entitled to rely upon information furnished by a Member, Beneficiary, Employer, the legal counsel of an Employer, the Trustee or Investment Manager.

      The Administrator and any representative whom it chooses to assist it to carry out its responsibilities under the Plan shall have the maximum discretionary authority permitted by law to interpret, construe, and administer the Plan, to make determinations regarding Plan participation, enrollment and eligibility for benefits, to evaluate and determine the validity of benefit claims, and to resolve any and all claims and disputes regarding the rights and entitlements of individuals to participate in the Plan and to receive benefits and payments pursuant to the Plan. The decisions of the Administrator and its representatives shall be given the maximum deference permitted by law.

      13.06 PROCEDURES

      The Administrator, if more than one person, may act at a meeting or in writing without a meeting. Such Administrator shall elect one of its members as chairman, appoint a secretary, who may or may not be a member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers and the Trustee. The Administrator may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Administrator shall be taken by action of a majority of its members including actions at a meeting or in writing without a meeting. A quorum of the Administrator shall consist of a majority of members present. A member who is a Participant shall not vote on any question relating specifically to himself.


                                     XIII-4

      13.07 INFORMATION

      To enable the Administrator to perform its functions, the Employers shall supply full and timely information to the Administrator on all matters relating to Members, including their Compensation, retirement, death, Termination of Employment, and the cause thereof, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust.

      13.08 FUNDING POLICY AND METHOD

      The Administrator from time to time shall establish a funding policy and method for carrying out the objectives of the Plan which is consistent with the requirements of ERISA. In this connection, the Administrator shall consider the Plan's short and long run financial needs and communicate those requirements to the Trustee and any Investment Manager.

      13.09 APPLICATION FOR BENEFIT AND OTHER FORMS

      The Administrator may require a Member or Beneficiary to complete and file an application for Benefit payments and all such other forms approved by the Administrator and to furnish all pertinent information requested by the Administrator. The Administrator may rely upon all such information so furnished it, including such person's current mailing address.

      13.10 CLAIMS PROCEDURE

      The Administrator shall make all determinations as to the right of any person to a Benefit.

      Claims shall be made and processed according to the following procedures:

            (a) Claims must be in writing and must be delivered to the Administrator.

            (b) The Administrator will act on a claim within a reasonable period of time after its receipt. Claims shall be acted upon within 90 days after receipt of the claim by the Administrator, unless special circumstances require an extension of time. If such an extension of time is required, written notice of the extension and the special


                                     XIII-5
circumstances shall be given to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. Claims not acted upon within the time prescribed herein shall be deemed denied for purposes of proceeding to the review stage.

            (c) The Administrator shall provide to every claimant whose claim is denied written notice setting forth in a manner calculated to be understood by the claimant:

                  (i) The specific reason or reasons for the denial;

                  (ii) Specific reference to pertinent Plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                  (iv) An explanation of the Plan's claim review procedure.

            (d) The claimant shall be afforded a reasonable opportunity to appeal a denial of the claim to the Administrator for a full and fair review. Such appeal must be made in writing upon application to the Administrator and may not be made more than 60 days following receipt by the claimant of written notification of denial of his claim. The claimant or his duly authorized representative shall be permitted to review pertinent documents and submit issues and comments in writing.

      The decision upon review shall be made promptly, and not later than 60 days after receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review. If requested, a hearing shall be granted by the Administrator.

      The decision on review shall be in writing and shall include specific references to the pertinent Plan provisions on which the decision is based.

      The Administrator may designate a representative to receive, review and decide claims in accordance with subparagraphs (a), (b), and (c) of this Section. However, the Administrator will receive, review and decide all appeals in accordance with subparagraph (d) of this Section.


                                     XIII-6

      13.11 FACILITY OF PAYMENT

      Whenever, in the Administrator's opinion, a person entitled to receive any payment of a Benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Administrator may direct the Trustee to apply the payment for the Benefit of such person in such manner as the Administrator considers advisable. Any payment of a Benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

      13.12 RECORDS AND REPORTS

      The Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to maintenance of plan records and filing of such reports as may be required by federal or state agencies.

      13.13 SERVICE OF PROCESS

      The Administrator shall be the agent of the Plan for the service of legal process.


                                     XIII-7

                                  ARTICLE XIV

                   AMENDMENTS, ACTION BY EMPLOYER AND MERGERS


      14.01 AMENDMENTS

      The Company may, by action described in Section 14.02, make from time to time any amendment (including the termination or partial termination of this Plan in accordance with Article XV) or amendments to this Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Members and their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and regulations thereunder.

      Except to the extent allowed under regulations, no amendment may be made which has the effect of:

            (a) decreasing the Account of a Member,

            (b) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or

            (c) eliminating an optional form of benefit,

with respect to benefits attributable to service before such amendment. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy.

      14.02 ACTION BY EMPLOYER

      Any action by the Company, or by any Employer other than the Company, may be by resolution of its Governing Body, or may be taken by any person or persons duly authorized by resolution of the Governing Body of such Employer to take such action. Any Employer may delegate to the Company the authority to act on its behalf with respect to the administration of


                                XIV-1 (11/1/94)
the Plan or the adoption of such additional amendments to the Plan as may be required by the Internal Revenue Service.

      14.03 SUCCESSOR EMPLOYER

      In the event of the dissolution, merger, consolidation, or reorganization of an Employer, provision may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of such Employer under the Plan.

      14.04 PLAN ASSETS

      In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Trust to, another fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust applicable to such Members shall be transferred to the other fund only if:

            (a) Each Member would (if either this Plan or the other Plan then terminated) receive a Benefit immediately after the merger, consolidation or transfer which is equal to or greater than the Benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

            (b) Resolutions of the Governing Body of an Employer under this Plan, and of any new or successor employer of the affected Members, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Member's inclusion in the new employer's plan; and

            (c) Such other plan and fund are qualified under Sections 401(a) and 501(a) of the Code.


                                XIV-2 (11/1/94)

                                   ARTICLE XV

                                PLAN TERMINATION


      15.01 RIGHT TO TERMINATE

      The Employers hope and expect to continue the Plan indefinitely. Nevertheless, the Employers maintain the right to terminate or partially terminate the Plan with respect to any of its Employees at any time. The Employers also reserve the right to suspend or to discontinue, partially or completely, its contributions under the Plan with respect to any of its Employees at any time. In the event of any dissolution, merger, consolidation, or reorganization of the Company, the Plan shall terminate and the Trust shall be liquidated, unless the Plan is continued by a successor to the Company in accordance with Section 14.03.

      15.02 PARTIAL TERMINATION

      Upon termination of the Plan with respect to a group of Participants and Inactive Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Administrator, allocate and segregate for the benefit of the Participants and Inactive Participants then or theretofore employed by the Employer with respect to whom the Plan is being terminated the proportionate interest of such Participants and Inactive Participants in the Trust as reflected by their Accounts, which shall become fully vested. In addition, the Trustee shall similarly allocate and segregate the proportionate interest of affected Former Participants and Beneficiaries in the Trust as reflected by their vested Accounts. The assets so allocated and segregated under this Section 15.02 shall be used by the Trustee to pay Benefits to or on behalf of the preceding individuals in accordance with Section 15.04.

      15.03 FORFEITURES UPON PLAN TERMINATION

      If any unallocated Forfeiture Accounts exist on the date the Plan is terminated (because such Forfeiture Accounts have not yet become available for allocation under Section 5.07, a (Former) Participant's rights to Forfeiture restoration have lapsed in accordance with Section 4.02(c), or Forfeitures have not yet been allocated under Section 7.13(i)), such Forfeiture

Accounts shall be disposed of in accordance with Plan provisions established by the Company. Such Plan provisions may include (but are not limited to) provisions that cause Forfeiture Accounts to be (1) allocated to some or all Participants in a nondiscriminatory manner, (2) used to reduce Employer contributions required, if any, under the Plan, (3) used to pay administrative expenses of the Plan and Trust, and/or (4) reverted to an Employer (notwithstanding any Plan provision to the contrary). In addition, such Plan provisions (1) may be established at the time the Plan is initially adopted (or amended and restated) or at the time the Plan is terminated, and (2) shall form a part of this Plan.

      15.04 LIQUIDATION OF THE TRUST FUND

      Upon termination of the Plan, the Accounts of all Participants and Inactive Participants affected thereby shall become fully vested, and the Administrator shall direct the Trustee to distribute the assets remaining in the Trust, subject to the restrictions below, after payment of any expenses properly chargeable thereto, to Participants, Inactive Participants, Former Participants, and Beneficiaries affected by the termination in proportion to their respective vested Account balances.

      In the case of assets attributable to the Deferred Income Account, the Qualified Nonelective Contribution Account and the Qualified Matching Contribution Account, such assets may not be distributed unless (1) the Employer or an Affiliated Company does not establish or maintain another defined contribution plan [other than (i) an "ESOP" (as defined in Section 4975(e) or 409 of the Code), (ii) a "SEP" (as defined in Section 408(k) of the Code), or
(iii) a plan in which fewer than 2% of the Participants of this Plan are eligible to participate at any time 12 months before or 12 months after the termination of this Plan] at any time during the 12-month period following the date of final distribution of all such assets, and (2) with respect to distributions after March 31, 1988, the distribution is a "lump sum distribution" (as defined in Section 401(k)(10)(B) of the Code).

      If the assets attributable to the Deferred Income Account, the Qualified Nonelective Contribution Account and the Qualified Matching Contribution Account cannot be distributed because the above requirements are not satisfied, such assets shall first be transferred (if possible) to such other defined contribution plan. Then the assets attributable to the remaining Accounts shall be distributed in accordance with the first paragraph of this Section. This sequence of events shall be followed to preserve any favorable tax and rollover rules under Section 402 of the Code.

      15.05 MANNER OF DISTRIBUTION

      Any distribution may be made, in whole or in part, in cash, securities or other assets in kind as the Administrator in its sole discretion shall determine. All non-cash distributions shall be valued at fair market value at date of distribution. In addition, notwithstanding Section 8.02(b)(iv), distributions with a value in excess of $3,500 may:

            (a) in the case where the Employer or an Affiliated Company maintains no other defined contribution plan (other than an "ESOP"), be distributed to the Participant without his/her consent; or

            (b) in the case where the Employer or an Affiliated Company maintains another defined contribution plan (other than an "ESOP"), be transferred to such other plan if the Participant does not consent to an immediate distribution.

      15.06 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS

      In the event of the complete discontinuance of contributions to the Plan by an Employer, the Accounts of all Participants and Inactive Participants employed by such Employer shall as of the date of such discontinuance become nonforfeitable.

                                  ARTICLE XVI

                 ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATIONS


      16.01 PROCEDURE FOR ADOPTION

            (a) Affiliated Company: Subject to the provisions of Section 16.03, an Affiliated Company now in existence or hereafter formed or acquired, which is not already an Employer under this Plan, and which is otherwise legally eligible may, with the consent and approval of the Company, adopt the Plan and Trust, for all or any classification of persons in its employment, and thereby from and after the specified effective date become an Employer under this Plan. Such adoption shall be effectuated and evidenced by a formal resolution of the Governing Body of such Affiliated Company. The adopting resolution may contain such specific changes and variations in the Plan or the Trust as may be acceptable to the Company and the Trustee. The adopting resolution of an Affiliated Company shall become, as to such Affiliated Company and its Employees, a part of this Plan as then in effect. It shall not be necessary for such adopting Affiliated Company to execute the Plan or Trust as then in effect. The effective date of the Plan for any such adopting Affiliated Company shall be that stated in the adopting resolution and from and after such effective date such adopting Affiliated Company shall assume all the rights, obligations and liabilities of an Employer under the Plan and Trust.

            (b) Acquisition of Entity Which Becomes Part of Employer: In the event the Employer acquires an entity which becomes part of the Employer (as opposed to the situation where the acquired entity becomes a separate Affiliated Company as described in subsection (a) above), service performed for such prior entity shall not constitute service performed for the Employer unless the Company amends the Plan to provide otherwise. Such amendment may also contain other changes and variations in the Plan or the Trust as are necessary to carry out the Company's intent.

      16.02 WITHDRAWAL

      Any participating Employer, by action of its Governing Body and notice to the Company and Trustee, may withdraw from the Plan and Trust at any time without affecting other


                                     XVI-1

Employers not withdrawing by complying with the provisions of the Plan and Trust. A withdrawing Employer may arrange for the continuation by itself or its successor of this Plan and Trust in separate forms for its own Employees, with such amendments if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and fund and transfer of Trust assets.

      16.03 ADOPTION CONTINGENT UPON AND CONTINUED QUALIFICATION

      The adoption of this Plan and its related Trust by an Affiliated Company as provided in Section 16.01(a) is hereby made contingent and subject to the condition precedent that the Plan after its adoption by the Affiliated Company continues to meet all the statutory requirements for qualified plans, including but not limited to Sections 401(a) and 501(a) of the Code, as amended. The Company may request a determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust herein set forth, or as amended before the receipt of such letter, continues to meet the requirements of the applicable federal statutes for tax qualification purposes after the adoption of the Plan by the Affiliated Company. If such an approval letter is denied, such adoption shall become void and inoperative and any contributions made by or for such organization shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation becomes disqualified or would become disqualified under the Code for any reason because of the Plan's adoption by any Employer, the portion of the Trust allocable to the Employees of such Employer shall be segregated as soon as is administratively feasible, pending either the prompt

            (a) correction of the conditions which would cause the disqualification to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status of the Plan;

            (b) requalification of the Plan and Trust;

            (c) withdrawal of such Employer from this Plan and Trust and a continuation by itself or its successor, of a plan and trust separately from this Plan and Trust, or by merger with another existing plan and fund, with a transfer of said segregated portion of Trust assets, as provided by Section 16.02; or

            (d) termination of the Plan and Trust as to such Employer and its Employees.


                                     XVI-2

                                  ARTICLE XVII

                                 MISCELLANEOUS

      17.01 NONGUARANTEE OF EMPLOYMENT

      Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

      17.02 RIGHT TO TRUST ASSETS

      No Employee shall have any right to, or interest in, any assets of the Trust upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the Benefits payable under the Plan to such Employee out of the assets of the Trust.

      17.03 NONALIENATION OF BENEFITS

      Except as otherwise provided in the Plan, Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the Benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to Benefits payable hereunder shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to Benefits hereunder. The provisions of this Section shall not apply in the case of a Qualified Domestic Relations Order.


                                     XVII-1

      17.04 GOVERNING LAW

      Except as otherwise specifically provided under any federal law applicable to this Plan, this Plan shall be construed and applied according to the laws of the State specified in the Adoption Agreement.

      17.05 BONDING, INSURANCE AND INDEMNITY

            (a) Bonding: To the extent required under ERISA or any other federal law of similar import, the Company shall obtain, pay for, and keep current a bond or bonds with respect to the Administrator and each Employee who receives, handles, disburses, or otherwise exercises custody or control of any of the assets of the Plan.

            (b) Insurance: The Company may, in its discretion obtain, pay for, and keep current a policy or policies of insurance, insuring the Administrator, the members of its Governing Body, or each other Employer and Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated, against any and all liabilities, costs and expenses incurred by such persons, including attorney's fees, as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable federal or state law.

            (c) Indemnity: If the Company does not obtain, pay for and keep current any type of insurance policy or policies referred to in subsection
      (b), or if such insurance is provided but any of the parties referred to in subsection (b) above incur any liabilities, costs or expenses which are not covered or exceed the limits under such policies, then, in either event, the Employers shall, to the extent permitted by law, indemnify and hold harmless such parties against any and all liabilities, costs and expenses incurred by such parties in performing their duties and responsibilities under this Plan, including attorney's fees, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests of the Plan and its Participants.


                                     XVII-2

      17.06 ADOPTION CONTINGENT UPON INITIAL AND CONTINUED QUALIFICATION

      The adoption of this Plan and its related Trust by the Employers is hereby made contingent and subject to the condition precedent that the Plan and Trust meet all the statutory requirements for qualified plans, including but not limited to Sections 401(a) and 501(a) of the Code. The Employers may request an initial letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust, as herein set forth or as amended before the receipt of such letter, meets the requirements of the applicable federal statutes for tax qualification purposes for the Employers and its covered Employees. If the request for initial qualification is denied, the adoption shall become void and inoperative and any contributions made by the Employers shall be returned to the Employers within one year after the date of the denial, but only if the request for initial qualification was made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

      17.07 TRANSFER OF ASSETS

      This Plan specifically permits a transfer from the Trust of a Member's Account to another qualified retirement plan.

      17.08 SEVERABILITY CLAUSE

      If any portion of this Plan shall be rendered invalid by a court of competent jurisdiction, such rendering shall not impair the validity of the remaining portions of the Plan.

      17.09 GENDER, TENSE AND HEADINGS

      Whenever any words are used in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.


                                     XVII-3